                                                                    EXHIBIT 10.8

                               AGREEMENT OF LEASE

                                     BETWEEN

                               41 MADISON COMPANY,

                                      OWNER

                                       AND

                             NCI ADVERTISING, INC.,

                                     TENANT

                                    PREMISES

                                41 MADISON AVENUE

                               NEW YORK, NEW YORK

                             DATED: OCTOBER 4, 1996

                                TABLE OF CONTENTS

ARTICLE 1                  Demised Premises, Term, Rents
ARTICLE 2                  Use and Occupancy
ARTICLE 3                  Alterations
ARTICLE 4                  Ownership of Improvements
ARTICLE 5                  Repairs
ARTICLE 6                  Compliance With Laws
ARTICLE 7                  Subordination, Attornment, Etc.
ARTICLE 8                  Property Loss, Etc.
ARTICLE 9                  Destruction-Fire or Other Casualty
ARTICLE 10                 Eminent Domain
ARTICLE 11                 Assignment and Subletting
ARTICLE 12                 Existing Conditions
ARTICLE 13                 Access to Demised Premises
ARTICLE 14                 Vault Space
ARTICLE 15                 Certificate of Occupancy
ARTICLE 16                 Default
ARTICLE 17                 Remedies
ARTICLE 18                 Damages
ARTICLE 19                 Fees and Expenses; Indemnity
ARTICLE 20                 Entire Agreement
ARTICLE 21                 End of Term
ARTICLE 22                 Quiet Enjoyment
ARTICLE 23                 Escalation
ARTICLE 24                 No Waiver
ARTICLE 25                 Mutual Waiver of Trial by Jury
ARTICLE 26                 Inability to Perform
ARTICLE 27                 Notices
ARTICLE 28                 Partnership Tenant
ARTICLE 29                 Utilities and Services
ARTICLE 30                 Table of Contents, Etc.
ARTICLE 31                 Miscellaneous Definitions, Severability and
                              Interpretation Provisions
ARTICLE 32                 Adjacent Excavation
ARTICLE 33                 Building Rules
ARTICLE 34                 Security
ARTICLE 35                 Broker
ARTICLE 36                 Intentionally Deleted
ARTICLE 37                 Arbitration, Etc.
ARTICLE 38                 Parties Bound
ARTICLE 39                 Rights For Additional Option Spaces
ARTICLE 40                 Renewal Option
ARTICLE 41                 Tenant's Initial Installation and owner's Work
                              Contribution
ARTICLE 42                 First Additional Space
ARTICLE 43                 Second Additional Space
ARTICLE 44                 Third Additional Space
ARTICLE 45                 Fourth Additional Space

SCHEDULE A                 Building Rules

                                TABLE OF CONTENTS

                                   (CONTINUED)

EXHIBIT 1                  Floor Plan of Portion Fortieth (40th) Floor
EXHIBIT 2                  Floor Plan of Portion Thirtieth (30th) Floor
EXHIBIT 3                  Floor Plan of Portion Forty-First (41st) Floor
EXHIBIT 4                  Form of Assignment and Assumption of Lease Agreement

                  LEASE dated as of the 4th day of October, 1996, between 41 MADISON COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County, and State of New York, as landlord (referred to as "Owner"), and NCI ADVERTISING, INC., a New York corporation, having its principal office at 41 Madison Avenue, New York, New York, as tenant (referred to as "Tenant").

                                   WITNESSETH:

Owner and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                          DEMISED PREMISES, TERM, RENTS

                  SECTION 1.01. DEMISED PREMISES: Owner hereby leases to Tenant and Tenant hereby hires from Owner that portion of the fortieth (40th) floor indicated by outlining and diagonal markings on the floor plan annexed hereto as
Exhibit 1, initialled by the parties, in the building located at the southeast corner of Madison Avenue and East 26th Street, known as 41 Madison Avenue, in the Borough of Manhattan, City of New York (said building is referred to as the "Building", and the Building together with the plot of land upon which it stands is referred to as the "Real Property"), at the annual rental rate or rates set forth in Section 1.03, and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's Personal Property (as defined in Article
4), are referred to, collectively, as the "Demised Premises".

                  SECTION 1.02. DEMISED TERM: A. The Demised Premises are leased for a term (referred to as the "Demised Term") to commence on November 1, 1996 and to end on October 31, 2007, unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

                           B. The date upon which the Demised Term shall
commence pursuant to Subsection A of this Section is referred to as the "Commencement Date", and the date fixed pursuant to said Subsection A as the date upon which the Demised Term shall end is referred to as the "Expiration Date".

                           C. Tenant waives any right to rescind this Lease
under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Owner's failure to deliver possession of the Demised Premises on the date set forth in Subsection A of this Section, or in any notice given pursuant to - Subsection B of this Section, for the commencement of the Demised Term.

                  SECTION 1.03. FIXED RENT: A. This Lease is made at the annual rental rate (referred to as "Fixed Rent") of ONE HUNDRED SIXTY-FIVE THOUSAND EIGHTY-EIGHT AND 00/100 ($165,088.00) DOLLARS with respect to the period from the Commencement Date to and including September 30, 2002 and ONE HUNDRED SEVENTY-NINE THOUSAND EIGHT HUNDRED TWENTY-EIGHT AND 00/100 ($179,828.00) with respect to the remainder of the Demised Term.

                           B. The Fixed Rent, any increases in the Fixed Rent
and any additional rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Owner at its office (or at such other place as Owner may designate in a notice to Tenant) in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment or by Tenant's good check drawn on a bank or trust company whose principal office is located in New York City and which is a member of the New York Clearinghouse Association, without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease. The Fixed Rent shall be payable in equal monthly installments of THIRTEEN THOUSAND SEVEN HUNDRED FIFTY-SEVEN AND 33/100 ($13,757.33) DOLLARS with respect to the period from the Commencement Date to and including September 30,2002 and FOURTEEN THOUSAND NINE HUNDRED EIGHTY-FIVE AND 67/100 ($14,985.67) DOLLARS with respect to the remainder of the Demised Term which shall be payable, in advance, on the first (1st) day of each month during the Demised Term.

                           C. If Tenant shall use or occupy all or any part of
the Demised Premises (which as of the date hereof comprises only the portion of the fortieth (40th) floor referred to in Section 1.01) for the conduct of business prior to the Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease, including, without limitation, the covenant to pay Fixed Rent for the period from the commencement of said use or occupancy to and including the date immediately preceding the Commencement Date, without, however, affecting the Expiration Date. The provisions of the foregoing sentence shall not be deemed to give to Tenant any right to use or occupy all or any part of the Demised Premises prior to the Commencement Date without the consent of Owner.

                  SECTION 1.04. TENANT'S GENERAL COVENANT: Tenant covenants (i) to pay the Fixed Rent, any increases in the Fixed Rent, and any additional rent payable pursuant to the provisions of this Lease, and (ii) to observe and perform, and to permit no violation of, the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                  SECTION 1.05. RENT HOLIDAY: Tenant shall be entitled to a rent holiday and shall not be required to pay any portion of the Fixed Rent with respect to the period from the October 1, 1997 to and including November 30, 1997 applicable solely to the original Demised Premises as opposed to any additional space leased by Tenant pursuant to the provisions of Articles 39, 42, 43, 44 and 45 hereof, but during such period Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the obligation to make all payments pursuant to the provisions of Article 23 and
Article 29.

                                    ARTICLE 2

                                USE AND OCCUPANCY

                  SECTION 2.01. GENERAL COVENANT OF USE: Tenant shall use and occupy the Demised Premises for executive, administrative and general offices. Without limiting the provisions of the immediately preceding sentence, in connection with, and incidental to the use of the Demised Premises for executive, administrative and general offices, Tenant and any of Tenant's subsidiaries and affiliates (as such terms are defined in Section 11.05.A.) may use portions of the Demised Premises for the following purposes: (i) screening for Tenant's clients, printing, photostating and computer facilities normally incidental to an advertising agency business, but not in a manner (a) so to place an unreasonable burden upon the elevators, lobby and public halls and all other public portions of the Building or (b) inconsistent with the use and operation of the Building as a first-class office building, provided that such use set forth in this subdivision (i) does not violate any Certificate of Occupancy covering the Demised Premises or any Legal Requirement (as defined in Section 6.01) or any provision of this Lease; and (ii) the preparation and service of food solely by use of a Dwyer-type unit, including an executive dining room and vending machines, all for the exclusive use of the officers, employees and business guests of Tenant and any of its subsidiaries and affiliates which are permitted occupants of the Demised Premises, but not for use as a public restaurant, provided that such use set forth in this subdivision
(ii) does not violate any Certificate of Occupancy covering the Demised Premises or any Legal Requirement or any provision of this

Lease. It is expressly understood by Tenant that the installation of a kitchen in the Demised Premises is not permitted under subdivision (ii) or any other provision of this Lease.

                  SECTION 2.02. NO ADVERSE USE: Tenant shall not use or occupy, or permit the use or occupancy of, the Demised Premises or any part thereof, for any purpose other than the purpose specifically set forth in Section 2.01, or in any manner which, in Owner's reasonable judgment, (a) shall adversely affect or interfere with (i) any services required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building, or (ii) the proper and economical rendition of any such service, or (iii) the use or enjoyment of any part of the Building by any other tenant or occupant, or (b) shall tend to impair the character or dignity of the Building.

                                    ARTICLE 3

                                   ALTERATIONS

                  SECTION 3.01. GENERAL ALTERATION COVENANTS: Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Demised Premises (referred to collectively, as "Alterations" and individually as an "Alteration") without Owner's prior consent in each instance. Owner agrees not unreasonably to withhold its consent to any non-structural Alterations proposed to be made at any time during the Demised Term by Tenant to adapt the Demised Premises for Tenant's business purposes. Notwithstanding the foregoing provisions of this Section or Owner's consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions:

                           A. All Alterations shall be made and performed at
Tenant's sole cost and expense and at such time and in such manner as Owner may, from time to time, reasonably designate;

                           B. No Alteration shall adversely affect the
structural integrity of the Building;

                           C. Alterations shall be made only by contractors or
mechanics approved by Owner, such approval not unreasonably to be withheld (notwithstanding the foregoing, all Alterations requiring mechanics in trades with respect to which Owner has adopted or may hereafter adopt a list or lists of approved contractors shall be made only by contractors selected by Tenant from such list or lists); provided there shall be at least three (3) contractors on each such list and the prices charged by the contractors on each such list shall be comparable to the generally prevailing prices then charged by contractors in the Borough of Manhattan for similar work.

                           D. No Alteration shall be made to the partitioning
separating the Demised Premises and the public corridors or the entrance doors of the Demised Premises; (Tenant shall have the right to make an Alteration to the entrance door to the Demised Premises provided that such Alteration shall be made in accordance with all of the provisions of this Lease, including, but not limited to, the provisions of this Article 3 and Article 6).

                           E. No Alteration shall affect any part of the
Building other than the Demised Premises or adversely affect any service required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building (including, without limitation, the Building-wide standard systems required to provide elevator, heat, ventilation, air-conditioning and electrical and plumbing services in the Building);

                           F. No Alteration shall reduce the value or utility of
the Building or any portion thereof;


                           G. Intentionally Deleted.

                           H. No Alteration shall affect the outside appearance
of the Building or the color or style of any venetian blinds (except that Tenant may remove any venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color);

                           I. All business machines and mechanical equipment
shall be placed and maintained by Tenant in settings sufficient, in Owner's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building;

                           J. Tenant shall submit to Owner detailed plans and
specifications stamped by Tenant's architect (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Owner's approval of such plans and specifications which approval shall not be unreasonably withheld or delayed and following the completion of each Alteration, Tenant shall submit to Owner a computerized "as built" drawing file for the Demised Premises (or if the Demised Premises comprise more than one (1) floor, for each floor of the Demised Premises being altered); such file will be in DXF format and contain, on a separate layer, all ceiling-height partitions and doors within the Demised Premises (or if the Demised Premises comprise more than one (1) floor, within each floor of the Demised Premises being altered);

                           K. Prior to the commencement of each proposed
Alteration, Tenant shall have procured and paid for and exhibited to Owner, so far as the same may be required from time to time, all permits, approvals and authorizations of all Governmental Authorities (as defined in Section 6.01.) having or claiming jurisdiction;

                           L. Prior to the commencement of each proposed
Alteration, Tenant shall furnish to Owner duplicate original policies of worker's compensation insurance covering all persons to be employed in connection with such Alteration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Owner, its agents, the holder of any mortgage whose name and address has previously been given to Tenant in accordance with the notice provisions set forth in Article 27 and any lessor under any ground or underlying lease shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, reasonably satisfactory to Owner and shall be maintained by Tenant until the completion of such Alteration;

                           M. In the event Owner or its agents employ any
independent architect or engineer to examine any plans or specifications submitted by Tenant to Owner in connection with any proposed Alteration, Tenant agrees to pay to Owner a sum equal to any reasonable fees incurred by Owner in connection therewith. Owner agrees to cooperate with Tenant, at Tenant's expense, in Tenant's filing to obtain the necessary governmental permits for any Alteration made by Tenant in accordance with the provisions of this Lease, including, but not limited to, Article 6 and this Article 3.

                           N. All fireproof wood test reports, electrical and
air conditioning certificates, and all other permits, approvals and certificates required by all Governmental Authorities (as defined in Section 6.01) shall be timely obtained by Tenant and submitted to Owner;

                           O. All Alterations, once commenced, shall be made
promptly and in a good and workmanlike manner;

                           P. Notwithstanding Owner's approval of plans and
specifications for any Alteration, all Alterations shall be made and performed in full compliance with all Legal Requirements (as defined in Section 6.01.) and with all applicable rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body;

                           Q. All Alterations shall be made and performed in
accordance with the Building Rules and Building Rules for Alterations;

                           R. All materials and equipment to be installed,
incorporated or located in the Demised Premises as a result of all Alterations shall be in good condition and good working order and first quality;

                           S. No materials or equipment shall be subject to any
lien, encumbrance, chattel mortgage or title retention or security agreement of any kind;

                           T. Intentionally Deleted.

                           U. All Alterations in or to the electrical facilities
in or serving the Demised Premises shall be subject to the provisions of Subsection C(2) of Section 29.04 (relating to increases in the Fixed Rent);

                           V. Following the completion of each Alteration,
Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Owner with copies thereof. Owner agrees to cooperate with Tenant, at Tenant's expense, in Tenant's filing to obtain the necessary governmental permits for any Alterations made by Tenant in accordance with the provisions of this Lease, including, but not limited to, Article 6 and this Article; and

                           W. Tenant agrees that Tenant will not install, affix,
add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists' Rights Act of 1990 or any successor law of similar import) or other Alteration to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Demised Premises, or any part thereof, including, but not limited to, the walls, floors, ceilings, doors, windows, fixtures and on land included as part of the Demised Premises, which work of visual art or other Alteration would, under the provisions of the Federal Visual Artists' Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alteration before the same could be removed, modified, destroyed or demolished. The provisions of this Subsection W shall not be deemed to prevent Tenant from hanging art work in the Demised Premises in accordance with the terms and provisions of this Lease.

                  SECTION 3.02. NO CONSENT TO CONTRACTOR/NO MECHANICS LIEN:
Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Owner, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen, for the performance of any labor or the furnishing of any material for any specific Alteration to, or repair of, the Demised Premises, the Building, or any part of either. Any mechanic's lien filed against the Demised Premises or the Building or the Real Property or the Real Property affected by the Air Rights Lease (as defined in Article 7) for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant, at Tenant's sole cost and expense, within twenty (20) days after the filing of such lien.

                  SECTION 3.03. LABOR HARMONY: Tenant shall not, at any time prior to or during the Demised Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Owner, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

                  SECTION 3.04. COMPLIANCE WITH FIRE SAFETY: Without in any way limiting the generality of the provisions of Section 3.01, all Alterations shall be made and performed in full compliance with all reasonable standards and practices adopted by Owner for fire safety in the Building. No Alteration shall affect all or any part of any Class E Fire Alarm and Communication system installed in the Demised Premises, except that in connection with any such Alteration Tenant may relocate certain components of such system, provided (i) such relocation shall be performed in a manner first reasonably approved by Owner, (ii) the new location of any such component shall be first reasonably approved by Owner, (iii) prior to any such relocation Tenant shall submit to Owner detailed plans and specifications therefor which shall be first reasonably approved by Owner and (iv) Owner shall have the election of relocating such components either by itself or by its contractors, in which event all expenses reasonably incurred by Owner shall be reimbursed by Tenant upon demand of Owner, as additional rent.

                  SECTION 3.05. SPRINKLERS: In the event that Tenant performs a major Alteration on any floor or partial floor which is a part of the Demised Premises, Tenant, as part of such Alterations, shall be required at Tenant's sole cost and expense to install a sprinkler system in such space undergoing such major Alteration and in connection therewith the following provisions of this Section shall apply: (i) such sprinkler system shall comply with all applicable laws, orders, rules and regulations; (ii) the supplying and installing of any such sprinkler system shall be made in accordance with the provisions of this Lease, including but not limited to the provisions of this Article and Article 6 and the type, brand, location and manner of installation of such sprinkler system shall be subject to Owner's prior reasonable approval; and (iii) Tenant shall make all repairs and replacements, as and when necessary, to such sprinkler system and any replacements thereof. In the event Tenant performs an Alteration on any floor or partial floor which is part of the Demised Premises and in connection therewith fifty-one (51%) percent or more of such floor or partial floor, as the case may be, is being demolished then such Alteration is deemed to be a major Alteration for purposes of this Section. Owner represents to Tenant that Owner has retrofitted the Building standpipe to receive sprinklers, and Owner agrees that Tenant's obligations under Section
3.05 and/or Article 6 to install sprinkler systems in all or any part of the Demised Premises is conditioned on the Building standpipe being capable of receiving sprinklers on the particular floor of the Demised Premises in question and Owner's installing, at its sole expense, a header and a sprinkler control assembly, if required, in connection with such sprinkler system.

                  SECTION 3.06. INTENTIONALLY DELETED.

                  SECTION 3.07. DISPUTE RESOLUTION: Any dispute with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Section 3.01 with respect to which request Owner has agreed, in such Section not unreasonably to withhold such consent or approval, may be submitted to arbitration by either party, by notice to the other, and, if so submitted, shall be finally determined by arbitration in the City of New York in accordance with the following provisions of this Section. Within five (5) business days next following the giving of any notice by either party to the other stating that it wishes such dispute to be so determined, Owner and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years continuous experience as architects or engineers in the construction industry in the Borough of Manhattan. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Owner and Tenant of their determination as soon as practicable, and if possible, within five (5) business days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Owner and Tenant, or in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Owner and Tenant. Judgment upon any awards rendered in any arbitration held pursuant to this Section shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. In making their determination, the arbitrators shall not subtract from, add to, or otherwise modify any of the provisions of this Lease. Owner and Tenant may, at their own expense, be represented by counsel and employ expert witness in any such arbitration. If the determination of any such arbitrator under this Section with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Section 3.01 shall be adverse to Owner, Owner shall be deemed to have granted the requested consent or approval but that shall be Tenant's sole remedy in such event and Owner shall not be liable to Tenant for a breach of Owner's covenant not unreasonably to withhold such consent or approval.

                  SECTION 3.08. FIRE ALARM AND COMMUNICATION SYSTEM CONNECTION
FEES: In the event that Tenant, pursuant to the provisions of this Lease, including, but not limited to, the provisions of this Article 3 and Article 6, connects any of the following equipment to any Class E Fire Alarm and Communication system installed in the Demised Premises, Tenant shall pay to Owner as a one (1) time connection fee fifty (50%) percent of the following sums set forth opposite the equipment listed below (which sums shall be subject to increases due to increases in the cost to Owner of operating and maintaining such Class E Fire Alarm and Communication system over such costs on the date of this Lease):

                  A.       Speakers in excess of 4 per floor
                           of the Demised Premises (or if the
                           Demised Premises contain less than
                           one (1) floor, in excess of four in
                           the Demised Premises)                                $500.00 per device

                  B.       Strobe Lights (single unit)                          $100.00 per device

                  C.       Combination Speaker/Strobe light                     $250.00 per device

                  D.       Duct Detectors (supplementary air
                           conditioning systems)                                $500.00 per point

                  E.       Smoke Detectors (multi-purpose)                      $500.00 per point

                  F.       Preaction Sprinkler System:
                                                     Waterflow                  $500.00 per point
                                                     tamper                     $500.00 per point

                  G.       Warden Phone (additional)                            $1,000.00 per unit

                  H.       Fail Safe Door Release                               $250.00 per connection

                  SECTION 3.09. A. In the event that, at any time during the Demised Term, in connection with any Alterations proposed to be performed by Tenant in the Demised Premises Tenant is unable to obtain a New York City Department of Environmental Protection Form ACP5 dated 10/91 (or any successor form), signed by a certified asbestos investigator, or any other form or approval required by Federal, State, County or Municipal authorities, indicating that said Alterations do not constitute an asbestos project, Owner agrees, at Owner's expense, upon notice from Tenant to such effect, to perform such work as shall be required to enable Tenant to obtain any such form or approval and to re-fireproof, in compliance with Legal Requirements, any areas of the Demised Premises where Owner has removed fireproofing materials as part of such work. Owner's work described in the preceding sentence is referred to herein as "Owner's Asbestos Work".

                           B. If any laws, orders, rules or regulations of any
Federal, State, County or Municipal authority require that any asbestos or other hazardous material contained in or about the Demised Premises be removed or dealt with in any particular manner, then it shall be Owner's obligation, at Owner's expense, to remove or so deal with such asbestos or other hazardous material in accordance with such laws, orders, rules and regulations.

                           C. Notwithstanding the provisions of subsections A
and B of this Section, in the event any work performed by Owner pursuant to the provisions of either or both of such subsections is in any way disturbed or damaged by Tenant or any person claiming through or under Tenant, or asbestos or other hazardous material is installed in the Demised Premises by or on behalf of Tenant, or any person claiming through or under Tenant, Owner shall have no responsibility in connection therewith and no obligation to perform any work with respect thereto, but it shall be Tenant's obligation, at Tenant's expense, to (i) perform such work as shall be required to enable Tenant to obtain any form or approval referred to in subsection A, and (ii) remove or so deal with such asbestos or other hazardous material in accordance with all such laws, orders, rules and regulations referred to in subsection B. Any work required to be performed by Tenant pursuant to the provisions of the foregoing sentence is referred to as the "Compliance Work". In the event Tenant is required to perform any Compliance Work then, notwithstanding anything to the contrary contained in this subsection C, Owner, at Owner's election, shall have the option to itself perform any Compliance Work and, in such event, Tenant shall pay to Owner all of Owner's costs in connection therewith within ten (10) days next following the rendition of a statement thereof by Owner to Tenant.

                           D. Owner agrees to employ reasonable diligence in the
performance of the work referred to in subsections A and B of this Section without any obligation, however, to employ labor at overtime or other premium pay rates.

                           E. Notwithstanding anything to the contrary contained
herein, Owner shall not be required to incur any costs exceeding FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS in connection with Owner's Asbestos Work in any calendar year and Tenant agrees to pay to Owner any such excess costs of Owner's Asbestos Work exceeding FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS in any such calendar year within thirty (30) days of Owner's demand accompanied by paid invoices therefore. Provided Tenant is not then in default under any of the terms, covenants or conditions of the Lease, on Tenant's part to be observed and performed beyond any applicable grace periods for the curing of such default, Owner shall reimburse Tenant for any such Tenant's payments towards Owner's Asbestos Work pursuant to the provisions of this
Section 3.09.E. on or before July 1, 1999.

                                    ARTICLE 4

                            OWNERSHIP OF IMPROVEMENTS

                  SECTION 4.01. GENERAL RIGHTS OF OWNER AND TENANT: All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Demised Premises, whether by Owner or Tenant or others, and whether at Owner's expense, or Tenant's expense, or the joint expense of Owner and Tenant, shall be and remain the property of Owner, except that any such fixtures, improvements, additions and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Owner, and which are removable shall be and remain the property of Tenant and are referred to as "Tenant's Personal Property". Tenant shall have the right to either remove all or any portion of Tenant's Personal Property from the Demised Premises or leave all or any portion of Tenant's Personal Property in place at the expiration of the Demised Term, provided, however, that Tenant shall repair any damage occasioned by the removal of Tenant's Personal Property. Any replacements of any property of Owner, whether made at Tenant's expense or otherwise, shall be and remain the property of Owner.

                  SECTION 4.02. Notwithstanding anything contained in Section
4.01 to the contrary, any fixtures, improvements, additions and other property installed at the sole cost and expense to Tenant with respect to which Tenant shall not have been granted any credit or allowance by Owner may be removed by Tenant prior to the expiration of the Demised Term provided Tenant is not in default hereunder beyond any applicable grace period for the curing of such default and further provided that Tenant, at Tenant's sole cost and expense, shall repair any damage caused by such removal and, in those instances where Tenant may have replaced fixtures or installations installed at the sole cost and expense of Owner or at the joint cost and expense of Owner and Tenant with other fixtures and installations which Tenant elects to remove, Tenant shall restore the fixtures and installations so replaced. All fixtures and installations not so removed shall become the property of Owner at the expiration of the Demised Term.

                                    ARTICLE 5

                                     REPAIRS

                  SECTION 5.01. TENANT'S REPAIR OBLIGATIONS: Tenant shall take good care of the Demised Premises [including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system installed therein (other than any headers or sprinkler control assemblies installed by or on behalf of Owner) and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law or like import] and, at Tenant's sole cost and expense, shall make all repairs and replacements, structural and otherwise, as and when needed to preserve the Demised Premises [including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system installed therein (other than any headers or sprinkler control assemblies installed by or on behalf of Owner) and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law of like import] in good working order and condition, except that Tenant shall not be required to make any repairs or replacements to the Demised Premises unless necessitated or occasioned by the improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or manner of use or occupancy of the Demised Premises by Tenant or any such person (in contradistinction to the mere use or occupancy of the Demised Premises as offices). Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall also (i) make all repairs and replacements, and perform all maintenance as and when necessary, to the lamps, tubes, ballasts, and starters in the lighting fixtures installed in the Demised Premises and all HVAC (as defined in Section 29.02) equipment installed in the Demised Premises (other than the Building standard HVAC equipment), (ii) make all repairs and replacements, as and when necessary, to Tenant's Personal Property and to any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant, and (iii) make all replacements, as and when necessary, to all windows and plate and other glass in, on or about the Demised Premises, except that Owner, at Owner's sole cost and expense, shall make all replacements to all perimeter windows unless such replacements are necessitated or occasioned by the improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, and (iv) obtain and maintain, throughout the Demised Term, plate glass insurance policies issued by companies, and in form and amounts, satisfactory to Owner, in which Owner, its agents and any lessor under any ground or underlying lease shall be named as parties insured, and (v) perform all maintenance and make all repairs and replacements, as and when necessary, to any private elevators, escalators, conveyors or mechanical systems (other than the Building's standard equipment and systems) which may be installed in the Demised Premises by Owner at Tenant's request, Tenant or others acting on behalf of Tenant. However, the provisions of the foregoing sentence shall not be deemed to give to Tenant any right to install elevators, escalators, conveyors or mechanical systems. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with, and subject to the provisions of the third (3rd) sentence of
Section 3.01 and shall be at least equal in quality and class to the original work or installation. Owner shall perform all maintenance and make all repairs and replacements, as and when necessary, to any headers or sprinkler control assemblies installed by Owner in the Demised Premises unless the necessity for such repairs or replacements are occasioned by the improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant. Tenant shall give Owner reasonable access to the Demised Premises to perform such maintenance, and to make any such repairs or replacements to such headers and sprinkler control assemblies. Owner shall have the option of making any repairs or replacements to such sprinkler systems which are Tenant's obligation hereunder either by itself or its agents or contractors, in which event all costs and expenses incurred by Owner in connection with any such repairs or replacements to such sprinkler systems which are Tenant's obligation hereunder shall be paid by Tenant to Owner within ten (10) days next following rendition of a statement thereof by Owner to Tenant. The necessity for, and adequacy of, repairs and replacements pursuant to this Article 5 shall be measured by the standard which is appropriate for first class office buildings of similar construction and class in the Borough of Manhattan, City of New York.

                  SECTION 5.02. Supplementing the provisions of Section 5.01, Owner, at Owner's sole cost and expense, shall make (i) all structural repairs to the Demised Premises as and when required, (ii) all repairs necessary to furnish the plumbing, electrical (except as otherwise provided in Section 29.04), air conditioning, ventilating, heating and elevator services required to be furnished by Owner to Tenant under the provisions of Article 29, and (iii) all necessary repairs to the public portions of the Building which affect Tenant's use and enjoyment of the Demised Premises, except that Owner shall not be required to make any of the repairs referred to in subdivision (i), (ii) or
(iii) of this sentence if Tenant is obligated to make such repairs pursuant to the provisions of Section 5.01. Notwithstanding the foregoing provisions of this Section, Owner shall have no obligation to make any repairs unless and until specific notice of the necessity therefor shall have been given by Tenant to Owner.

                  SECTION 5.03. Supplementing the provisions of Section 5.01 and
Section 5.02, if (i) Owner shall default in its obligations to make repairs in Demised Premises, in accordance with the provisions of said Section 5.01 and
Section 5.02, and (ii) Tenant shall notify Owner of its existence of such default and (iii) Owner shall (x) fail to start to cure such default within thirty (30) days after said notice or shall fail thereafter to prosecute to completion with reasonable diligence the work necessary to cure such default or (y) fail to notify Tenant within thirty (30) days after said notice that Owner is unable to start to cure such default because of inability to obtain materials, or strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County of Municipal authority, or by any other cause beyond Owner's reasonable control, whether or not such cause be similar in nature to those hereinabove enumerated provided that any such inability or delay shall not continue for a period in excess of one hundred eighty (180) consecutive days, then, but only in all such events and subject to the provisions set forth in the following provisions of this Section, Tenant may take action to cure such default. In the event Tenant cures any such default in accordance with the foregoing provisions of this Section, any reasonable expenditures made by Tenant to cure such shall default shall be repaid by Owner to Tenant within thirty (30) days after demand.

                                    ARTICLE 6

                              COMPLIANCE WITH LAWS

                  SECTION 6.01. GENERAL COVENANTS: Tenant, at Tenant's sole cost and expense, shall comply with all Legal Requirements (hereinafter defined) which shall impose any duty upon Owner or Tenant with respect to the Demised Premises or the use or occupation thereof, including, but not limited to, the installation and maintenance of a sprinkler system to serve the Demised Premises or any part thereof, except that Tenant shall not be required to make any Alterations in order so to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the improper acts, improper omissions, or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or by any such person (in contradistinction to the mere use or occupancy of the Demised Premises as offices). For all purposes of this Lease the term "Legal Requirements" shall mean all present and future laws, codes, ordinances, statutes, requirements, orders and regulations, (including, but not limited to, the New York State Energy Conservation Construction Code, New York City Local Laws #5 of 1973, #16 of 1984 and #58 of 1987 and the Americans with Disabilities Act, and any successor laws of like import) of any Governmental Authority (hereinafter defined) and all directions, requirements, orders and notices of violations thereof. For all purposes of this Lease, the term "Governmental Authority" shall mean the United States of America, the State of New York, the County of New York, the Borough of Manhattan, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over Owner, Tenant, this Lease or the Real Property or any portion thereof. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of the third (3rd) sentence of Section 3.01. For the purposes of this Article, the installation and maintenance of a sprinkler system shall be deemed to be a non-structural Alteration. Any installation of such sprinkler system shall be made in conformity with the provisions of Section 3.05.

                  SECTION 6.02. A. TENANT'S COMPLIANCE WITH OWNER'S FIRE
INSURANCE: Tenant shall not do anything, or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire and/or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Owner, or (iii) subject Owner to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Demised Premises, or (iv) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations and/or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body, including, but not limited to, the installation and maintenance of a sprinkler system (other than any headers or sprinkler control assemblies installed by Owner) to serve the Demised Premises or any part thereof, and any requirement of New York City Local Law #16 of 1984, or any successor laws of like import.

                           B. Notwithstanding anything contained in Section
6.02.A. to the contrary, Tenant shall not be deemed to have caused any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter, nor shall Tenant be required to make any Alterations in order to comply with any rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body, unless such rates are increased, or such Alterations shall be necessitated or occasioned, in whole or in part, by the improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licenses, or by the manner of use or occupancy of the Demised Premises by Tenant or any such persons (in contradistinction to the mere use or occupancy of the Demised Premises as showroom and offices).

                  SECTION 6.03. FIRE INSURANCE RATES: In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

                  SECTION 6.04. Supplementing the provisions of Article 6, Owner, at Owner's sole cost and expense, shall comply with all Legal Requirements which shall impose any duty upon Owner or tenant with respect to the Demised Premises or the use or occupancy thereof, which Tenant is not required to comply with pursuant to the provisions of Section 6.01, provided, however, Owner shall not be required to so comply with until Owner shall have received actual notice of the necessity therefor.

                  SECTION 6.05. Further supplementing the provisions of Article 6, Tenant shall have the right, after prior written notice to Owner, the lessors under all ground or underlying leases affecting the Real Property or the Building to contest, by appropriate, administrative and/or legal proceedings, diligently conducted in good faith, at Tenant's own cost and expense, the validity or application of any law, order, regulation or direction with which Tenant is required to comply under the provisions of said Article provided that:

                  (1) Such contest shall not subject Owner or any lessor under any such ground or underlying lease to any criminal penalty or impose upon Owner any unusual obligation or liability or affect any service required to be furnished by Owner to any other tenant or occupant of the Building; and

                  (2) Neither such contest nor Tenant's failure to comply pending such contest shall constitute a default under any ground or underlying lease or under any mortgage affecting any ground or underlying lease, the Building or the Real Property; and

                  (3) Tenant shall indemnify and protect Owner, all of the lessors under all such ground or underlying leases and all of the holders under any such mortgages affecting any ground or underlying lease or the Building or the Real Property from and against any and all damage, expenses, losses, injuries, fees, including, but not limited to, reasonable counsel fees, penalties, actions, causes of action, suits, costs, claims or judgments arising from such contest or Tenant's non-compliance with any such law, order, regulation or direction; and

                  (4) Promptly following the determination of any such contest, Tenant shall fully comply with said law, order, regulation or direction except to the extent, if any, to which it has been determined in said administrative and/or legal proceedings that Tenant is excused from such compliance.

                  SECTION 6.06. Owner represents to Tenant that the Building is in physical compliance with the New York City Local Laws #5, 10 and 16.

                  SECTION 6.07. Notwithstanding anything to the contrary contained in this Lease, (i) Tenant shall be obligated to construct any unisex bathrooms required under New York City Local Law #58 and the Americans With Disabilities Act within the Demised Premises and (ii) Owner shall be obligated to construct any unisex bathrooms required under New York City Local Law #58 and the Americans With Disabilities Act in the public corridors on any partial floors comprising the Demised Premises.

                                    ARTICLE 7

                         SUBORDINATION, ATTORNMENT, ETC.

                  SECTION 7.01. A. This Lease and all rights of Tenant under this Lease are and shall remain subject and subordinate in all respects to the presently existing mortgages affecting the Real Property which are presently held by The Bank of New York (the "Present Mortgage Holder") and to all advances made or hereafter to be made under said mortgages, and to all renewals, modifications, replacements and extensions of, and substitutions for, such mortgages, as well as to any consolidations or correlations of such mortgages with other mortgages (which advances, renewals, modifications, replacements, extensions, substitutions, consolidations and correlations of the presently existing mortgages are hereinafter referred to as the "Present Mortgage Modifications"). Owner represents that said presently existing mortgages are the only mortgages affecting the Real Property as of the date of this Lease.

                           B. Owner agrees, within a reasonable time after the
execution and delivery of this Lease, to request the Present Mortgage Holder to enter into an agreement substantially to the effect that in the event of any foreclosure of said existing mortgages such Present Mortgage Holder will not make Tenant a party defendant to such foreclosure nor disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (any such agreement, or any agreement of similar import, is referred to in this Lease as a "Non-Disturbance Agreement"). If Owner is unable in good faith to obtain such Non-Disturbance Agreement, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected or limited thereby and Owner shall not be liable to Tenant for its failure to obtain such Non-Disturbance Agreement, it being intended that Owner's sole obligation with respect to such proposed Non- Disturbance Agreement shall be to request, in good faith, within a reasonable time after the execution and delivery of this Lease, the Present Mortgage Holder to enter into such Non-Disturbance Agreement. If the Present Mortgage Holder shall impose a fee as a condition of entering into such Non-Disturbance Agreement, Owner may withdraw its request for such Non-Disturbance Agreement unless within ten (10) days next following Owner's advice to Tenant as to such fee and the amount thereof, Tenant shall execute and deliver to Owner a written agreement to pay Owner, as additional rent under this Lease, a sum equal to the amount of such fee. If Tenant does not execute and deliver such agreement within said period, Owner shall have the right to withdraw its request for such Non-Disturbance Agreement in which event Owner shall have no further obligation to obtain such a Non-Disturbance Agreement.

                  SECTION 7.02. This Lease and all rights of Tenant under this Lease shall be and remain subject and subordinate in all respects to all other mortgages (in contradistinction to the existing mortgage referred to in Section
7.01 above) which may, from time to time, affect the Real Property or any future ground or underlying lease and to all advances to be made under such mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, any such mortgage or mortgages, provided that (i) the holder of any such other mortgage shall execute and deliver a Non-Disturbance Agreement to Tenant, or (ii) any such mortgage shall contain provisions substantially to the same effect as those contained in a Non-Disturbance Agreement (any such provisions, or provisions of similar import are referred to in this Lease as "Non-Disturbance Provisions"). Notwithstanding anything contained to the contrary in Section 7.01, in the event Owner is unable to obtain the Non-Disturbance Agreement as provided in subsection (B) of said Section 7.01, then, this Lease and all rights of Tenant under this Lease shall not be subject and subordinate to any Present Mortgage Modifications unless (i) the then Present Mortgage Holder shall execute and deliver a Non- Disturbance Agreement to Tenant or (ii) any such Present Mortgage Modifications shall contain Non-Disturbance Provisions.

                  SECTION 7.03. This Lease and all rights of Tenant under this Lease are, and shall remain, subject and subordinate in all respects to a certain lease dated as of the 10th day of April, 1970 between the City of New York, as landlord, and 41 Madison Company, as tenant, affecting the real property immediately adjacent on the south to the plot of land upon which the Building stands, which lease is recorded in the Office of the Register of the City of New York, New York County, in Reel 174, page 798 (said lease is referred to as the "Air Rights Lease") and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, the Air Rights Lease. Owner represents that as of the date of this Lease there are no ground or underlying leases of the Real Property or the Building. In addition, this Lease and all rights of Tenant under this Lease shall be and remain subject and subordinate in all respects to all future ground or underlying leases of the Real Property or the Building and to all renewals, modifications, replacements and extensions of, and substitutions for, such ground or underlying leases, provided that (i) any such ground or underlying lease shall contain provisions, or (ii) the lessor under any such ground or underlying lease shall execute and deliver to Tenant an agreement, in either case substantially to the effect that, in the event of the termination of such ground or underlying lease and if such lessor shall thereupon succeed the interest of Owner under this Lease by reason thereof, then such lessor will permit Tenant to attorn to such lessor and will not disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease with the effect that this Lease shall constitute a direct lease between such lessor and Tenant (any such provisions or agreement, or any provisions or agreement of similar import, are referred to in this Lease as "Tenant Recognition Provisions" or a "Tenant Recognition Agreement").

                  SECTION 7.04. If, at any time prior to the expiration of the Demised Term, any mortgage to which this Lease is subject and subordinate shall be foreclosed, or any ground or underlying lease under which Owner shall then be the lessee shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the holder of any mortgage in possession of the Real Property or the Building or of any lessee under any other ground or underlying lease covering premises which include the Demised Premises, to attorn, from time to time, to any such owner, holder or lessee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to receive the rents from the Demised Premises. The foregoing provisions of this Section shall enure to the benefit of any owner, holder, or lessee, shall apply notwithstanding that, a matter of law, this Lease may terminate upon the termination of any such ground or underlying lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to any such owner, holder or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

                  SECTION 7.05. The subordination provisions of this Article, shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate or other instrument evidencing such subordination which Owner, or any lessor under any ground or underlying lease, or any holder of any mortgage to which this Lease is subordinate, may reasonably request. In the event of Tenant's failure to execute and deliver promptly any such certificate, or other instrument within a reasonable time after the request therefor by Owner or any such lessor or holder, Tenant hereby irrevocably constitutes and appoints Owner and all such lessors and holders, acting jointly or severally, as Tenant's agent and attorney-in-fact to execute any such certificate or other instrument for or on behalf of Tenant. If, in connection with obtaining financing for the Building, the Real Property or the interest of the lessee under any ground or underlying lease, any recognized lending institution shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modifications, provided such modifications do not increase the obligations, or adversely affect the rights, of Tenant under this Lease except to a diminimus extent. Unless such modification shall arise from the Non-Disturbance Agreement or Provisions or the Tenant Recognition Agreement or Provisions, Owner shall reimburse Tenant for any reasonable costs incurred by Tenant in connection with the execution and delivery of such modification. No act or failure to act on the part of Owner which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Owner's act or failure to act to the holder or holders of any mortgage affecting the Real Property or the lessor under any ground or underlying lease affecting the Real Property of whom Tenant has been given written notice specifying the act or failure to act on the part of Owner which could or would give basis to Tenant's rights; and (ii) the holder or holders of such mortgages, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this sentence shall be deemed to impose any obligation on any such holder to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Building if any such holder elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

                  SECTION 7.06. Nothing contained in this Article or in any Non-Disturbance Provision, Non-Disturbance Agreement, Tenant Recognition Provision or Tenant Recognition Agreement, shall however, affect the prior rights of the holder of any existing or future mortgage or of the lessor under any future ground or underlying lease with respect to the proceeds of any award in condemnation or of any fire insurance policies affecting the Building, or impose upon any such holder or lessor any liability (i) in the event of damage or destruction to the Building or the Demised Premises, for any repairs, replacements, rebuilding or restoration except as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to such holder or lessor, or (ii) for any default by Owner under this Lease occurring prior to any date upon which such holder or lessor shall become Tenant's landlord, or (iii) for any credits, offsets or claims against the rent or additional rent payable under this Lease as a result of any acts of Owner committed prior to such date, and any such Provision or Agreement may so state. Any such Provision or Agreement may also be conditioned upon the existence of any one or more of the following circumstances at the time of the commencement of any foreclosure of any such mortgage or at the time of the termination of any such ground or underlying lease, as the case may be:

                           A. Tenant shall not be in default in the observance
or performance of any of the covenants of this Lease on the part of Tenant to be observed or performed beyond applicable grace periods.

                           B. Tenant shall not have paid rent in advance beyond
the rent period next following the current rent period and there shall be no offsets then accrued against future rent chargeable against the holder of any such mortgage after foreclosure or against the lessor under any such ground or underlying lease after termination, as the case may be.

                           C. Tenant shall have furnished to the then holder of
any such mortgage or the then lessor under any such ground or underlying lease, as the case may be, a statement, in writing to the status of this Lease with respect to the above circumstances A and B within ten (10) days after such holder or lessor shall have made written demand for such statement by registered or certified mail addressed to Tenant.

                  SECTION 7.07. At the request of Owner, Tenant shall promptly execute and deliver any instrument or instruments requested by Owner for the benefit of the holder of any mortgage to which this Lease shall then be subordinate as hereinabove provided, or for the benefit of the lessor under any ground or underlying lease to which this Lease shall then be subordinate as hereinabove provided, in which Tenant shall covenant and agree with such holder or lessor that (a) Tenant will not enter into any agreement to cancel or modify this Lease without the written approval of such holder or lessor, and (b) Tenant will not take any action or institute any proceeding against Owner to cancel or modify this Lease without giving to such holder or lessor at least thirty (30) days' prior written notice of such action or proceeding, except that the provisions of any such instrument shall not apply to any modifications of this Lease contemplated in any of the provisions of this Lease or to any right or option to cancel or modify this Lease expressly reserved or granted to Tenant pursuant to any of the provisions of this Lease. If the Present Mortgage Holder does not execute or deliver to Tenant a Non-Disturbance Agreement then the provisions of this subdivision A shall not apply to the Present Mortgage Holder. If required by the holder of any mortgage or by the lessor under any ground or underlying lease, Tenant shall promptly join in any Non-Disturbance Agreement or Tenant Recognition Agreement to indicate its concurrence with the provisions thereof, provided such agreement shall substantially comply with the provisions of this Article.

                  SECTION 7.08. From time to time, within seven (7) days next following Owner's request, Tenant shall deliver to Owner a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Owner,
(i) stating whether this Lease is then in full force and effect and has not been modified (or if modified, setting forth the dates of all modifications) and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Tenant, Owner is in default under this Lease, and, if Owner is in default, setting forth the specific nature of all such defaults. Tenant acknowledges that any statement delivered pursuant to this Section may be relied upon by any purchaser or owner of the Building or the Real Property, or Owner's interest in the Building or the Real Property or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

                  SECTION 7.09. From time to time, within seven (7) days next following Tenant's request, Owner shall deliver to Tenant a written statement executed by Owner, in form satisfactory to Owner, (i) acknowledging that this Lease is then in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Owner, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults. Owner acknowledges that any statement delivered pursuant to this Section may be relied upon by any permitted subtenant or assignee of Tenant.

                  SECTION 7.10. If Owner assigns its interest in this Lease, or the rents payable hereunder, to the holder of any mortgage or the lessor under any ground or underlying lease, whether the assignment shall be conditional in nature or otherwise, Tenant agrees that (a) the execution thereof by Owner and the acceptance by such holder or lessor shall not be deemed an assumption by such holder or lessor of any of the obligations of the Owner under this Lease unless such holder or lessor shall, by written notice sent to Tenant, specifically otherwise elect; and (b) except as aforesaid, such holder or lessor shall be treated as having assumed Owner's obligations hereunder only upon the foreclosure of such holder's mortgage or the termination of such lessor's lease and the taking of possession of the Demised Premises by such holder or lessor, as the case may be.

                  SECTION 7.11. Tenant agrees to cooperate reasonably with Owner in Owner's obtaining any Non-Disturbance Agreement or Tenant Recognition Agreement which Owner is obligated to obtain hereunder and Tenant shall provide Owner and the holder of any mortgage and the lessor under any ground or underlying lease with any information reasonably required by them in connection with obtaining any such Non-Disturbance Agreement or Tenant Recognition Agreement.

                                    ARTICLE 8

                               PROPERTY LOSS, ETC.

                  SECTION 8.01. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Owner nor Owner's agents shall be liable for any loss of or damage to any such property by theft or otherwise. Neither (i) the performance by Owner, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor (ii) the failure of Owner or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any temporary closing, darkening or bricking up of any windows of the Demised Premises for any reason whatsoever including, but not limited to, Owner's own acts or any permanent closing, darkening or bricking up of any such windows as (a) required by law, or (b) related to any construction upon adjacent property by Owner or others, nor (vi) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (v), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or any lessor under any ground or underlying lease, other than such liability as may be imposed upon Owner by law for Owner's negligence or the negligence of Owner's agents, servants or employees in the operation or maintenance of the Building or for the breach by Owner of any express covenant of this Lease on Owner's part to be performed. Tenant's taking possession of the Demised Premises shall be presumptive evidence, as against Tenant, that, at the time such possession was so taken, the Demised Premises were in good and satisfactory condition.

                                    ARTICLE 9

                       DESTRUCTION-FIRE OR OTHER CASUALTY


                  SECTION 9.01. OWNER'S REPAIR OBLIGATIONS: If the Demised Premises shall be damaged by fire or other casualty and if Tenant shall give prompt notice to Owner of such damage, Owner, at Owner's expense, shall repair such damage. However, Owner shall have no obligation to repair any damage to, or to replace, Tenant's Personal Property or any other property or effects of Tenant. Except as otherwise provided in Section 9.03, if the entire Demised Premises shall be rendered untenantable by reason of any such damage, the Fixed Rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Fixed Rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Fixed Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Owner agrees that if it is reimbursed by its rent insurance policies covering the Building for a time following the date the Demised Premises, or any part thereof, shall once again become tenantable and prior to the date Tenant shall resume the conduct of its business in the Demised Premises or such part thereof, in which time period Tenant enters the Demised Premises to perform work therein to re-install or repair its business equipment and other personal property, any abatement with respect to such space shall extend beyond the date such space has become so tenantable by the number of days that such rent insurance policy provides Owner with reimbursement for Tenant to perform such work. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Owner shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Owner's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Owner, at Owner's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, the Fixed Rent shall be apportioned as of such date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                  SECTION 9.02. OWNER'S SUBROGATION WAIVER PROVISIONS: Owner shall attempt to obtain and maintain, throughout the Demised Term, in Owner's fire insurance policies covering the Building, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Owner's fire insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Owner shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Owner for such additional premium for the remainder of the Demised Term, Owner shall require the inclusion of such or similar provisions by Owner's fire insurance carriers. As long as such or similar provisions are included in Owner's fire insurance policies then in force, Owner hereby waives (i) any obligation on the part of Tenant to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Owner's fire insurance carriers shall not include such or similar provisions in Owner's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Owner to Tenant, be deemed of no further force or effect. During any period while the foregoing waiver of right to recovery is in effect Owner shall look solely to the proceeds of such policies to compensate Owner for any loss occasioned by fire or other casualty which is an insured risk under such policies.

                  SECTION 9.03. TENANT NEGLIGENCE: Except to the extent expressly provided in Section 9.02, nothing contained in this Lease shall relieve Tenant of any liability to Owner or to its insurance carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building caused by fire or other casualty. Notwithstanding the provisions of Section 9.01, if any such damage, occurring after any date when the waivers set forth in Section 9.02 are no longer in force and effect, is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Fixed Rent by reason of such damage.

                  SECTION 9.04. TENANT SUBROGATION WAIVER PROVISIONS: Tenant shall attempt to obtain and maintain, throughout the Demised Term, in Tenant's fire and other insurance policies covering Tenant's property in the Demised Premises, and Tenant's use and occupancy of the Demised Premises, and/or Tenant's profits (and shall cause any other permitted occupants of the Demised Premises to attempt to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Tenant shall give Owner notice thereof. In such event, if Owner agrees, in writing, to reimburse Tenant or any person claiming through or under Tenant, as the case may be, for such additional premium for the remainder of the Demised Term, Tenant shall require the inclusion of such or similar provisions by such fire insurance carriers. As long as such or similar provisions are included in such fire insurance policies then in force, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Owner written instruments waiving) any right of recovery against Owner, any lessors under any ground or underlying leases, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Owner, or of any such lessor, or holder or any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time such fire insurance carriers shall not include such or similar provisions in any such fire insurance policy, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Owner, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while any such waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

                  SECTION 9.05. A. Supplementing the provisions of Section 9.01, Owner agrees that if the Demised Premises or the Building shall be damaged by fire or other casualty, and Owner shall fail to exercise its option to give a notice of termination of this Lease pursuant to the provisions of Section 9.01, Owner shall repair such damage with reasonable diligence without any obligation, however, to employ labor at overtime or other premium pay rates in connection with such repairs.

                           B. Supplementing the provisions of Section 9.01, if
as a result of any damage to all or substantially all of the Demised Premises by fire or other casualty, (a) it shall become impractical for Tenant to conduct its business in any part of the Demised Premises, and (b) no part of the Demised Premises shall be used or occupied for business purposes by Tenant or any other person claiming through or under Tenant, the entire Demised Premises shall be deemed untenantable for the purposes of Section 9.01.

                           C. Further supplementing the provisions of Section
9.01, Owner agrees that Owner will not exercise its option to give a notice of termination of this Lease pursuant to the provisions of subsection (ii) of
Section 9.01 unless Owner exercises a similar option in substantially all of the other leases affecting space in the Building. The foregoing provisions of this
Section 9.05.C. shall relate solely to the provisions of subsection (ii) of
Section 9.01 and shall not relate to the provisions of subsection (i) of Section 9.01.

                  SECTION 9.06. Intentionally Deleted.

                  SECTION 9.07. A. Further supplementing the provisions of
Section 9.01, in the event (a) the Demised Premises or Building shall be damaged by fire or other casualty and Tenant shall be unable to use the Demised Premises as a result of such damage and (b) Owner shall not exercise the right to terminate this Lease in accordance with the provisions of Section 9.01 and shall, accordingly, be obligated to repair any such damage, then, if such damage is not repaired within one (1) year after the date of such fire or other casualty (such one (1) year period is referred to as the "Restoration Period"), Tenant shall have the following options:

                           (i) to give to Owner within ten (10) days next
following the expiration of the Restoration Period a five (5) days' notice of termination of this Lease, or

                           (ii) to extend the Restoration Period for a further
period of six (6) months by notice given to Owner within ten (10) days after the expiration of the initial Restoration Period. In the event Tenant shall have given such notice to Owner extending the initial Restoration Period and if such damage shall not have been repaired by Owner within any extended Restoration Period, Tenant shall have the options to (a) further extend the Restoration Period for further successive periods of six (6) months, by notice given to Owner within ten (10) days after the expiration of any extended Restoration Period or (b) to give Owner, within ten (10) days after the expiration of any such extended Restoration Period a five (5) days' notice of termination of this Lease.

                                    B. Notwithstanding anything to the contrary
contained in the provisions of Paragraph A of this Section 9.07, in the event Owner, in Owner's opinion, shall determine that the repair of such damage to the Demised Premises or Building will reasonably require a period longer than one
(1) year, Owner may, within ninety (90) days after the date of such fire or casualty, give a notice to Tenant extending the initial Restoration Period to the date upon which Owner estimates that such repair to the Demised Premises or Building shall be completed. In the event Owner shall give such a notice then,
(a) the initial Restoration Period set forth in Paragraph A of this Section 9.07, shall be so extended and (b) Tenant shall have the further option to give to Owner a five (5) days' notice of termination of this Lease within ten (10) days next following the giving of such notice by Owner to Tenant extending the initial Restoration Period.

                                    C. Time is of the essence with respect to
the giving by Tenant to Owner of any notice in accordance with the provisions of Paragraphs A and B of this Section 9.07 and in the event that Tenant shall fail to give any such notice within the time periods set forth therein, Tenant shall be deemed to have given to Owner a notice pursuant to subdivision (ii) of Paragraph A of this Section 9.07 extending the Restoration Period provided, however, that any five (5) days' notice of termination given by Tenant pursuant to the provisions of Paragraph B of this Section 9.07 beyond the ten (10) day period provided therein shall be void and of no force and effect.

                                    D. In the event that Tenant shall give to
Owner within the applicable time periods set forth in the foregoing provisions of this Section a five (5) days' notice of termination of this Lease, this Lease and the Demised Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, the Fixed Rent and all increases thereof shall be apportioned as of such date, and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                                    E. Nothing contained in the foregoing
provisions of this Section 9.07 shall be deemed to affect the rights of Owner to give to Tenant a five (5) days' notice of termination of this Lease in accordance with the provisions of Subdivision (i) of Section 9.01 and the provisions of Subdivision (ii) of Section 9.01.

                  SECTION 9.08. Supplementing the provisions of Section 9.01, notwithstanding the provisions of subdivision (i) of Section 9.01, if prior to or during the Demised Term the Demised Premises, in contradistinction to the Building, shall be totally destroyed or rendered wholly untenantable by fire or other casualty and there shall be less than one (1) year of the Demised Term remaining at that time, then Tenant shall have the right to terminate this lease as of the date of such fire or other casualty by notice to Owner within thirty
(30) days of the date of such fire or casualty and in the event Tenant shall timely give such notice of termination this Lease, the Demised Term shall come to an end and expire on such date with the same effect as if such date were the Expiration Date and the Fixed Rent shall be apportioned as of such date, and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                  SECTION 9.09. Supplementing the provisions of Section 9.01, notwithstanding the provisions of subdivision (i) of Section 9.01, if prior to or during the Demised Term the Demised Premises, in contradistinction to the Building, shall be totally damaged or rendered wholly untenantable by fire or other casualty, and there shall be at least two (2) years of the Demised Term remaining at the time, Owner hereby waives the right to terminate this Lease in accordance with the provisions of said subdivision (i) of said Section 9.01. The foregoing provisions of this Section shall be deemed to relate solely to the operation of the provisions of subdivision (i) of Section 9.01 and shall not in any way be deemed to relate to the operation of the provisions of subdivision
(ii) of said Section 9.01.

                                   ARTICLE 10

                                 EMINENT DOMAIN

                  SECTION 10.01. TAKING OF THE DEMISED PREMISES: If the whole of the Demised Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Demised Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease and the Demised Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. If only a part of the Real Property shall be so acquired or condemned, then (i) whether or not the Demised Premises shall be affected thereby, Owner, at Owner's option, may give to Tenant, within sixty (60) days next following the date upon which Owner shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease, provided that Owner shall similarly terminate substantially all of the other leases affecting space in the Building and (ii) if the part of the Real Property so acquired or condemned shall contain more than ten (10%) percent of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Demised Premises, Tenant, at Tenant's option, may give to Owner, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease. In the event any such five (5) days' notice of termination is given, by Owner or Tenant, this Lease and the Demised Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned and this Lease and the Demised Term shall not be terminated pursuant to the foregoing provisions of this Section, Owner, at Owner's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Demised Term pursuant to the provisions of this Section, the Fixed Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                  SECTION 10.02. CONDEMNATION AWARD OR CLAIMS: In the event of any such acquisition or condemnation of all or any part of the Real Property, Owner shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Owner or the condemning authority for the value of any unexpired portion of the Demised Term and Tenant hereby expressly assigns to Owner all of its right in and to any such award. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the value of any items of Tenant's Personal Property which are compensable, in law, as trade fixtures and Tenant's moving expenses provided that such claim for moving expenses is authorized by law and will not in any way diminish the award for the Real Property to which Owner would be entitled.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

                  SECTION 11.01. GENERAL COVENANT: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Owner in each instance, it shall not (i) assign whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Lease, in whole or in part, or (ii) sublet, or permit the subletting of, the Demised Premises or any part thereof, or (iii) permit the Demised Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant. The sale, pledge, transfer or other alienation of more than forty-nine (49%) percent of (a) any of the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the counter market) or (b) any interest in any partnership or joint venture Tenant, however accomplished, and whether in a single transaction or in a series of related and/or unrelated transactions, shall be deemed for the purposes of this Section as an assignment of this Lease which shall require the prior consent of Owner in each instance. Notwithstanding anything to the contrary contained in this Section, the provisions of subdivision (a) of this Section shall not be applicable (i) in the event that the capital stock of any corporate Tenant is listed for trading on any recognized stock exchange; (ii) to the initial offering of the capital stock of any corporate Tenant to the public in a so-called "public offering" and (iii) to the issuance of stock to employees pursuant to an employee stock ownership or option plan.

                  SECTION 11.02. OWNER'S RIGHTS UPON ASSIGNMENT: If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Owner may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Owner, after default by Tenant under this Lease, may collect rent from the subtenant, user or occupant. In either case, Owner shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, whether with or without Owner's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Owner of such assignee, subtenant, occupant or user as tenant. The consent by Owner to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Owner to any further assignment, subletting, occupancy or use. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent of Owner required under this Article, and it is understood that any such listing shall constitute a privilege extended by Owner which shall be revocable at Owner's will by notice to Tenant. Tenant agrees to pay to Owner reasonable counsel fees incurred by Owner in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Owner from any person other than Tenant as provided in this Section, nor any application of any such rent as provided in this Section shall, in any circumstances, relieve Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed.

                  SECTION 11.03. SUBLET RIGHTS: A. (1) As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond any applicable grace period for the curing of such default, Owner agrees not to unreasonably withhold Owner's prior consent to sublettings from time to time by Tenant of all or parts of the Demised Premises to not more than two (2) subtenants. Each such subletting shall be for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby, for the use expressly permitted in this Lease, and at no time shall there be more than three (3) occupants, including Tenant, on any one floor or two (2) occupants, including Tenant, on any partial floor.

                                    (2) At least thirty (30) days prior to any
proposed subletting, Tenant shall submit to Owner a statement (the "Proposed Sublet Statement") containing the name and address of the proposed subtenant, and all of the principal terms and conditions of the proposed subletting including, but not limited to, the proposed commencement and expiration dates of the term thereof. Provided that Tenant has submitted to Owner the statement required to be submitted in connection with such proposed subletting, in the event Owner shall fail to respond to Tenant's request to sublet set forth in such statement within thirty (30) days after submission by Tenant to Owner of such statement, then Tenant's request to sublet shall be deemed denied. Unless the proposed sublet area shall constitute only an entire floor (or floors), the Proposed Sublet Statement shall be accompanied by a floor plan delineating the proposed sublet area.

                                    (3) Owner may however withhold consent to a
proposed subletting if, (a) in Owner's reasonable judgment, the occupancy of the proposed subtenant will impair the character or dignity of the Building or impose any additional burden upon Owner in the operation of the Building or if Owner shall have any other reasonable objections to the proposed subletting or
(b) the proposed subtenant shall be a person or entity with whom Owner is then negotiating or discussing to lease space in the Building.

                                    (4) In the event of any dispute between
Owner and Tenant as to the reasonableness of Owner's failure or refusal to consent to any subletting, such dispute shall be determined by arbitration in the City of New York in accordance with the provisions of Section 11.09.

                           B. Notwithstanding the foregoing provisions of this
Section 11.03, Owner shall have the following rights with respect to each proposed subletting by Tenant:

                                    (1) In the event Tenant proposes to sublet
all or substantially all of the Demised Premises, Owner, at Owner's option, may give to Tenant, within thirty (30) days after the submission by Tenant to Owner of the Proposed Sublet Statement, a notice terminating this Lease on the date (referred to as the "Earlier Termination Date") immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in such statement, and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the Expiration Date, the Fixed Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant; or

                                    (2) In the event Tenant proposes to sublet
all or any portion of the Demised Premises, Owner, at Owner's option, may give to Tenant, within thirty (30) days after the submission by Tenant to Owner, of the Proposed Sublet Statement, a notice electing to eliminate such portion of the Demised Premises

(said portion is referred to as the "Eliminated Space") from the Demised Premises during the period (referred to as the "Elimination Period") commencing on the date (referred to as "Elimination Date") immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in the Proposed Sublet Statement, and ending on the proposed expiration date of the term of the proposed subletting, as set forth in the Proposed Sublet Statement, and in the event such notice is given the following shall apply:

                                    (a) The Eliminated Space shall be eliminated
                           from the Demised Premises during the Elimination Period;

                                    (b) Tenant shall surrender the Eliminated
                           Space to Owner on or prior to the Elimination Date in the same manner as if said Date were the Expiration Date;

                                    (c) If the Eliminated Space shall constitute
                           less than an entire floor, (i) Owner, at Owner's expense, shall have the right to make any alterations and installations in the Demised Premises required, in Owner's judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Demised Premises shall contain any core toilets (for the purposes of this Article core toilets shall be deemed to include any unisex toilets) or any corridors (including any corridors proposed to be constructed by Owner pursuant to this subdivision
                           (c), providing access from the Eliminated Space to the core area), (ii) Owner and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Demised Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant;

                                    (d) During the Elimination Period, the Fixed
                           Rent, the Demised Premises Area (as defined in
                           Article 23), and, if the Demised Premises shall not have been submetered, then the Interim Electrical Inclusion Factor (as defined in Section 29.04) shall each be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the Elimination Date (including an equitable portion of the area of any corridors referred to in subdivision (c) of this Subsection 11.03.B.(2) as part of the area of the Eliminated Space for the purpose of computing such reduction), and in the event that the Eliminated Space shall be the entire Demised Premises, during the Elimination Period, Tenant shall have no rights with respect to the Demised Premises nor any obligations with respect to the Demised Premises, including, but not limited to, any obligations to pay Fixed Rent or any increases therein or any additional rent, and any prepaid portion of Fixed Rent for any period after the Elimination Date allocable to the Elimination Space shall be refunded by Owner to Tenant;

                                    (e) There shall be an equitable
                           apportionment of any increase in the Fixed Rent pursuant to Article 23 for the Escalation Year and Tax Escalation Year (as defined in Article 23) in which said Elimination Date shall occur;

                                    (f) If the Elimination Period shall end
                           prior to the Expiration Date, the Eliminated Space, in its then existing condition, shall be deemed restored to and once again a part of the Demised Premises during the period (referred to as the "Restoration Period") commencing on the date next following the expiration of the Elimination Period and ending on the Expiration Date;

                                    (g) During the Restoration Period, if any,
                           the Fixed Rent, the Demised Premises Area and the Electrical Inclusion Factor, as the Electrical Inclusion Factor may have been adjusted previously pursuant to the provisions of Section 29.04, shall each be increased in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the commencement of the Restoration Period (including an equitable portion of the area of any corridors referred to in subdivision (c) of this Subsection 11.03.B.(2) as a part of the area of the Eliminated Space for the purpose of computing such increase) and in the event that the Eliminated Space shall be the entire Demised Premises, during the Restoration Period, the Demised Premises, in its then existing condition, shall be deemed restored to Tenant and Tenant shall have all rights with respect to the Demised Premises which are set forth in this Lease and all obligations with respect to the Demised Premises which are set forth in this Lease, including, but not limited to, the obligations for the payment of Fixed Rent and any increases therein (as it would have been adjusted if Tenant occupied the Demised Premises during the Elimination Period) and any additional rent; and

                                    (h) There shall be an equitable
                           apportionment of any increase in the Fixed Rent pursuant to Article 23 for the Escalation Year and Tax Escalation Year in which the Restoration Period, if any, shall commence.

                                    However, notwithstanding the foregoing,
                           Owner and Tenant acknowledge the possibility that all or any of the tenants or occupants of the Eliminated Space may not have vacated and surrendered all or any portions of the Eliminated Space to Owner by the commencement of the Restoration Period; accordingly, notwithstanding anything to the contrary contained in the foregoing provisions of this Subsection B, the following shall apply:

                                    (x) the Restoration Period applicable to the
                           Eliminated Space shall commence on the commencement date of the Restoration Period with respect to those portions, if any, of the Eliminated Space which are vacant on the commencement of the Restoration Period and with respect to those portions, if any, of the Eliminated Space which are not vacant on the commencement of the Restoration Period on the respective later date or dates upon which such portions of the Eliminated Space become vacant and Owner gives notice to Tenant of such vacancy and the Expiration Date shall not be affected thereby, the increases in the Fixed Rent, the Demised Premises Area and the Interim Electrical Inclusion Factor, as the Interim Electrical Inclusion Factor may have been adjusted pursuant to the provisions of Section 29.04, shall be equitably adjusted to reflect the fact that all or any portions of the Eliminated Space have not been restored to Tenant on the commencement of the Restoration Period but are restored to Tenant and included back in the Demised Premises on a date or dates after the commencement of the Restoration Period;

                                    (y) except as expressly set forth in this
                           Subsection 11.03.B. to the contrary, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby; and

                                    (z) Tenant waives any rights to rescind this
                           Lease and to recover any damages which may result from the failure of Owner to deliver possession of all or any portions of the Eliminated Space on the commencement of the Restoration Period and Owner shall institute within thirty (30) days after the commencement of the Restoration Period, possession proceedings against any tenants and occupants who have not so vacated and surrendered all or any portions of the Eliminated Space, and agrees to prosecute such proceedings with reasonable diligence.

At the request of Owner, Tenant shall execute and deliver an instrument or instruments, in form satisfactory to Owner, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Subsection 11.03; however, neither Owner's failure to request any such instrument nor Tenant's failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Section. The failure by Owner to exercise any option under this Section 11.03 with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the premises affected thereby or any other portion of the Demised Premises.

                                    C. Owner and Tenant agree that (1) in
connection with any assignment of Tenant's interest in this Lease or any subletting of all or any portion of the Demised Premises, any increase in the rental value of the Demised Premises over and above the Fixed Rent payable pursuant to the provisions of this Lease, as such Fixed Rent may be increased from time to time pursuant to the provisions of this Lease, and (2) any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant in connection with an assignment of Tenant's interest in this Lease or the interest of any subtenant or other person claiming through or under Tenant under any sublease shall accrue to the benefit of Owner and not to the benefit of Tenant, or of any subtenant or other person claiming through or under Tenant, or of the creditors of Tenant or of any such subtenant or other person claiming through or under Tenant. Accordingly, Tenant agrees that if Owner shall fail to exercise its option to sooner terminate this Lease in connection with any proposed subletting by Tenant of all or substantially all of the Demised Premises, or its option to eliminate the Demised Premises or to eliminate from the Demised Premises any portion thereof, in connection with any proposed subletting by Tenant of the entire Demised Premises or any portion thereof, or if any subtenant or other person claiming through or under Tenant shall sublet all or any portion of the Demised Premises, Tenant shall pay to Owner a sum equal to fifty (50%) percent of any Subletting Profit, as such term is hereinafter defined. All rentals and other sums (including, but not limited to, sums payable for the sale or rental of any fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized on a straight-line basis over the term of this Lease or, in the event of a further subletting, over the term of the initial sublease, as the case may be cost thereof, which were provided and installed in the sublet premises at the sole cost and expense of Tenant or such subtenant or other person claiming through or under Tenant and for which no allowance or other credit has been given) payable by any subtenant to Tenant or to any subtenant or other person claiming through or under Tenant in connection with
(i) any subletting of the entire Demised Premises in excess of the Fixed Rent then payable by Tenant to Owner under this Lease, or (ii) any subletting of a portion of the Demised Premises in excess of that proportion of the Fixed Rent applicable to the floor on which the portion of the Demised Premises so sublet is located payable by Tenant to Owner under this Lease which the area of the portion of the Demised Premises so sublet bears to the total area of the Demised Premises on said floor on which the portion of the Demised Premises so sublet is located, are referred to, in the aggregate, as "Subletting Profit"; in computing any Subletting Profit it shall be deemed that the rental reserved under any such subletting shall commence to accrue as of the commencement of the term of such subletting even if such rental actually commences to accrue as of a date subsequent to such commencement, and there shall be deducted (i) a single brokerage commission (unless Tenant's exclusive broker employs another broker, in which case the total commission cannot exceed an amount equal to the lesser of the total commission paid by Tenant or a commission and one-half, at rates not to exceed generally prevailing rates in the Borough of Manhattan at the time such commission is incurred, if any such commission shall be incurred by Tenant or any such subtenant or other person claiming through or under Tenant in connection with such subletting (ii) reasonable attorney's fees, if such attorney's fees are incurred by Tenant or any such subtenant or other person in connection with such subletting, (iii) reasonable advertising fees, if such advertising fees are incurred by Tenant or any such subtenant or other person in connection with such subletting, (iv) reasonable alteration costs, not exceeding Twenty ($20.00) Dollars per rentable square foot, if such alteration costs are incurred by Tenant or any such subtenant or other person in connection with such subletting, and (v) the amount of an rent abatement or rent holiday of the sublet rental under such sublease granted by Tenant to such subtenant, provided that the amount of such deducted rent abatement or holiday shall not exceed the aggregate sum of the first three (3) months rental under the sublease, which deductions for such brokerage commission, attorney's fees, advertising expenses, alteration costs and amount of any rent abatement or rent holiday shall be amortized on a straight-line basis over the entire term of such subletting. Owner and Tenant agree that if Tenant, or any subtenant or other person claiming through or under Tenant, shall assign or have assigned its interest as Tenant under this Lease or its interest as subtenant under any sublease, as the case may be, Tenant shall pay to Owner a sum equal to any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant for such assignment. All sums payable hereunder to Tenant shall be paid to Owner as additional rent immediately upon such sums being paid to Tenant or to any subtenant or other person claiming through or under Tenant and, if requested by Owner, Tenant shall promptly enter into a written agreement with Owner setting forth the amount of such sums to be paid to Owner, however, neither Owner's failure to request the execution of such agreement nor Tenant's failure to execute such agreement shall vitiate the provisions of this Section. For the purposes of this Article, a trustee, receiver or other representative of the Tenant's or any subtenant's estate under any federal or state bankruptcy act shall be deemed a person claiming through or under Tenant.

                                    D. Neither Owner's consent to any subletting
nor anything contained in this Section shall be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Demised Premises by others. Neither any subtenant referred to in this Section nor its heirs, distributees, executors, administrators, legal representatives, successors nor assigns, without the prior consent of Owner in each instance, shall (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or permit the subletting of, that part of the Demised Premises affected by such subletting or any portion thereof, or (iii) permit such part of the Demised Premises affected by such subletting or any portion thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such subtenant. The sale, pledge, transfer or other alienation of more than forty-nine (49%) percent of (a) any of the issued and outstanding capital stock of any corporate subtenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (b) any interest in any partnership or joint venture subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed for the purposes of this Section to be an assignment of such sublease which shall require the prior consent of Owner in each instance and any sublease shall so provide.

                  SECTION 11.04. OWNER'S RIGHTS UPON LEASE DISAFFIRMANCE: A. In the event that, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Subsections 16.01(c) and (d), or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to
Section 16.01 based upon any of the Events of Default set forth in said Subsections, Tenant, upon request of Owner given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Owner in the event of a disaffirmance or rejection or in the event of termination other than by act of Owner), shall (i) pay to Owner all Fixed Rent, additional rent and other charges due and owing by the assignee to Owner under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Owner of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date unless sooner terminated as in such lease provided, at the same Fixed Rent and then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Fixed Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 23 of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Owner's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Owner shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of Tenant's default thereunder.

                  SECTION 11.05. A. Supplementing the provisions of Article 11, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed beyond any applicable grace periods for the curing of such defaults, NCI ADVERTISING, INC., Tenant named herein, shall have the right, without the prior consent of Owner, to assign its interest in this Lease, for the use permitted in this Lease, to any subsidiary or affiliate of Tenant named herein, and only for such period as it shall remain such subsidiary or affiliate. For the purposes of this
Article: (a) a "subsidiary" of Tenant named herein shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned by Tenant named herein, and (b) an "affiliate" of Tenant named herein shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant named herein. For the purpose of the definition of "affiliate" the word "control" (including, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract. No such assignment shall be valid or effective unless, within ten (10) days after the execution thereof, Tenant shall deliver to Owner all of the following: (I) a duplicate original instrument of assignment, in form and substance satisfactory to Owner, duly executed by Tenant, in which Tenant shall (a) waive all notices of default given to the assignee, and all other notices of every kind or description now or hereafter provided in this Lease, by statute or rule of law, and (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment, (ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby,
(iii) any further assignment or transfer of Tenant's interest in this Lease,
(iv) any exercise, non-exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease, (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance, and (c) expressly waive and surrender any then existing defense to its liability hereunder it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances, and (II) an instrument, in form and substance satisfactory to Owner, duly executed by the assignee, in which such assignee shall assume the observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. An instrument substantially in the same form and substance as Exhibit 4 shall be satisfactory to Owner.

                                    B. Further supplementing the provisions of
Article 11, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed beyond any applicable grace periods for the curing of such defaults, NCI ADVERTISING, INC., Tenant named herein, shall have the right without the prior consent of Owner, to sublet to, or permit the use or occupancy of, all or any part of the Demised Premises by any subsidiary or affiliate (as said terms are defined in

Section 11.05.A.) of Tenant named herein for the use permitted in this Lease and only for such period as it shall remain such subsidiary or affiliate. However, no such subletting shall be valid unless, prior to the execution thereof, Tenant shall give notice to Owner of the proposed subletting, and within ten (10) days after the execution thereof, Tenant shall deliver to Owner an agreement, in form and substance reasonably satisfactory to Owner, duly executed by Tenant and said subtenant, in which said subtenant shall assume performance of and agree to be personally bound by, all of the terms, covenants and conditions of this Lease which are applicable to said subtenant. Tenant shall give prompt notice to Owner of any such use or occupancy and such use or occupancy shall be subject and subordinate to all of the terms, covenants and conditions of this Lease. No such use or occupancy shall operate to vest in the user or occupant any right or interest in this Lease or the Demised Premises. For the purposes of determining the number of subtenants or occupants in the Demised Premises, the occupancy of any such permitted subsidiary or affiliate of Tenant shall be deemed the occupancy of Tenant and such subsidiary or affiliate shall not be counted as a subtenant or occupant for the purposes of Section 11.03 and the provisions of
Section 11.03 relating to Owner's option to terminate this Lease and Subletting Profits shall not be applicable to any proposed subletting or any assignment to any such subsidiary or affiliate of Tenant pursuant to the provisions of this Section.

                  SECTION 11.06. Supplementing the provisions of Section 11.02, during the Demised Term, Owner shall maintain a directory in the lobby of the Building and shall make available to Tenant Tenant's Proportionate Share of the space in said directory for the listing of Tenant's name and the names of any of the officers or employees of Tenant and any permitted occupants of the Demised Premises.

                  SECTION 11.07. A. Notwithstanding anything to the contrary contained in Section 11.01, Tenant shall have the privilege, without the consent of Owner, to assign its interest in this Lease to any corporation or limited liability company which is a bona fide successor to Tenant either by merger or consolidation or purchase of all or substantially all of the assets, business and goodwill of Tenant, provided that this Lease shall not be the sole asset of Tenant and such assignment shall be effected pursuant to a transaction which shall be for a good faith and valid business purpose and shall not be intended primarily to effect an assignment of the leasehold interest created hereby and such successor shall continue to use and occupy the Demised Premises for the use permitted in this Lease. However, no such assignment shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Owner
(i) a duplicate original instrument of assignment in form and substance satisfactory to Owner, duly executed by Tenant, and (ii) an instrument in form and substance satisfactory to Owner, duly executed by assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on tenant's part to be observed and performed. An instrument substantially in the same form and substance as Exhibit 4 annexed hereto shall be satisfactory to Owner.

                                    B. Notwithstanding anything to the contrary
contained in Section 11.01, Tenant shall have the privilege, without the consent of Owner, to sell all the issued and outstanding capital stock of Tenant to any person, firm or corporation provided this Lease shall not be the sole asset of such party and such sale shall be effected pursuant to a transaction which shall be for a good faith and valid business purpose and shall not be intended primarily to effect the sale of the leasehold interest created hereby and Tenant shall continue to use and occupy the Demised Premises for the use permitted in this Lease.

                  SECTION 11.08. Supplementing the provisions of Section 11.01, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond the applicable grace periods for the curing of such default, Owner agrees that Tenant named herein shall have the right, without the prior consent of Owner, to permit the use or occupancy of not more than an aggregate of 7,000 rentable square feet of the Demised Premises by any corporation, partnership or other business entity (referred to herein as a "Related Entity") of which Tenant or any affiliate of Tenant has at least a ten (10%) percent ownership interest for the use permitted in this Lease and only for such period as it shall remain a Related Entity. Tenant shall give prompt notice to Owner of any such use or occupancy, and such use or such occupancy shall be subject and subordinate to all of the terms, covenants and conditions of this Lease. No such use or occupancy shall operate to vest in any such Related Entity any right or interest in this Lease or the Demised Premises.

                  SECTION 11.09. If Tenant desires to determine any dispute between Owner and Tenant as to the reasonableness of Owner's decision to refuse to consent to any subletting in accordance with the provisions of Section 11.03, such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions of this Section. Within five (5) business days next following the giving of any notice by Tenant to Owner stating that it wishes such dispute to be so determined, Owner and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York, New York County, or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Borough of Manhattan. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Owner and Tenant of their determination as soon as practicable, and if possible, within five (5) business days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Owner and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Owner and Tenant. Any award rendered in any arbitration held pursuant to this Section shall be final and binding upon Owner and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall otherwise share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

                  SECTION 11.10. Tenant acknowledges that as a material inducement to Owner in entering into this Lease, Tenant agrees not to occupy any space in the Building (whether by sublease, assignment or otherwise) other than
(a) space demised in this Lease (including any additional space to be leased by Tenant hereunder, which Tenant is presently occupying as a tenant, or subtenant, as the case may be) and (b) space demised to W.H. Freeman, Inc. which Tenant is currently seeking to sublet (the thirty-fifth (35th), thirty-sixth (36th) and thirty-seventh (37th) floors in the Building) without the express written consent of Owner which consent may be arbitrarily withheld in Owner's sole and absolute discretion.

                                   ARTICLE 12

                            PRESENT OCCUPANT/"AS IS"

                  SECTION 12.01. PRESENT OCCUPANT: A. Tenant acknowledges that Owner has advised Tenant that the Demised Premises are presently affected by a letting agreement with Liddy, Sullivan, Galway, Beglar & Peroff, P.C. (referred to as the "Present Occupant") for a term to expire on October 31, 1996, unless sooner terminated pursuant to any of the terms, covenants or conditions of the lease with the Present Occupant or pursuant to law. Notwithstanding anything to the contrary contained in this Lease, if the Present

Occupant does not vacate and surrender the Demised Premises to Owner on or prior to October 31, 1996, then (i) the Demised Term shall not commence on November 1, 1996, but shall, instead, commence on the date next following the date that the Present Occupant has vacated and surrendered the Demised Premises to Owner, (ii) the Demised Term shall nevertheless end on October 31, 2007, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property Law or any successor law of like import to rescind this Lease or rescind its obligations with respect to the Lease, (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Demised Premises to Tenant on November 1, 1996 and
(vi) Owner shall institute on or before December 1, 1996 possession proceedings against the Present Occupant and shall prosecute such proceedings with reasonable diligence.

                                    B. If the Present Occupant shall fail to
vacate and surrender the Demised Premises to Owner by April 1, 1997, Tenant shall have the single right by notice given to Owner on or prior to April 20, 1997, to terminate this Lease and the Demised Term with respect to the original Demised Premises only (i.e. that portion of the fortieth (40th) floor described in Section 1.01) and in the event such notice is given, this Lease and the Demised Term shall terminate with respect to the original Demised Premises only and come to an end on the date of the giving of such notice and all prepaid Fixed Rent paid by Tenant to Owner shall be refunded by Owner to Tenant and Owner and Tenant shall be released and discharged of and from any and all liability under the provisions of this Lease with respect to the original Demised Premises only. Time is of the essence with respect to the giving of such notice by Tenant to Owner and in the event that Tenant shall fail to give any such notice on or prior to April 20, 1997, any notice given by Tenant to Owner after said date purporting to exercise such right shall be deemed of no force and effect and the Demised Term shall commence in accordance with the provisions of Section 12.01.A. Notwithstanding the exercise of Tenant's option to terminate this Lease with respect to the original Demised Premises only pursuant to the provisions of this Section 12.01.B., Tenant shall remain obligated under the terms and provisions of this Lease, including, but not limited to, Articles 42, 43, 43 and 45.

                  SECTION 12.02. "AS IS": Tenant acknowledges that Owner has made no representations to Tenant with respect to the condition of the Demised Premises and Tenant agrees to accept possession of the Demised Premises in the condition which shall exist on the Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Demised Premises for Tenant's occupancy, except that (a) all Base Building HVAC systems shall be in working order on or about the Commencement Date, (b) the Demised Premises shall be delivered "broom clean", vacant and free of occupancies and (c) the provisions of this Section
12.02 shall not be deemed to diminish the obligations of Owner under Article 9 hereof.

                                   ARTICLE 13

                           ACCESS TO DEMISED PREMISES

                  SECTION 13.01. OWNER'S RIGHT TO ENTER: Owner and its agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all times to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Owner under this Lease or exercising any right or remedy reserved to Owner in this Lease, or complying with any Legal Requirement which Owner is obligated to comply with hereunder, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key or to forcibly enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the

Demised Premises; (iii) to exhibit the Demised Premises to others subject to
Section 13.05.B.; (iv) to make such repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, ventilating, elevator, plumbing, electrical, telecommunication and other mechanical facilities, as Owner may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (vi) during the last three (3) months of the Demised Term to alter, renovate and decorate the Demised Premises provided that Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises. The lessors under any Superior Lease and the holders of any Mortgage shall have the right to enter the Demised Premises from time to time through their respective employees, agents, representatives and architects to inspect the same or to cure any default of Owner or Tenant relating thereto. Owner shall have the right, from time to time, to change the name, number or designation by which the Building is commonly known.

                  SECTION 13.02. OWNER'S RESERVATION OF RIGHTS TO PORTIONS OF THE BUILDING: All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, ventilating, plumbing, electrical, telecommunication and other mechanical facilities, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Owner. Owner also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently or unreasonably obstruct Tenant's access to the Demised Premises. Nothing contained in this Article 13 shall impose any obligation upon Owner with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

                  SECTION 13.03. ACCESS TO THIRD PARTIES: Owner and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Owner under this Section, shall be deemed to constitute recognition by Owner that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

                  SECTION 13.04. NO ACTUAL OR CONSTRUCTIVE EVICTION: The exercise by Owner or its agents of any right reserved to Owner in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  SECTION 13.05. A. Supplementing the provisions of Sections
13.01 and 13.02, Owner agrees that except in cases of emergency, any entry upon the Demised Premises pursuant to the provisions of said Sections shall be made at reasonable times, and only after reasonable advance notice (which may be mailed, delivered or left at the Demised Premises, notwithstanding any contrary provisions of Article 27), and any work performed or installations made pursuant to said Section shall be made with reasonable diligence and any such entry, work or installations shall be made in a manner designed to minimize interference with Tenant's normal business operations (however, nothing contained in this Section shall be deemed to impose upon Owner any obligation to employ contractors or labor at so-called overtime or other premium pay rates).

                                    B. Further supplementing the provisions of
Section 13.01, Owner's right to exhibit the Demised Premises to others shall be limited to insurance carriers and representatives thereof, prospective purchasers of the Real Property or the Building, holders or prospective holders of any mortgage affecting the Real Property or the Building or any ground or underlying lease, and other legitimate business visitors, and, during the last year of the Demised Term, any prospective tenants of the Demised Premises.

                                    C. Further supplementing the provisions of
Section 13.01, Owner agrees that any pipes, ducts or conduits installed in or through the Demised Premises during the Demised Term pursuant to the provisions of Section 13.01, shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors, or completely furred at points immediately adjacent to partitioning, columns or ceilings, and that when the installation of such pipes, ducts or conduits shall be completed, such pipes, ducts or conduits shall not reduce the usable area of the Demised Premises, except to a diminimus extent.

                  SECTION 13.06. GENERAL ACCESS. Owner agrees that Tenant shall be entitled to access to the Demised Premises through the Building twenty-four
(24) hours per day, seven (7) days per week subject to the provisions of this Lease.

                                   ARTICLE 14

                                   VAULT SPACE

                  SECTION 14.01. The Demised Premises do not contain any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan. Owner makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space which shall be used by Tenant shall be paid by Tenant.

                                   ARTICLE 15

                            CERTIFICATE OF OCCUPANCY


                  SECTION 15.01. Tenant will not at any time use or occupy, or permit the use or occupancy of, the Demised Premises in violation of any Certificate(s) of Occupancy covering the Demised Premises. Owner agrees that a temporary or permanent Certificate(s) of Occupancy covering the Demised Premises will be in force on the Commencement Date permitting the Demised Premises to be used as "offices". However, neither such agreement, nor any other provision of this Lease, nor any act or omission of Owner, its agents or contractors, shall be deemed to constitute a representation or warranty that the Demised Premises, or any part thereof, may be lawfully used or occupied for any particular purpose or in any particular manner, in contradistinction to mere use as "offices". Owner represents to Tenant that the existing Certificate of Occupancy covering the Demised Premises permits the Demised Premises to be used as "offices".

                                   ARTICLE 16

                                     DEFAULT

                  SECTION 16.01. EVENTS OF DEFAULT: Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to herein, singly, as an "Event of Default" and collectively as "Events of Default"):

                                    (a) if Tenant shall default in the payment
                           when due of any installment of Fixed Rent or any increase in the Fixed Rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default; or

                                    (b) if Tenant shall default in the
                           observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent, any increase in the Fixed Rent and additional rent) and Tenant shall fail to remedy such default within fifteen (15) days after notice by Owner to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of fifteen
                           (15) days and Tenant shall not commence within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                                    (c) if Tenant shall file a voluntary
                           petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

                                    (d) if, within ninety (90) days after the
                           commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

                                    (e) if Tenant shall default in the
                           observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Owner of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                                    (f) if the Demised Premises shall become
                           vacant for a period in excess of ninety (90) consecutive days or abandoned; or

                                    (g) if Tenant's interest in this Lease shall
                           devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 11;

then, during such time as such Event(s) of Default is/are continuing, Owner may at any time, at Owner's option, give to Tenant a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages and all other sums payable pursuant to the provisions of Article 18.

                  SECTION 16.02. "TENANT"/MONEYS RECEIVED: If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Subsections (c) and (d) of Section 16.01, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Owner from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said Subsections (c) and (d) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Owner shall not be deemed an acceptance of rent or a waiver on the part of Owner of any rights under Section 16.01.

                                   ARTICLE 17

                                    REMEDIES

                  SECTION 17.01. OWNER'S RIGHT OF RE-ENTRY AND RIGHT TO RELET:
If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default, or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16:

                                    (a) Owner and its agents and servants may
                           immediately, or at any time thereafter or after the date upon which this Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

                                    (b) Owner, at Owner's option, may relet the
                           whole or any part or parts of the Demised Premises, from time to time, either in the name of Owner or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Owner, in its sole discretion, may determine. Owner shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Owner, at Owner's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Owner, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  SECTION 17.02. WAIVER OF RIGHT TO REDEEM, ETC.: Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Owner, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth in this Lease is cumulative and shall not preclude Owner from invoking any other remedy allowed by law or in equity.

                  SECTION 17.03. Owner agrees that the first sentence of Section
17.02 shall not be deemed a waiver of Tenant's right to be served with any notice of petition and petition in any summary proceeding under the provisions of the Real Property Actions and Proceedings Law of the State of New York and of any successor law of like import then in force.

                                   ARTICLE 18

                                     DAMAGES

                  SECTION 18.01. AMOUNT OF OWNER'S DAMAGES: If this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                                    (a) Tenant shall pay to Owner all Fixed
                           Rent, additional rent and other charges payable under this Lease by Tenant to Owner to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Owner, as the case may be; and

                                    (b) Tenant shall also be liable for and
                           shall pay to Owner, as damages, any deficiency (referred to as a "Deficiency") between the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.01 for any part of such period (first deducting from the rents collected under any such reletting all of Owner's expenses in connection with the termination of this Lease or Owner's re-entry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorney's fees, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Owner shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Owner's right to collect the Deficiency for any subsequent month by a similar proceeding. Solely for the purposes of this Subsection (b), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted, from time to time, to reflect any increases which would have been payable pursuant to any of the provisions of this Lease including, but not limited to, the provisions of Article 23 of this Lease if the term hereof had not been terminated; and

                                    (c) At any time after the Demised Term shall
                           have expired and come to an end or Owner shall have re-entered upon the Demised Premises, as the case may be, whether or not Owner shall have collected any monthly Deficiencies as aforesaid, Owner shall be entitled to recover from Tenant, and Tenant shall pay to Owner, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of eight (8%) percent per annum, less the aggregate amount of Deficiencies theretofore collected by Owner pursuant to the provisions of subsection (b) of this Section for the same periods. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Owner for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Solely for the purposes of this Subsection (c), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted to reflect any increases pursuant to the provisions of Article 23 for the Escalation Year and Tax Escalation Year immediately preceding such event.

                  SECTION 18.02. RENTS UNDER RELETTING: If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article
18. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 16, 17 or this Article shall be deemed to limit or preclude the recovery by Owner from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Owner may be entitled in addition to the damages set forth in Section 18.01.

                                   ARTICLE 19

                          FEES AND EXPENSES; INDEMNITY

                  SECTION 19.01. OWNER'S RIGHT TO CURE TENANT'S DEFAULT: If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner, at any time thereafter and without notice in cases of emergency and after reasonable advance notice in other cases (which notice may be given either in accordance with the provisions of Article 27 of by personal delivery at the Demised Premises), may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Owner with respect to such default.

                  SECTION 19.02. TENANT'S INDEMNITY AND LIABILITY INSURANCE
OBLIGATIONS: A. Tenant agrees to indemnify and save Owner harmless of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant (in contradistinction to the mere use and occupancy of the Demised Premises as "offices"), or (iii) any improper acts, improper omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or after the expiration of, the Demised Term, including, but not limited to, any improper acts, improper omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Owner of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by the manner of use or occupancy, improper act, improper omission or negligence referred to in the preceding sentence. If any action or proceeding shall be brought against Owner or Owner's agents, or the lessor or lessors under any ground or underlying lease, based upon any such claim and if Tenant, upon notice from Owner, shall cause such action or proceeding to be defended at Tenant's expense by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Owner, without any disclaimer of liability by Tenant or such insurance carriers in connection with such claim, Tenant shall not be required to indemnify Owner, Owner's agents or any such lessor for counsel fees in connection with such action or proceeding.

                                    B. Tenant shall maintain comprehensive
public liability insurance against any claims by reason of personal injury, death and property damage occurring in or about the Demised Premises covering, without limitations, the operation of any private air conditioning equipment and any private elevators, escalators or conveyors in or serving the Demised Premises or any part thereof, whether installed by Owner, Tenant or others, and shall furnish to Owner duplicate original policies of such insurance at least ten (10) days prior to the Commencement Date and at least ten (10) days prior to the expiration of the term of any such policy previously furnished by Tenant, in which policies Owner, and Owner's agents and the lessor or lessors under all ground or underlying leases shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Owner.

                  SECTION 19.03. PAYMENTS: Tenant shall pay to Owner, within thirty (30) days next following rendition by Owner to Tenant of bills or statements therefor: (i) sums equal to all expenditures made and monetary obligations incurred by Owner including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees and disbursements, in connection with the remedying by Owner, for Tenant's account pursuant to the provisions of Section 19.01, of any default of Tenant, and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 19.02, and (iii) sums equal to all expenditures made and monetary obligations incurred by Owner including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees and disbursements, in collecting or attempting to collect the Fixed Rent, any additional rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Owner under this Lease or pursuant to law, whether by the institution and prosecution of summary proceedings or otherwise; and (iv) all other sums of money (other than Fixed
Rent) accruing from Tenant to Owner under the provisions of this Lease. Any sum of money (other than Fixed Rent) accruing from Tenant to Owner pursuant to any provision of this Lease whether prior to or after the Commencement Date, may, at Owner's option, be deemed additional rent, and Owner shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Fixed Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

                  SECTION 19.04. TENANT'S LATE PAYMENTS - LATE CHARGES: If Tenant shall fail to make payment of any installment of Fixed Rent or any increase in the Fixed Rent or any additional rent within ten (10) days after the date when such payment is due, Tenant shall pay to Owner, in addition to such installment of Fixed Rent or such increase in the Fixed Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to the then current prime rate (as the term "prime rate" is defined in Section 31.03) charged by Chemical Bank or its successor of the amount unpaid computed from the date such payment was due to and including the date of payment.

                  SECTION 19.05. Supplementing the provisions of Section 19.02, those provisions of subdivision 19.02(iii) which are made applicable to improper acts, improper omissions or negligence in or about the Building or the Demised Premises after the expiration of the Demised Term, shall only be so applicable if such improper acts, improper omission or negligence occurs in connection with or relates to this Lease.

                                   ARTICLE 20

                                ENTIRE AGREEMENT

                  SECTION 20.01. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Neither Owner nor Owner's agents have made any representations or warranties with respect to the Demised Premises, the Building, the Real Property or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any provisions of this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of Owner shall be deemed to mean the written consent of Owner, or the written approval of Owner, as the case may be, and no consent or approval of Owner shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Owner.

                                   ARTICLE 21

                                   END OF TERM

                  SECTION 21.01. End of Term: On the date upon which the Demised Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant, at Tenant's sole cost and expense, (i) shall quit and surrender the Demised

Premises to Owner, broom clean and in good order and condition, ordinary wear and damage or destruction by fire, the elements and other casualty or repairs for which Tenant is not liable under the provisions of this Lease excepted, and
(ii) shall remove all of Tenant's Personal Property and all other property and effects of Tenant and all persons claiming through or under Tenant from the Demised Premises and the Building, and (iii) shall repair all damage to the Demised Premises occasioned by such removal and (iv) shall, at Owner's election, exercisable within four (4) months following the expiration or earlier termination of the Demised Term, remove any private interior staircases installed by or on behalf of Tenant after the date of this Lease in the Demised Premises or connecting the Demised Premises or any part thereof with any other space (referred to herein as the "Other Space") in the Building occupied by Tenant, and restore those portions of the Demised Premises, the Other Space and the Building affected by any such staircases (including, but not limited to, the slabbing over of any openings) to the condition of each which existed prior to the installation of any such staircases, and repair any damage to the Demised Premises, Other Space and the Building occasioned by such removal. Notwithstanding the provisions of subdivision (iv) of the foregoing sentence, in the event Owner does not elect to have removed any such staircase referred to therein, any such staircase shall be and remain the property of Owner at no cost or expense to Owner. Owner and Tenant acknowledge that there is a staircase connecting the twenty-seventh (27th) and twenty-eighth (28th) floors of the Demised Premises as of the date of this Lease. Owner shall have the right to retain any property and effects which shall remain in the Demised Premises after the expiration or sooner termination of the Demised Term, and any net proceeds from the sale thereof, without waiving Owner's rights with respect to any default by Tenant under the foregoing provisions of this Section. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this Article. If said date upon which the Demised Term shall expire and come to an end shall fall on a Sunday or holiday, then Tenant's obligations under the first sentence of this Section shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Demised Term.

                  SECTION 21.02. Supplementing the provisions of Section 21.01, Tenant shall have no obligation to remove any of Tenant's Alterations and restore the Demised Premises to their original condition. However, the foregoing shall not be deemed to relieve Tenant of any obligations to repair damage to the Demised Premises occasioned by the removal of such Alterations, Personal Property and other property and effects of Tenant and all persons claiming through or under Tenant which Tenant elects to remove from the Demised Premises and the Building.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

                  SECTION 22.01. QUIET ENJOYMENT: Owner covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and additional rent reserved in this Lease and observing and performing all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term, subject, however, to the terms, covenants and conditions of this Lease including, but not limited to, the provisions of Section 38.01, and subject to the ground or underlying leases and the mortgages referred to in Article 7.

                                   ARTICLE 23

                                   ESCALATION

                  SECTION 23.01. In the determination of any increase in the Fixed Rent under the provisions of this Article, Owner and Tenant agree as follows:

                           A. The term "Tax Escalation Year" shall mean each
fiscal year commencing July 1st and ending on the following June 30th which shall include any part of the Demised Term.

                           B. The term "Escalation Year" shall mean each
calendar year which shall include any part of the Demised Term.

                           C. The term "Taxes" shall be deemed to include all
real estate taxes and assessments, special or otherwise, upon or with respect to the Real Property imposed by the City or County of New York or any other taxing authority, provided that the tax assessed by any other taxing authority is to create a new or additional source of revenue through taxation of real estate as such. If, due to any change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax shall be substituted for, or levied against Owner or any owner of the Building or the Real Property, in lieu of any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes for the purposes of this Article. The term Taxes shall be deemed to exclude any increase in real estate taxes based upon an increase in the assessment of the Real Property solely and directly attributable to an increase in the size of the Building from that in effect on the date of this Lease.

                           D. The term "Owner's Basic Tax Liability" shall mean
a sum equal to Taxes payable for the fiscal tax year commencing July 1, 1996 and ending June 30, 1997.

                           E. The term "Demised Premises Area" shall mean 7,370
square feet.

                           F. The term "Building Area" shall mean 527,815 square
feet.

                           G. The term "Tenant's Proportionate Share" shall mean
the fraction, the denominator of which is the Building Area and the numerator of which is the Demised Premises Area (carried out to four decimal places).

                           H. (1) The term "Operating Expenses" shall mean the
aggregate cost and expense incurred by Owner in the operation, maintenance, management and security of the Real Property and any plazas, sidewalks and curbs adjacent thereto including, without limitation, the cost and expense of the following: salaries, wages, medical, surgical and general welfare and other so-called "fringe" benefits (including group insurance and retirement benefits) for employees (including, but not limited to, employees who provide twenty four
(24) hour services, seven (7) days per week throughout the year) of Owner or any contractor of Owner engaged in the cleaning, operation, maintenance or management of the Real Property, or engaged for security purposes and/or for receiving or transmitting deliveries to and from the Building, and payroll taxes and workmen's compensation insurance premiums relating thereto, gas, steam, water, sewer rental, all electrical costs incurred in the operation of the Building, utility taxes, rubbish removal, fire, casualty, liability, rent and other insurance carried by Owner, repairs, repainting, replacement, maintenance of grounds, Building supplies, uniforms and cleaning thereof, snow removal, window cleaning, service contracts with independent contractors for any of the foregoing (including, but not limited to, elevator, air conditioning and fire alarm and communication equipment maintenance), management fees (whether or not paid to any person, firm or corporation having an interest in or under common ownership with Owner or any of the persons, firms or corporations comprising Owner), legal fees and disbursements and other expenses, including, without limitation, legal fees and expenses incurred in connection with any application or proceeding brought for reduction of the assessed valuation of the Real Property or any part thereof, except to the extent that Owner has been reimbursed for any such legal fees under the provisions of subsection 23.04.B of this Lease, auditing fees, the cost of Included Improvements in accordance with the provisions of subdivision
(2) of this paragraph H, and all other costs and expenses incurred in connection with the operation, maintenance, management and security of the Real Property, and any plazas, sidewalks and curbs adjacent thereto.

                                    (2) Notwithstanding the aforesaid provisions
of subdivision (1) above, the cost and expense of the following shall not be included in Operating Expenses: (i) leasing commissions; (ii) management fees in excess of generally prevailing rates in the Borough of Manhattan for buildings of like class and character in which the managing agent does not receive any leasing commissions; (iii) executives salaries (including fringe benefits) above the grade of building manager and superintendent; (iv) capital improvements and replacements which under generally accepted accounting principles and practice would be classified as capital expenditures, except that the cost and expense of any improvement, alteration, replacement or installation which is either (a) required by law, or (b) designed, in Owner's judgment, to result in savings or reductions in Operating Expenses limited, however, to the extent of such savings or reductions in any Escalation Year (such improvements, alterations, replacements and installations are referred to as "Included Improvements") shall be included in Operating Expenses for any Escalation Year to the extent of (x) the annual amortization or depreciation of the cost and expense to Owner of such Included Improvements, as amortized on a straight line basis over ten (10) years made during any such Escalation Year plus (y) an annual charge for interest upon the unamortized or undepreciated portions of such cost and expense at the average prime rate during the Escalation Year in question; (v) any other item which under generally accepted accounting principles and practice would not be regarded as an operating, maintenance or management expense; (vi) any item for which Owner is compensated through proceeds of insurance; (vii) any specific compensation which Owner receives from any tenant for services rendered to such tenant by Owner above and beyond those services generally rendered by Owner to tenants in the Building without specific compensation therefor; (viii) fifty (50%) percent of all electrical costs incurred in the operation of the Building, provided, however, that in the event that Owner discontinues the redistribution or furnishing of electrical energy to substantially all the tenants in the Building pursuant to the provisions of Section 29.04.E. or similar provisions in leases with other tenants of the Building, then for the purpose of calculating Operating Expenses, the cost and expense incurred by Owner for electricity shall thereafter be deemed to be one hundred (100%) percent of the total cost and expense to Owner of purchasing electricity for the Building and this exclusion
(viii) shall no longer have any force and effect; (ix) the cost to Owner for cleaning any tenanted space except for the cost to Owner of cleaning the exterior windows of tenanted space, public corridors and public toilet rooms and other public portions of the Building; (x) ground rent; (xi) debt service and other costs of financing or refinancing; (xii) professional fees incurred by Owner in the preparation of leases or in disputes with tenants of the Building to the extent that such disputes do not benefit Tenant or other tenants of the Building; (xiii) the cost of preparing space in the Building for occupancy by tenants; (xiv) any specific compensation which Owner receives from any tenant for services rendered to such tenant by Owner above and beyond these services generally rendered by Owner to tenants in the Building with specific compensation therefor; (xv) advertising and promotional expenditures; (xvi) all costs of compliance under the provisions of any future ground or underlying leases of the Real Property or any portion thereof that are not otherwise included under the provisions of subdivision (1) above; and (xvii) costs of Owner's Asbestos Work as defined in Section 3.09.A. and the costs of Owner's obligations under Section 3.09.B.

                           I. The term "Base Operating Expenses" shall mean a
sum equal to Operating Expenses for the calendar year 1996.

                           J. The term "Owner's Tax Statement" shall mean an
instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.02 A. of this Article.

                           K. The term "Owner's Operating Expense Statement"
shall mean an instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.04 of this Article.

                           L. The term "Monthly Escalation Installment" shall
mean a sum equal to one-twelfth (1/12th) of the increase in the Fixed Rent payable pursuant to the provisions of subsection 23.04 A for the Escalation Year with respect to which Owner has most recently rendered an Owner's Operating Expense Statement, appropriately adjusted to reflect (i) in the event such Escalation Year is a partial calendar year, the increase in the Fixed Rent which would have been payable for such Escalation Year if it had been a full calendar year, and (ii) the amount by which current Operating Expenses as reasonably estimated by Owner exceed Operating Expenses as reflected in such Owner's Operating Expenses Statement but in no event greater than one hundred ten (110%) percent of the Operating Expenses as reflected in such Owner's Operating Expense Statement; and (iii) any net credit balance to which Tenant may be entitled pursuant to the provisions of subsection 23.05 C.

                           M. The term "Monthly Escalation Installment Notice"
shall mean a notice given by Owner to Tenant which sets forth the current Monthly Escalation Installment; such Notice may be contained in a regular monthly rent bill, in an Owner's Operating Expense Statement, or otherwise, and may be given from time to time, at Owner's election.

                  SECTION 23.02. A. If Taxes payable in any Tax Escalation Year shall be in such amount as shall constitute an increase above Owner's Basic Tax Liability, the Fixed Rent for such Tax Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of any such increase in Taxes.

                           B. Unless the Commencement Date shall occur on a July
1st, any increase in the Fixed Rent pursuant to the provisions of subsection A of this Section 23.02 for the Tax Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30th of such Tax Escalation Year, both inclusive, shall bear to the total number of days in such Tax Escalation Year. Unless the Demised Term shall expire on a June 30th, any increase in the Fixed Rent pursuant to the provisions of said subsection A for the Tax Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from July 1st of such Tax Escalation Year to such date of expiration, both inclusive, shall bear to the total number of days in such Tax Escalation Year.

                  SECTION 23.03. A. Owner shall render to Tenant, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises, an Owner's Tax Statement with respect to each Tax Escalation Year, either prior to or during such Tax Escalation Year. Owner's failure to render an Owner's Tax Statement with respect to any Tax Escalation Year shall not prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Tax Escalation Year, nor shall it deprive Tenant of any credit to which it otherwise might be entitled for such Tax Escalation Year pursuant to the provisions of subsection B of this Section 23.03. Tenant acknowledges that under present law, Taxes are payable by Owner (i) with respect to a fiscal year commencing July 1st and ending on the following June 30th, and (ii) in two (2) installments, in advance, the first of which is payable on July 1st, and the second and final payment of which is payable on the following January 1st. Within ten (10) days next following rendition of the first Owner's Tax Statement which shows an increase in the Fixed Rent for any Tax Escalation Year, Tenant shall pay to Owner one-half (w) of the amount of the increase shown upon such Owner's Tax Statement for such Tax Escalation Year (including any apportionment pursuant to the provisions of subsection B of Section 23.02); and, subsequently, provided Owner shall have rendered to Tenant an Owner's Tax Statement, Tenant shall pay to Owner not later than thirty (30) days prior to the date on which the installment of Taxes is required to be paid by Owner a sum equal to one-half (1/2) of Tenant's Proportionate Share of Taxes payable with respect to such Tax Escalation Year as shown on such Owner's Tax Statement. Tenant further acknowledges that it is the purpose and intent of this Section
23.03 to provide Owner with Tenant's Proportionate Share of the increases in the Fixed Rent pursuant to the provisions of this subsection A thirty (30) days prior to the time such installment of Taxes is required to be paid by Owner without penalty or interest. Accordingly, Tenant agrees if the number of such installments and/or the date of payment thereof and/or the fiscal year used for the purpose of Taxes shall change then (a) at the time that any such revised installment is payable by Owner, Tenant shall pay to Owner the amount which shall provide Owner with Tenant's Proportionate Share of the increases in the Fixed Rent pursuant to the provisions of Section 23.02.A. applicable to the revised installment of Taxes then required to be paid by Owner, and (b) this Article shall be appropriately adjusted to reflect such change and the time for payment to Owner of Tenant's Proportionate Share of any increase in Taxes as provided in this Article shall be appropriately revised so that Owner shall always be provided with Tenant's Proportionate Share of the increase in the Fixed Rent thirty (30) days prior to the installment of Taxes required to be paid by Owner. In the event of any change referred to in the foregoing sentence, solely with respect to the first payment required to be made by Tenant after such change under the provisions of the foregoing sentence, Tenant shall not be required to make any such payment until the later of the following two (2) dates: (i) the date which is thirty (30) days prior to the date any installment of Taxes is required to be paid by Owner, or (ii) the date which is ten (10) days after notice of any such change by Owner to Tenant. With respect to any subsequent payments Tenant shall make such payments at least thirty (30) days prior to the date any installment of Taxes s required to be paid by Owner as set forth in the foregoing provisions of this subsection. Notwithstanding the foregoing provisions of this subsection A to the contrary, in the event the holder of any mortgage affecting the Real Property or any ground or underlying lease shall require Owner to make monthly deposits on account of real estate taxes, then this Article shall be appropriately adjusted to reflect the requirement that Owner make monthly deposits on account of real estate taxes so that Owner shall always be provided with one-twelfth (1/12th) of Tenant's Proportionate Share of such increase in the Fixed Rent with respect to any Tax Escalation Year thirty (30) days prior to the payment by Owner of such monthly deposits on account of real estate taxes. Upon request of Tenant, Owner shall provide Tenant with copies of relevant Tax bills for the Real Property with respect to Owner's Tax Statement.

                                    B. If, as a result of any application or
proceeding brought by or on behalf of Owner, Owner's Basic Tax Liability shall be decreased, Owner's Tax Statement next following such decrease shall include any adjustment of the Fixed Rent for all prior Tax Escalation Years reflecting a debit to Tenant equal to the amount by which (a) the aggregate Fixed Rent payable with respect to all such prior Tax Escalation Years (as increased pursuant to the operation of the provisions of subsection A of Section 23.02) based upon such reduction of Owner's Basic Tax Liability shall exceed (b) the aggregate Fixed Rent actually paid by Tenant with respect to all such prior Tax Escalation Years. If, as a result of any application or proceeding brought by or on behalf of Owner for reduction of the assessed valuation of the Real Property for any fiscal tax year subsequent to the fiscal tax year commencing July 1st, 1996, and expiring June 30th, 1997, there shall be a decrease in Taxes for any Tax Escalation Year with respect to which Owner shall have previously rendered an Owner's Tax Statement, Owner's Tax Statement next following such decrease shall include an adjustment of the Fixed Rent for such Tax Escalation Year reflecting a credit to Tenant equal to the amount by which (i) the Fixed Rent actually paid by Tenant with respect to such Tax Escalation Year (as increased pursuant to the operation of the provisions of subsection A of Section 23.02), less Tenant's Proportionate Share of all costs and expenses, including counsel fees, paid or incurred by Owner in connection with such application or proceeding, except to the extent that any such counsel fees have been included in "Operating Expenses" pursuant to the provisions of subsection 23.01.H, shall exceed (ii) the Fixed Rent payable with respect to such Tax Escalation Year (as increased pursuant to the operation of the provisions of subsection A of Section 23.02) based upon such reduction of the assessed valuation. Tenant shall not bring or cause to be brought any application or proceeding for reduction of the assessed valuation of the Real Property.

                  SECTION 23.04. A. If Operating Expenses in any Escalation Year shall be in such an amount as shall constitute an increase above Base Operating Expenses, the Fixed Rent for such Escalation Year shall be increased by a sum equal to Tenants Proportionate Share of any such increase.

                                    B. Unless the Commencement Date shall occur
on a January 1st any increase in the Fixed Rent pursuant to the provisions of subsection A of this Section 23.04 for the Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31st of such Escalation Year, both inclusive, shall bear to the total number of days in such Escalation Year. Unless the Demised Term shall expire on December 31st any increase in the Fixed Rent pursuant to the provisions of subsection A of this
Section 23.04 for the Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Escalation Year to such date of expiration, both inclusive, shall bear to the total number of days in such Escalation Year.

                                    C. In the determination of any increase in
the Fixed Rent pursuant to the foregoing provisions of this Section 23.04, if the Building shall not have been fully occupied during calendar year 1996 and/or during any Escalation Year, Operating Expenses for the calendar year 1997 and/or such Escalation Year shall be equitably adjusted (by including such additional expenses as Owner would have incurred) to the extent, if any, required to reflect any occupancy.

                  SECTION 23.05. A. Owner shall render to Tenant, either in accordance with the provisions of Article 27 of by personal delivery at the Demised Premises, an Owner's Operating Expense Statement with respect to each Escalation Year on or before the next succeeding October 1st. Owner's failure to render an Owner's Operating Expense Statement with respect to any Escalation Year shall not prejudice Owner's right to recover an sums due to Owner hereunder with respect to such Escalation Year.

                                    B. Within twenty (20) days next following
rendition of the first Owner's Operating Expense Statement which shows an increase in the Fixed Rent for any Escalation Year, Tenant shall pay to Owner the entire amount of such increase. In order to provide for current payments on account of future potential increases in the Fixed Rent which may be payable by Tenant pursuant to the provisions of subsection 23.04.A., Tenant shall also pay to Owner at such time, provided Owner has given to Tenant a Monthly Installment Notice, a sum equal to the product of (i) the Monthly Escalation Installment set forth in such notice multiplied by (ii) the number of months or partial months which shall have elapsed between January 1st of the Escalation Year in which such payment is made and the date of such payment less any amounts theretofore paid by Tenant to Owner on account of increases in the Fixed Rent for such Escalation Year pursuant to the provisions of the penultimate sentence of this
Section 23.05.B; thereafter Tenant shall make payment of a Monthly Escalation Installment throughout each month of the Demised Term. Monthly Escalation Installments shall be added to and payable as part of each monthly installment of Fixed Rent. Notwithstanding anything to the contrary contained in the foregoing provisions of this Article, prior to the rendition of the first Owner's Operating Expense Statement which shows an increase in the Fixed Rent for any Escalation Year, Owner may render to Tenant a pro-forma Owner's Operating Expense Statement containing a bona fide estimate of the increase in the Fixed Rent for the first Escalation Year in which Tenant shall be obligated to pay increases in the Fixed Rent on account of Operating Expenses pursuant to the provisions of this Article and/or any subsequent Escalation Year, but in no event shall the estimate of the increase in the Fixed Rent on account of Operating expenses for any Escalation Year (except for the Escalation Year in which the Commencement Date shall occur) equal a sum greater than one hundred ten (110%) percent of the increase in the Fixed Rent on account of Operating Expenses for the prior Escalation Year. Following the rendition of such pro-forma Owner's Operating Expense Statement, Tenant shall pay to Owner a sum equal to one twelfth (1/12th) of the estimated increase in the Fixed Rent shown thereon for such Escalation Year or Years multiplied by the number of months which may have elapsed between the first month for which an increase in Fixed Rent is due and the month in which such payment is made and thereafter pay to Owner, on the first day of each month of the Demised Term (until the rendition by Owner of the first Owner's Operating Expense Statement) a sum equal to one twelfth (1/12th) of the increase in the Fixed Rent shown on such pro-forma Owner's Operating Expense Statement. Any sums paid pursuant to the provisions of the immediately preceding sentence shall be credited against the sums required to be paid by Tenant to Owner pursuant to the Owner's Operating Expense Statement for the first Escalation Year for which there is an increase in the Fixed Rent pursuant to the provisions of subsection A.

                                    C. Following rendition of the first Owner's
Operating Expense Statement and each subsequent Owner's Operating Expense Statement a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent shown on such Owner's Operating Expense Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the provisions of subsection B of this Section on account of future increases in the Fixed Rent pursuant to subsection 23.04 A. which has not previously been credited against increases in the Fixed Rent shown on Owner's Operating Expense Statements. Tenant shall pay any net debit balance to Owner within fifteen (15) days next following rendition by Owner, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises of an invoice for such net debit balance, any net credit balance shall be applied as an adjustment against the next accruing Monthly Escalation Installment as provided in subsection L of Section 23.01 (unless there are no such monthly installments remaining, in which event any net credit balance shall be payable by Owner to Tenant within fifteen (15) days next following rendition of said Owner's Operating Expense Statement).

                  SECTION 23.06. A. In the event of any dispute between Owner and Tenant arising out of the application of the Operating Expense provisions of this Article, such dispute shall determined by arbitration in New York city in accordance with the rules and regulations then obtaining of the American Arbitration Association of its successor. Any such determination shall be final and binding upon the parties whether or not a judgment shall be entered in any court. Notwithstanding any dispute and submission to arbitration, any increase in the Fixed Rent shown upon any Owner's Operating Expense Statement or any Monthly Escalation Installment Notice shall be payable to Tenant within the time limitation set forth in this Article, without prejudice to Tenant's rights of dispute set forth in this subsection and subsection B of this Section. If the determination in such arbitration shall be adverse to Owner, any amount paid by Tenant to Owner in excess of the amount determined to be properly payable shall be credited against the next accruing installments of Fixed Rent due under this Lease. However, if there are no such installments, such amounts shall be paid to Owner to Tenant within ten (10) days following such determination.

                                    B. In the event Tenant disagrees with any
computation or other matter contained in any Owner's Operating Expense Statement or any Monthly Escalation Installment Notice, Tenant shall have the right to give notice to Owner within ninety (90) days next following rendition of such Statement or Notice setting forth the particulars of such disagreement. If the matter is not resolved within thirty (30) days next following the giving of such Notice by Tenant, it shall be deemed a dispute which either party may submit to arbitration pursuant to the provisions of subsection A of this Section. If (i) Tenant does not give a timely notice to Owner in accordance with the foregoing provisions of this subsection disagreeing with any computation or other matter contained in any Owner's Operating Expense Statement or any Monthly Escalation Installment Notice and setting forth the particulars of such disagreement, or
(ii) if any such timely Notice shall have been given by Tenant, the matter shall not have been resolved and neither party shall have submitted the dispute to arbitration within six (6) months next following the giving of such Notice by Tenant, Tenant shall be deemed conclusively to have accepted such Owner's Operating Expense Statement or Monthly Escalation Installment Notice, as the case may be, and shall have no further right to dispute the same.

                  SECTION 23.07. The obligations of Owner and Tenant under the provisions of this Article with respect to any increase in the Fixed Rent, or any credit or payment to which Tenant may be entitled, shall survive the expiration or any sooner termination of the Demised Term, except, however, that any increases in the Fixed Rent hereinbefore provided in this Article which are not billed within three (3) years after the expiration of the Tax Escalation Year or Escalation Year, as the case may be, for which they are applicable shall, from and after said third (3rd) year no longer be an obligation of Tenant. All sums payable by Tenant under this Article shall be collectible by Owner in the same manner as Fixed Rent.

                  SECTION 23.08. Tenant and/or Tenant's accountants shall have the right to examine those portions of Owner's records which pertain to Operating Expenses and which are required to verify the accuracy of the amounts shown on any Owner's Operating Expense Statement, provided Tenant shall notify Owner of its desire to so examine such records within ninety (90) days next following the rendition of such Owner's Operating Expense Statement. Owner shall make such records available promptly and any such examination shall be conducted at the office of Owner's accountants in New York City during normal business hours. If Tenant shall fail to (a) so notify Owner of its desire to so examine such records within said ninety (90) day period next following the rendition of such Owner's Operating Expense Statement or (b) so examine such records within one hundred ten (110) days next following rendition of such Owner's Operating Expense Statement provided Owner shall have made such records available to Tenant shall have no further right to examine such records with respect to such Statement.

                                   ARTICLE 24

                                    NO WAIVER

                  SECTION 24.01. OWNER'S TERMINATION NOT PREVENTED: Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Demised Term, nor the exercise of any such option by Tenant, shall prevent Owner from exercising any option or right granted or reserved to Owner in this Lease or in any collateral instrument or which Owner may have by virtue of any law, to terminate this Lease and the Demised Term or any renewal or extension of the Demised Term either during the original Demised Term or during the renewed or extended term. Any termination of this Lease and the Demised Term shall serve to terminate any such renewal or extension of the Demised Term and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to renew or extend the Demised Term. Any such option or right on the part of Owner to terminate this Lease shall continue during any extension or renewal of the Demised Term. No option granted to Tenant to renew or extend the Demised Term shall be deemed to give Tenant any further option to renew or extend.

                  SECTION 24.02. NO TERMINATION BY TENANT/NO WAIVER: No act or thing done by Owner or Owner's agents during the Demised Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Demised Term except a written instrument accepting such surrender, executed by Owner. No employee of Owner or of Owner's agents shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease and the Demised Term, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Owner sublet the Demised Premises for Tenant's account, Owner or Owner's agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby relieves Owner of any liability for loss of, or damage to, any of Tenant's property or other effects in connection with such subletting. The failure by either party to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on the other party's part to be observed or performed, shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Owner or payment by Tenant, as the case may be, of rent with knowledge of the breach or violation by Tenant or Owner, as the case may be, of any term, covenant or condition of this Lease on the other party's part to be observed or performed shall not be deemed a waiver of such breach or violation. Owner's failure to enforce any Building Rule against Tenant or against any other tenant or occupant of the Building shall not be deemed a waiver of any such Building Rule. No provision of this Lease shall be deemed to have been waived by Owner unless such waiver shall be set forth in a written instrument executed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the aggregate of all Fixed Rent and additional rent then due under this Lease shall be deemed to be other than on account of the first accruing of all such items of Fixed Rent and additional rent then due, no endorsement or statement on any check and no letter accompanying any check or other rent payment in any such lesser amount and no acceptance of any such check or other such payment by Owner shall constitute an accord and satisfaction, and Owner may accept any such check or payment without prejudice to Owner's right to recover the balance of such rent or to pursue any other legal remedy.

                                   ARTICLE 25

                         MUTUAL WAIVER OF TRIAL BY JURY

                  SECTION 25.01. Owner and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Owner or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; however, the foregoing waiver shall not apply to any action for personal injury or property damage. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Owner commences any summary proceeding, or any other proceeding of like import, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such summary proceeding except for so-called compulsory or mandatory counterclaims.

                                   ARTICLE 26

                              INABILITY TO PERFORM

                  SECTION 26.01. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, any Legal Requirements, any orders of any Governmental Authority or any other cause beyond Owner's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Owner is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Owner under the provisions of Article 29 or any other Article of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease or under any collateral instrument or is unable (with the exception of any obligation on Owner's part to pay any sum of money, which monetary obligation shall remain unaffected by the provisions of this Article) to fulfill or is delayed in fulfilling any of Owner's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence to attempt to eliminate the cause of any inability or delay referred to in this Section; however, it is understood and agreed that (i) the foregoing provisions of this sentence shall not apply in the event of any strike or labor dispute and
(ii) Owner shall not be required to employ labor at overtime or any other premium pay rates.

                  SECTION 26.02. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance) accidents, any Legal Requirements, any orders of any Governmental Authority or any other cause beyond Tenant's reasonable control, whether or not such other cause shall be similar in nature to those hereinabove enumerated, Tenant is unable to fulfill any of Tenant's obligations under this Lease or any collateral instrument (with the exception of any obligations on Tenant's part to pay any sum of money due Owner, which monetary obligation shall remain unaffected by the provisions of this Section 26.02), Tenant shall not be required to fulfill such non-monetary obligations during the period that Tenant is so unable to fulfill them by reason of the above. Tenant shall employ reasonable diligence to attempt to eliminate the cause of such inability referred to in this Section 26.02 (however, the foregoing provisions of this sentence shall not apply in the event of any strike or labor dispute and Tenant shall not be required to employ labor at overtime or other premium pay rates).

                                   ARTICLE 27

                                     NOTICES

                  SECTION 27.01. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested optional), addressed as follows:

                                    (a) To Tenant (i) at Tenant's address set
forth in this Lease if mailed prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if mailed subsequent to Tenant's taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises with a copy thereof to Mr. Wayne Nelson, Chairman, NCI ADVERTISING, INC., at the Building, and a copy of any notice of default under this Lease given by Owner to Tenant shall be sent to Ray Sanseverino, Esq., Corbin Silverman & Sanseverino, 805 Third Avenue, 11th Floor, New York, New York 10022, or

                                    (b) To Owner at Owner's address set forth in
this Lease, with a copy to Owner c/o Director, New York Merchandise Mart, 41 Madison Avenue, New York, New York 10010 and Goldfarb & Fleece, 345 Park Avenue, New York, New York 10154, Attention: Partner-in-Charge, Rudin Management, or

                                    (c) addressed to such other address as
either Owner or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date two (2) business days following the date when it shall have been mailed as provided in this Section.

                                   ARTICLE 28

                               PARTNERSHIP TENANT

                  SECTION 28.01. Owner acknowledges that since Tenant is a corporation the provisions of this Article shall not apply to NCI ADVERTISING, INC., Tenant named herein. If Tenant is a partnership or professional corporation or limited liability company (or is comprised of two (2) or more persons, individually and as co-partners of a partnership or shareholders of a professional corporation or members of a limited liability company) or if Tenant's interest in this Lease shall be assigned to a partnership or professional corporation or limited liability company (or to two (2) or more persons, individually and as co-partners of a partnership or shareholders of a professional corporation or members of a limited liability company) pursuant to
Article 11 (any such partnership, professional corporation, limited liability company and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the persons comprising Partnership Tenant shall be joint and several, individually and as a partner or shareholder or member, with respect to all obligations of the Tenant under this Lease whether or not such obligations arose prior to, during, or after any period when any party comprising Partnership Tenant was a member or shareholder of Partnership Tenant, and (ii) each of the persons comprising Partnership Tenant, whether or not such person shall be one of the persons comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Owner, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the persons comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the persons comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such persons and shall be binding upon Partnership Tenant and all such persons, and (iv) if Partnership Tenant shall admit new partners or shareholders or members, all of such new partners or shareholders or members, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, or shareholders, or members, as the case may be, and, upon demand of Owner, shall cause each such new partner or shareholder or member to execute and deliver to Owner an agreement, in form reasonably satisfactory to Owner, wherein each such new partner or shareholder r member shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Owner's failure to request any such agreement nor the failure of any such new partner, shareholder or member to execute or deliver any such agreement to Owner shall vitiate the provisions of subdivision (iv) or any other provision of this Section).

                                   ARTICLE 29

                             UTILITIES AND SERVICES

                  SECTION 29.01. ELEVATORS: Owner, at Owner's expense, shall furnish necessary passenger elevator facilities on business days (as defined in Section 31.01) from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. and shall have a passenger elevator subject to call at all other times. Tenant shall be entitled to the non-exclusive use of the freight elevator in common with other tenants and occupants of the Building from 8:00 A.M. to 5:00 P.M. on business days, subject to such reasonable rules as Owner may adopt for the use of the freight elevator. At any time or times all or any of the elevators in the Building may, at Owner's option, be automatic elevators, and Owner shall not be required to furnish any operator service for automatic elevators. If Owner shall, at any time, elect to furnish operator service for any automatic elevators, Owner shall have the right to discontinue furnishing such service with the same effect as if Owner had never elected to furnish such service.

                  SECTION 29.02. HEATING, VENTILATING AND AIR CONDITIONING:
Owner, at Owner's expense, shall furnish and distribute to the Demised Premises through the Building heating, ventilation and air conditioning (referred to as "HVAC") system, when required for the comfortable occupancy of the Demised Premises, heated cooled and outside air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities, on a year round basis on business days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. The air conditioning system serving the Demised Premises is designed for an average electrical load of five (5) watts demand per usable square foot (exclusive of the Building standard heating, ventilation and air conditioning system) and an occupancy of one (1) person per one hundred (100) usable square feet in any given room or area in accordance with the following specifications:

Basic Design Condition                      Inside Condition                    Outside Condition
----------------------                      ----------------                    -----------------
Cooling Season                              76 +/- 2(degree)F. Dry Bulb         95(degree)F. Dry Bulb
                                            50% Relative Humidity               73(degree)F. Wet Bulb
Heating Season                              72(degree)F. Dry Bulb               10(degree)F. Dry Bulb

                                                                                Wind Velocity 15 mph.


         The system shall provide for fresh air at a minimum of 0.20 CFM/sq. ft. average of net usable area to meet necessary building code requirements. The foregoing specifications, however, are subject in all respects to the New York State Energy Conservation Construction Code. Notwithstanding the foregoing provisions of this Section, Owner shall not be responsible if the normal operation of the Building HVAC system shall fail to provide conditioned air at required temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portions of the Demised Premises (a) which, by reason of any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, shall have an electrical load in excess of five (5) watts demand per square foot of usable area for all purposes (including lighting and power, but excluding heating, ventilation and air conditioning equipment provided by Owner), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area (the average electrical load and human occupancy factors for which the Building air conditioning system is designed) or (b) because of any rearrangement or partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Whenever said HVAC system is in operation, Tenant agrees to cause all the windows in the Demised Premises to be kept closed and to cause the venetian blinds in the Demised Premises to be kept closed if necessary because of the position of the sun. Tenant shall cooperate fully with Owner at all times and abide by all regulations and requirements which Owner may reasonably prescribe of which Tenant has notice for the proper functioning and protection of the HVAC system. In addition to any and all other rights and remedies which Owner may invoke for a violation or breach of any of the foregoing provisions of this Section, in the event Tenant continues any such violation or breach after notice thereof rom Owner, Owner may discontinue furnishing such services under this Section during the period of such violation or breach, and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  SECTION 29.03. CLEANING: A. Owner, at Owner's expense, shall cause the exterior of the windows of the Demised Premises and the public corridors (exclusive of show windows or other glass) and the public toilet rooms on the floor of the Building on which the Demised Premises are located to be cleaned at regular intervals in accordance with standards and practices adopted by Owner for the Building. Tenant shall cooperate with any waste and garbage recycling program of the Building and shall comply with all reasonable rules and regulations of Owner with respect thereto.

                                    B. Tenant acknowledges and is aware that the
cleaning services required to be furnished by Owner pursuant to this Section may be furnished by a contractor or contractors employed by Owner and agrees that Owner shall not be deemed in default of any of its obligations under this
Section 29.03 unless such default shall continue for an unreasonable period of time after notice from Tenant to Owner setting forth the specific nature of such default.

                                    C. Tenant, at Tenant's expense, shall keep
the Demised Premises in order, shall cause the Demised Premises, including the interior of the windows of the Demised Premises and both sides of any show windows and other glass, to be cleaned at regular intervals in accordance with the standards and practices reasonably adopted by Owner for the Building, shall cause Tenant's refuse and rubbish delivered to the area near the Building freight elevator in accordance with the present practice and Owner shall remove such rubbish from the Building in accordance with present practice, at no cost to Tenant. Tenant shall cause the Demised Premises to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation. The removal of such refuse and rubbish and the furnishing of such cleaning and exterminating services shall be performed in accordance with such regulations and requirements as, in Owner's reasonable judgment, are necessary for the proper operation of the Building, and Tenant agrees that Tenant will not permit any person to enter the Demised Premises or the Building for such purposes other than persons first approved by Owner to be provided, however, that the personnel of Tenant or any permitted subsidiary or affiliate of Tenant named herein or any permitted subtenant may perform such cleaning of the Demised Premises if the performance of such services by such personnel shall not cause any conflict with contractors engaged in cleaning other portions of the Building; in the event of such conflict Tenant, upon demand of Owner, shall cause its personnel to cease and desist from the performance of any such cleaning services.

                  SECTION 29.04. A. Owner, at Owner's expense, shall redistribute or furnish electrical energy to or for the use of Tenant in the Demised Premises for the operation of the lighting fixtures and the electrical receptacles installed in the Demised Premises on the Commencement Date. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability (except if such unavailability is caused by Owner's willful misconduct) or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                    B. Owner represents that the electrical
feeder or riser capacity serving the Demised Premises on the Commencement Date shall be adequate to serve the lighting fixtures and electrical receptacles installed in the Demised Premises on the Commencement Date. Subject to the provisions of subsection C (2) of this Section 29.04, any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Owner's reasonable judgment, such additional feeders or risers are necessary and are permissible under applicable laws (including, but not limited to, the New York State Energy Conservation Construction Code) and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Demised Premises or any additions to the business machines, office equipment or other appliances in the Demised Premises which utilize electrical energy (other than lamps, typewriters, personal computers, desk calculators and similar low electrical consumption office equipment which do not, in the aggregate, materially increase the electrical energy required to be made available to Tenant) without the prior consent of Owner in each instance, which consent shall not be unreasonably withheld or delayed. Any such Alterations, additions or consent by Owner shall be subject to the provisions of subsection C (2) of this Section 29.04 as well as to the other provisions of this Lease, including, but not limited to, the provisions of
Article 3.

                                    C. (1) For the period (the "Interim Period")
from the Commencement Date to the Change-over Date, as hereinafter defined, both dates inclusive, there shall be no specific charge by way of measuring the redistribution or furnishing of electrical energy to or for the use of Tenant in the Demised Premises. The charge for the service of such redistribution or furnishing of electrical energy, is included in the Fixed Rent for such Period on a so-called "rent inclusion" basis in the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS (such sum is referred to as the "Interim Electrical Inclusion Factor"). If, at any time or times between the date of this Lease and the Change-over Date, the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Owner in connection therewith shall be increased or decreased, the Fixed Rent and the Interim Electrical Inclusion Factor shall be increased or decreased, as the case may be, upon demand of either party in an annual amount which shall fairly and proportionately reflect the estimated increase or decrease, as the case may be, in the annual cost to Owner of purchasing electrical energy for the Building. If, within ten (10) days after any such demand, Owner and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, in the Fixed Rent and the Interim Electrical Inclusion Factor then, in lieu of such agreement, such estimated increase or decrease, as the case may be, shall be finally determined by an independent electrical engineer or consulting firm selected by Owner and approved by Tenant who shall certify such determination in writing to Owner and Tenant. Following any such agreement or determination, Owner and Tenant shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease by increasing or decreasing, as the case may be, the Fixed Rent and Interim Electrical Inclusion Factor for the Interim Period in an annual amount equal to such estimated increase or decrease as so agreed or determined. Any such increase or decrease in the Fixed Rent and the Interim Electrical Inclusion Factor shall be effective as of the effective date of such estimated increase or decrease, and shall be retroactive to the date of such increase or decrease in the cost to Owner, if necessary. However, in no event shall the foregoing provisions of this subsection C operate to reduce (i) the Interim Electrical Inclusion Factor below the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT 00/100 ($17,688.00) DOLLARS, or (ii) the Fixed Rent by an amount greater than such reduction in the Interim Electrical Inclusion Factor.

                   (2) If, at any time or times prior to the Change-over Date, electrical feeders, risers, wiring or other electrical facilities serving the Demised Premises shall be installed by Owner, Tenant or others, on behalf of Tenant or any person claiming through or under Tenant in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the lighting fixtures and electrical receptacles installed in the Demised Premises on the Commencement Date, the Fixed Rent and the Interim Electrical Inclusion Factor shall be increased in an annual amount which shall reflect the value to Tenant of the additional service to be furnished by Owner, to wit: the potential additional electrical energy made available to Tenant annually based upon the estimated capacity of such additional electrical feeders, risers, wiring or other electrical facilities. The amount of any such increase in the Fixed Rent and the Interim Electrical Inclusion Factor shall be finally determined by an independent electrical engineer or consulting firm selected by Owner who shall certify such determination in writing to Owner and Tenant. Following any such determination, Owner and Tenant shall enter into a written supplementary agreement, in form satisfactory to Owner, modifying this Lease by increasing the Fixed Rent and the Interim Electrical Inclusion Factor for the remainder of the Demised Term prior to the Change-over Date in an annual amount equal to the value of such additional service as so determined. Any such increase shall be effective as of the date of the first availability to Tenant of such additional service and shall be retroactive to such date if necessary.

                   (3) The parties agree that although the charge for the service of redistributing or furnishing electrical energy prior to the Change-over Date is included in the Fixed Rent as the Interim Electrical Inclusion Factor, the value to Tenant of such service may not be fully reflected in the Fixed Rent. Accordingly, Tenant agrees that Owner shall have the right to cause an independent electrical engineer or electrical consulting firm, selected by Owner and approved by Tenant, to make a final determination, at any time within one (1) year after the Commencement Date, of the full value to Tenant of such services supplied by Owner, to wit: the potential electrical energy supplied to Tenant annually based upon the estimated capacity of the electrical feeders, risers and wiring and other electrical facilities serving the Demised Premises. Such engineer or consulting firm shall certify such determination in writing to Owner and Tenant. If it shall be determined that the full value to Tenant of such service is in excess of the Interim Electrical Inclusion Factor, the parties shall enter into a written supplementary agreement, in form satisfactory to Owner, modifying this Lease as of the Commencement Date by increasing the Fixed Rent and the Interim Electrical Inclusion Factor for the entire Demised Term prior to the Change-over Date by an annual amount equal to such excess. However, if it shall be so determined that the full value to Tenant of such service does not exceed the Interim Electrical Inclusion Factor, no such agreement shall be executed and there shall be no increase or decrease in the Fixed Rent by reason of such determination.

                                    D. Tenant shall have the single option, at
any time during the Demised Term, exercisable by notice given to Owner to request that Owner, at Tenant's expense, arrange for such Alterations and installations as shall be required so that Owner shall be enabled to measure Tenant's actual consumption of electricity in the Demised Premises on a so-called "submeter" which shall be a so-called "time-of-day" submeter (a time-of-day meter which records Tenant's demand and consumption of electrical energy in the Demised Premises and no other electrical consumption shall be deemed such a submeter). If Tenant so exercises such option in accordance with the provisions and limitations of this Section, Tenant shall pay to Owner upon demand a sum equal to the aggregate of (a) the actual cost and expense to Owner of supplying, installing and performing such Alterations and installations plus
(b) ten (10%) percent of such actual cost and expense for office overhead, plus
(c) an additional five (5%) percent of the resulting total of (a) and (b) as a construction management fee. Owner shall make reasonable efforts to attempt to commence the performance of such Alterations and installations as soon after the exercise by Tenant of such option as is practical and Owner shall complete such Alterations and installations with reasonable diligence. The Change-over Date shall be the later of (x) the first day of the calendar month next following the completion of such Alterations and installations and notice thereof by Tenant to Owner, or (y) the Commencement Date. Following the Change-over Date, and for the remainder of the Demised Term.

                  1. The Fixed Rent shall be reduced by a sum equal to the Interim Electrical Inclusion Factor on the date immediately preceding the Change-over Date (as the Interim Electrical Inclusion Factor may be increased or decreased pursuant to the provisions of subsection C of this Section) with the effect that the charge for the service of redistributing or furnishing electrical energy to the Demised Premises shall no longer be included in the Fixed Rent on a so-called "rent inclusion" basis; and

                  2. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Demised Premises by Tenant, as determined by such submeter, at the same rates, including demand and consumption charges, fuel charges, sales taxes and all other charges and taxes payable by Owner as Owner purchases electricity for the Building. Tenant shall also pay to Owner upon demand a sum equal to three (3%) percent of such actual cost to Owner of purchasing electricity for the Demised Premises as an administrative fee. If more than one (1) submeter shall be installed to measure Tenant's consumption, conjunctive readings (a total of demand and consumption readings of all such meters) shall be employed. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the Demised Premises at the rate paid by Tenant to Owner during the most recent comparable period when such submeter was in good working order. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order.

                                    E. Owner may, at any time, elect to
discontinue the redistribution or furnishing of electrical energy to the Demised Premises provided Owner makes a similar election with respect to substantially all the tenants in the Building. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the public utility corporation supplying electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable, (iii) Owner agrees to pay such charges and costs, if any, as such public utility corporation may impose in connection with the installation of a meter to measure Tenant's consumption of electrical energy in the Demised Premises, and to make or pay for any installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Demised Premises immediately prior to such discontinuance, (iv) if, pursuant to Tenant's request, Owner shall have provided for the measurement of Tenant's actual consumption of electricity in the Demised Premises on a so-called "submeter" or "submeters", then the provisions of subdivision (2) of subsection D of this Section 29.04 shall be deemed deleted from this Lease, (v) in the event that Tenant has not exercised any option contained in subsection D of this Section and in the event of any election by Owner, as hereinabove provided, to discontinue the redistributing or furnishing of electrical energy to the Demised Premises, then as of the date of such discontinuance, the Fixed Rent shall be reduced by a sum equal to the Interim Electrical Inclusion Factor on the date immediately preceding the date of such discontinuance (as the Interim Electrical Inclusion Factor may have been increased or decreased pursuant to the provisions of subsection C of this Section) with the effect that the charge for the service of redistributing or furnishing electrical energy to the Demised Premises shall no longer be included in the Fixed Rent on a so-called "rent inclusion" basis, (vi) there shall be an equitable adjustment in Base Operating Expenses set forth in Article 23 to reflect such discontinuance, and (vii) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                    F. During all periods when Owner shall
redistribute or furnish electrical energy to the Demised Premises on a rent inclusion basis the following method of computation shall be employed by any electrical engineer or electrical consulting firm selected by Owner pursuant to the provisions of subsection C of this Section 29.04 in finally determining any estimated increase or decrease in the Fixed Rent and the Interim Electrical Inclusion Factor under the provisions of such subsection resulting from public utility corporation (referred to as "The Corporation") electrical rate and fuel charge changes and taxes (collectively "Electrical Changes") payable in connection therewith:

                   (1) Owner's bills from the Corporation for the Building for the twelve (12) month period immediately preceding the Electrical Change in question shall be averaged for demand and consumption (Kw and Kwh) and the rate structure in effect immediately prior to the Electrical Change in question shall be applied to such average demand and consumption factors of Owner's billings for the Building for said twelve (12) month period resulting in an agreed determination of the cost to Owner of electricity for the Building immediately prior to the Electrical Change in question; and

                   (2) The new rate structure pursuant to which Owner is billed by The Corporation, i.e., the rate structure which includes the Electrical Change in question, shall be applied to the average demand and consumption factors of Owner's billings for the Building for said twelve (12) month period resulting in an agreed estimate of the cost to Owner by reason of the Electrical Change in question; and

                   (3) The difference in the costs determined pursuant to the foregoing subdivisions (1) and (2) shall be deemed the amount of the estimated annual change in cost and the amount of such estimated annual change in cost shall be divided by the cost determined pursuant to the foregoing subdivision
(1); and

                  (4) The resulting quotient shall be applied to Tenant's then current Interim Electrical Inclusion Factor to produce the increase or decrease in the Fixed Rent and the Interim Electrical Inclusion Factor.

                   (For example: Assume (1) an Electrical Change i.e. a rate increase; (2) an application of the rate schedule in effect immediately prior to such Electrical Change to the averaged electrical demand and consumption factors shown on Owner's electrical bills for the twelve (12) month period immediately preceding such Electrical Change resulting in an estimated annual cost of $100,000.00; (3) an application of the new rate schedule to the averaged electrical demand and consumption factors shown on the bills in question resulting in an estimated annual cost of $110,000.00; (4) deduction of the sum of $100,000.00 referred to in step (2) from said sum of $110,000.00 referred to in step (3), resulting in a difference of $10,000.00; (5) that the Interim Electrical Inclusion Factor was $3,000.00. The $10,000.00 annual estimated increase for the Building, when divided by $100,000.00 the estimated annual cost to Owner of electricity for the Building prior to the Electrical Change in question, results in a quotient of 10% which, when applied to the Interim Electrical inclusion Factor increases the Fixed Rent and the Interim Electrical Inclusion Factor by $300.00).

                                    G. Notwithstanding anything to the contrary
contained in the foregoing provisions of this Section 29.04, in the event that Tenant shall not exercise the option to provide for submeters as hereinabove set forth, the Interim Period shall cover the entire Demised Term and Owner shall not measure Tenant's actual consumption of electricity in the Demised Premises on a so-called "submeter" in accordance with the foregoing provisions of this
Section 29.04 and all references in this Section 29.04 to all obligations on Owner's and Tenant's part for the submetering of electrical consumption in the Demised Premises shall be of no force and effect and Owner shall continue to redistribute and furnish electrical energy to the Demised Premises on a "rent inclusion" basis during the entire Demised Term in accordance with the foregoing provisions of this Section 29.04.

                                    H. In the event Tenant exercises the option
contained in this Section to require the submetering of the Demised Premises as hereinabove set forth and as a result of such submetering the rate structure of The Corporation applicable to the Building is increased and as a result thereof the cost to Owner of purchasing electricity for the Building as a result of such change in the rate structure of The Corporation shall be in excess of what such cost would otherwise be if the rate structure were not changed as a result of such submetering then Tenant shall pay to Owner from time to time upon demand of Owner sums equal to such excesses during the Demised Term in addition to any other sums required to be paid by Tenant to Owner pursuant to the provisions of this Section. Owner agrees to give notice to Tenant of any such increase in cost after Owner receives notice thereof from the Corporation.

                                    I. Notwithstanding anything to the contrary
set forth in this Lease, any sums payable or granted in any way by the public utility corporation supplying electricity to the Building resulting from the installation in the Demised Premises of energy efficient lamping, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lamping, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant. Owner and Tenant agree to remit to the other party any sums received by Owner and Tenant which are due to the other party pursuant to the provisions of the preceding sentence. Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Demised Premises any such lamping, supplemental heating, ventilation and air conditioning systems or other Alterations.

                                    J. Owner shall provide an average of five
and one-half (5 1/2) watts per usable square foot of electrical energy demand load to the Demised Premises, other than during any period it is prohibited from doing so by any laws, orders, rules and/or regulations of any applicable governmental authorities (including, but not limited to, the New York State Energy Conservation Construction Code), in which event the reference to "five and one-half (5 1/2) watts" set forth herein shall during such period be decreased to the maximum average number of watts per usable square foot which is permitted by any such laws, orders, rules and/or regulations. The existing panel boxes and transformers on each floor of the Building are presently capable of providing only four (4) watts per usable square foot of electrical energy and any additional cost required to upgrade the panel boxes and transformers to provide such additional electrical energy shall be borne by Tenant, at Tenant's sole cost and expense.

                  SECTION 29.05. WATER: If Tenant requires, uses or consumes water for any purpose in addition to (i) ordinary lavatory, cleaning, pantry and drinking purposes and (ii) the use of a "Dwyer-type" unit, Owner may install a hot water meter and a cold water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Owner the cost of any such meters and their installation, and Tenant shall keep any such meters and any such installation equipment in good working order and repair, at Tenant's cost and expense. Tenant agrees to pay for water consumed as shown on said meters, and sewer charges, taxes and any other governmental charges thereon, as and when bills are rendered. In addition to any sums required to be paid by Tenant for hot water consumed and sewer charges, taxes and any other governmental charges thereon under the foregoing provisions of this Section, Tenant agrees to pay to Owner, for the heating of said hot water, an amount equal to three (3X) times the total of said sums required to be paid by Tenant for hot water, an sewer charges thereon. For the purposes of determining the amount of any sums required to be paid by Tenant under this Section, all hot and cold water consumed during any period when said meters are not in good working order shall be deemed to have been consumed at the rate of consumption of such water during the most comparable period when such meters were in good working order.

                  SECTION 29.06. OVERTIME PERIODS: Tenant agrees to pay to Owner any additional elevator or HVAC Services required by Tenant at Building standard rates or, if there are no such rates, at reasonable prices. Owner shall not be required to furnish any such additional services unless Owner has received reasonable advance notice from Tenant requesting such services. Notwithstanding anything to the contrary contained herein, Owner agrees to provide thirty-two
(32) hours of overtime air conditioning each calendar year to Tenant at no charge therefore.

                  SECTION 29.07. OWNER'S RIGHT TO STOP SERVICE: Owner reserves the right to stop the service of the heating, air conditioning, ventilating, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the judgment of Owner are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. The exercise of such right by Owner shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon

Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence in attempting to restore the operation of such systems or facilities without any obligation, however, to employ labor at overtime or other premium pay rates.

                  SECTION 29.08. TENANT'S EXISTING AND FUTURE SUPPLEMENTAL A/C UNIT/COOLING TOWER:

A. (1) Supplementing the provisions of Section 29.05, prior to the Commencement Date, a separate air conditioning system having a capacity of 1.5 tons was installed in the Demised Premises to serve the Demised Premises (referred to herein as "Tenant's Existing 40th Floor Supplemental A/C Unit") which is currently hooked up to the Building cooling tower and associated piping (referred to herein as the "Cooling Tower"). The provisions of this Section 29.08.A. shall apply to Tenant's Existing Supplemental 40th Floor A/C Unit and the provisions of Section 29.08.B. shall apply to any other separate air conditioning system serving all on any part of the Demised Premises installed by or on behalf of Tenant in accordance with the provisions of this Lease. Owner agrees, subject to the provisions of Article 26, Section 29.07 and this Section, to supply condenser water to Tenant's Existing Supplemental 40th Floor A/C Unit and accordingly Tenant agrees that from and after the Commencement Date, the Fixed Rent reserved in this Lease shall be increased by the sum of EIGHT HUNDRED NINETEEN AND 00/100 ($819.00) DOLLARS (referred to herein as the "Tenant's Current 40th Floor Cooling Tower Use Charge") subject to any increases thereof pursuant to subdivision (2) of this subsection A.

                                    (2) If the regular hourly wage rate of
operating engineers employed in the Building shall be increased in any Escalation Year (as defined in Article 23) over the rate in effect on January 1, 1996, the Fixed Rent for such Escalation Year shall be increased by a sum equal to that proportion of Tenant's Current 40th Floor Cooling Tower Use Charge which such increase in said hourly wage rate bears to the hourly wage rate in effect on January 1, 1996. The increase in Fixed Rent for any Escalation Year pursuant to the provisions of the immediately preceding sentence shall be shown on the Owner's Operating Expense Statement with respect to such Escalation Year rendered by Owner pursuant to the provisions of said Article 23, and shall be payable by Tenant as if it were an increase in the Fixed Rent pursuant to the provisions of said Article 23.

                                    (3) Tenant's Existing Supplemental 40th
Floor A/C Unit shall be repaired and maintained by Tenant, at Tenant's cost and expense, pursuant to a service contract.

                           B. (1) Supplementing the provisions of Section 29.05
and Section 29.08.A., in the event (a) an additional separate air conditioning system to serve the Demised Premises is hereafter installed by or on behalf of Tenant in accordance with the provisions of this Lease (referred to herein as "Tenant's Additional Supplemental A/C Unit"), (b) Tenant requests that such Unit be hooked up to the Cooling Tower, and (c) Owner consents to such hookup, then, in those events, Owner agrees, subject to the provisions of Article 26 and
Section 29.07, to supply condenser water to Tenant's Additional Supplemental A/C Unit and Tenant agrees that (i) Tenant shall pay to Owner, upon demand, all costs and expenses incurred by Owner in connection with the hookup of such Unit to the Cooling Tower, including, but not limited to, the Building standard hookup fee then charged by Owner, and (ii) from and after the date the hookup is completed, the Fixed Rent reserved in this Lease shall be further increased by a sum (referred to herein as the "Tenant's Additional Cooling Tower Use Charge") equal to (x) the standard per ton charge then in effect in the Building, multiplied by (xx) the number of tons of Tenant's Additional Supplemental A/C Unit.

                                    (2) If the regular hourly wage rate of
operating engineers employed in the Building shall be increased in any Escalation Year over the rate in effect on the January 1st immediately preceding such hookup, the Fixed Rent for such Escalation Year shall be increased by a sum equal to that proportion of Tenant's Additional Cooling Tower Use Charge which such increase in said hourly wage rate bears to the hourly wage rate in effect on the January 1st immediately preceding such hookup. The increase in Fixed Rent for any Escalation Year pursuant to the provisions of the immediately preceding sentence shall be shown on the Owner's Operating Expense Statement with respect to such Escalation Year rendered by Owner pursuant to the provisions of said Article 23, and shall be payable by Tenant as if it were an increase in the Fixed Rent pursuant to the provisions of said Article 23.

                       (3) Any increase in Fixed Rent for Tenant's Additional Cooling Tower Use Charge shall be effective as of the date Tenant's Additional Supplemental A/C Unit is hooked up to the Cooling Tower and shall be retroactive to such date if necessary.

                       (4) Tenant's Additional Supplemental A/C Unit shall be repaired and maintained by Tenant, at Tenant's cost and expense, pursuant to a service contract.

                  SECTION 29.09. Supplementing the provisions of Section 29.04, 42.02, 43.02, 44.02 and 45.02, if Tenant shall fail to approve any independent electrical engineer or electrical consulting firm selected by Owner pursuant to said Section, such independent electrical engineer or electrical consulting firm shall be selected by arbitration in New York City in accordance with the rules and regulations then obtaining of the American Arbitration Association, or its successor; any such selection shall be final and binding upon the parties, whether or not a judgment shall be entered in any court, and the fees of such engineer or firm shall be borne equally by Owner and Tenant.

                  SECTION 29.10. Notwithstanding anything to the contrary contained in subsection D of Section 29.04, Owner agrees that Owner shall not voluntarily discontinue the redistribution or furnishing of electrical energy until Owner shall have made or paid for all installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Demised Premises immediately prior to such discontinuance so that Tenant shall, upon such discontinuance, be able to receive electrical service directly from the public utility corporation supplying electrical service to the Building.

                  SECTION 29.11. Supplementing the provisions of Section 29.06, Owner agrees that in the event that any other tenant or tenants in the Building request overtime services at the same time that Tenant requests such services and the cost to Owner of furnishing such services both to Tenant and such other tenant or tenants shall be the same as the cost to Owner of furnishing such services to Tenant alone, the charge for such services shall be apportioned pro rata between Tenant and such other tenant or tenants.

                  SECTION 29.12. The parties intend that any determination which is to be made pursuant to this Article 29 or Article 42, 43, 44 or 45 of the Lease, of the value to Tenant of the electrical services furnished by Owner shall be based upon a survey of the estimated annual cost of Tenant's estimated consumption of electrical energy as if such electrical energy were purchased by Tenant directly from the public utility corporation at the same rate classification as Owner purchases electrical energy for the Building. Owner represents that as of the date of this Lease such rate classification is "Service Classification 4".

                  SECTION 29.13. Owner shall operate and maintain the Building as a first class office Building in a manner comparable to other comparable first class office buildings in the so-called midtown south area of the Borough of Manhattan.

                                   ARTICLE 30

                             TABLE OF CONTENTS, ETC.

                  SECTION 30.01. TABLE OF CONTENTS/CAPTIONS: The Table of Contents and the captions following the Articles and Sections of this Lease have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of this Lease.

                                   ARTICLE 31

      MISCELLANEOUS DEFINITIONS, SEVERABILITY AND INTERPRETATION PROVISIONS

                  SECTION 31.01. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and holidays, the term "Saturdays" as used in this Lease shall exclude holidays and the term "holidays" as used in this Lease shall mean all days observed as legal holidays by either the New York State Government or the Federal Government.

                  SECTION 31.02. The terms "person" and "persons" as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

                  SECTION 31.03. The term "prime rate" shall mean the rate of interest announced publicly by Chemical Bank, or its successor, from time to time, as Chemical Bank's or such successor's base rate, or if there is no such base rate, then the rate of interest charged by Chemical Bank or its successor to its most credit worthy customers on commercial loans having a ninety (90) day duration.

                  SECTION 31.04. If any term, covenant or condition of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term, covenant or condition shall not be affected thereby.

                                   ARTICLE 32

                               ADJACENT EXCAVATION

                  SECTION 32.01. If an excavation shall be made upon land adjacent to the Real Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls and other portions of the Building from injury or damage and to support the same by proper foundations and no such entry shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or said person.

                                   ARTICLE 33

                                 BUILDING RULES

                  SECTION 33.01. Tenant shall observe faithfully, and comply strictly with, and shall not permit the violation of, the Building Rules set forth in Schedule A annexed to and made a part of this Lease and such additional reasonable Building Rules as Owner may, from time to time, adopt. All of the terms, covenants and conditions of Schedule A are incorporated in this Lease by reference and shall be deemed part of this Lease as though fully set forth in the body of this Lease. The term "Building Rules" as used in this Lease shall include those set forth in Schedule A and those hereafter made or adopted as provided in this Section. In case Tenant disputes the reasonableness of any additional Building Rule hereafter adopted by Owner, the parties hereto agree to submit the question of the reasonableness of such Building Rule for decision to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc., or its successor (the "Chairman"), or to such impartial person or persons as the Chairman may designate, whose determination shall be final and conclusive upon Owner and Tenant. Tenant's right to dispute the reasonableness of any additional Building Rule shall be deemed waived unless asserted by service of a notice upon Owner within thirty (30) days after the date upon which Owner shall give notice to Tenant of the adoption of any such additional Building Rule. Owner shall have no duty or obligation to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Owner's failure or refusal to enforce any Building Rule or any term, covenant or condition of any other lease against any other tenant or occupant of the Building shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Any Building Rule not enforced generally against other tenants of the Building shall not be enforced against Tenant. In the event there is any conflict between the provisions of this Lease and any Building Rule, the provisions of this Lease shall govern.

                                   ARTICLE 34

                                    SECURITY

                  SECTION 34.01. LETTER OF CREDIT: A. Owner is presently holding a letter of credit ("Tenant's Existing Letter of Credit") in the sum of FOUR HUNDRED SEVENTY-ONE THOUSAND FIVE HUNDRED AND 00/100 ($471,500.00) DOLLARS as security under Tenant's Existing Lease. Owner and Tenant agree that as of the date of this Lease, Tenant's Existing Letter of Credit shall constitute security
(i) under Tenant's Existing Lease and (ii) under this Lease. Within thirty (30) days of the date of this Lease, Tenant shall deliver to Owner an amendment of Tenant's Existing Letter of Credit which (i) reduces the amount thereunder as of October 1, 1997 to FOUR HUNDRED THOUSAND AND 00/100 ($400,000.00) DOLLARS and
(ii) is otherwise in compliance with the terms and provisions of this Article
34. Such letter of credit shall be for a term of not less than one (1) year which term shall be automatically renewed for successive one (1) year terms, unless the Bank gives not less than one hundred twenty (120) days prior written notice that it will not so renew the letter of credit for such successive term and the last term of the letter of credit shall end not less than sixty (60) days after the Expiration Date. If such letter of credit is not automatically renewed as aforesaid, Tenant agrees to cause the Bank to renew such letter of credit, from time to time, during the Demised Term, at least sixty (60) days prior to the expiration of said letter of credit or any renewal or replacement, upon the same terms and conditions. In the event of any transfer of said letter of credit pursuant to Section 34.05, and notice of such transfer to Tenant, Tenant, within thirty (30) days thereafter, shall cause a new letter of credit to be issued by said Bank to the transferee, upon the same terms and conditions, in replacement of the letter of credit so transferred and Owner agrees that, simultaneously with the delivery of such new letter of credit, it will return to said Bank the letter of credit being replaced. The amendment of Tenant's Existing Letter of Credit deposited hereunder, and all renewals and replacements, are referred to, collectively, as the "Letter of Credit". The Letter of Credit shall be held in trust by Owner for the purposes set forth in this Article and shall not be transferred except for transfer (a) to an agent for collection, or (b) pursuant to the provisions of Section 34.05. In the event Tenant defaults beyond any applicable grace period for the curing of such default in the performance of its obligations to issue a replacement Letter of Credit, or in the observance or performance of Tenant's agreement to cause the Bank to renew the Letter of Credit, Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, shall have the right to require the Bank to make payment to Owner of the entire sum of FOUR HUNDRED THOUSAND AND 00/100 ($400,000.00) DOLLARS or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum shall be held by Owner as Cash Security (as said term is hereinafter defined) in the same manner as if said sum had been deposited with Owner pursuant to the provisions of Subsection B of this Section. Notwithstanding the provisions of the foregoing sentence if Owner makes a partial drawing on the Letter of Credit to cure a default by Tenant and Tenant promptly after notice from Owner replaces the original Letter of Credit with a replacement Letter of Credit in the amount of the original Letter of Credit before it was drawn down by Owner then Owner agrees not to require the Bank to make payment to Owner of the entire amount represented by the original Letter of Credit as more particularly set forth in the foregoing sentence. If said payment of the entire sum of FOUR HUNDRED THOUSAND AND 00/100 ($400,000.00) DOLLARS is made to Owner by reason of Tenant's failure to renew or replace the Letter of Credit in accordance with the foregoing provisions of this Subsection, such default by Tenant shall be deemed cured by such payment, with the effect that Owner shall not have the right to terminate this Lease or the term hereof by reason of such default, but the foregoing provision shall not apply to any other default under this Lease. The Letter of Credit provider for partial drawings. In the event Tenant defaults in the payment when due of an installment of Fixed Rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16 or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in
Article 17, or by or under any summary proceeding or any other action or proceeding, then Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, may from time to time, draw on the Letter of Credit in one or more drawings for the amount of any Fixed Rent or additional rent then due and for any amount then due and payable to Owner under Article 18 or Article 19. In the event of a partial drawing, as provided in the immediately preceding sentence, Tenant shall, within five (5) days after demand, cause the Bank to issue an amendment to the Letter of Credit restoring the amount available thereunder to FOUR HUNDRED THOUSAND AND 00/100 ($400,000.00) DOLLARS. Notwithstanding anything to the contrary set forth in this Lease, including, but not limited to, the foregoing provisions of this Article, in addition to all rights granted to Owner pursuant to the provisions of the Lease, if this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding, or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, shall have the right to require the Bank to make payment to Owner of the entire sum of FOUR HUNDRED THOUSAND AND 00/100 ($400,000.00) DOLLARS or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum shall be held by Owner as Cash Security in the same manner as if said sum had been deposited with Owner pursuant to the provisions of Subsection B of this Section.

                       B. At any time during the term of this Lease, Tenant may require that Owner return the Letter of Credit by depositing with Owner, in lieu thereof, as security for the faithful observance and performance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, the sum of FOUR HUNDRED THOUSAND AND 00/100 ($400,000,00) DOLLARS, in cash or by a cashier's check, drawn by or on a bank, which is a member of the New York Clearing House Association, and payable to the order of Owner, which sum is referred to as the "Cash Security". Any Cash Security shall be held subject to the provisions of Section 7-103 of the General Obligations Law or any similar statute successor thereto.

                  SECTION 34.02. APPLICATION OF CASH SECURITY: In the event Tenant defaults in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, including, but not limited to, the covenant for the payment of Fixed Rent and additional rent, beyond the applicable grace period provided under this Lease for curing such default, Owner may use, apply or retain the whole or any part of any Cash Security held by Owner under any of the provisions of Section 34.01, for the payment to Owner for Tenant's account of any sum or sums due under this Lease, without thereby waiving any other rights or remedies of Owner with respect to such default, and Owner shall hold the remainder of such Cash Security as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed with the same rights as hereinabove set forth to use, apply or retain all or any part of such remainder in the event of any further default by Tenant under this Lease.

                  SECTION 34.03. RESTORATION OF CASH SECURITY: If Owner uses, applies or retains the whole or any part of the Cash Security held by Owner under any of the provisions of Section 34.01, Tenant, promptly after notice thereof, shall deliver to Owner, in cash or by a cashier's check, or Tenant's certified check, in either case drawn by or on a bank which is a member of the New York Clearing House Association and payable to the order of Owner, the sum necessary to restore the Cash Security to the sum of FOUR HUNDRED THOUSAND AND 00/100 ($400,000.00) DOLLARS.

                  SECTION 34.04. RETURN OF SECURITY: The Letter of Credit and/or any remaining portion of any Cash Security then held by Owner for the performance of Tenant's obligations under this Lease as security shall be returned to Tenant after (i) the Expiration Date and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the provisions of Article 21.

                  SECTION 34.05. TRANSFER OF LETTER OF CREDIT: In the event of a sale or other transfer of the Land and/or Building, or Owner's interest in this Lease, Owner shall transfer the Letter of Credit and/or any remaining portion of any Cash Security then held by Owner as security for the performance of Tenant's obligations under this Lease to the transferee, and Owner shall thereupon be released from all liability for the return of such security; Tenant agrees to look solely to the transferee for the return of any such security and it is agreed that the provisions of this sentence shall apply to every sale or transfer of the Land and/or Building or Owner's interest in this Lease by Owner named herein or its successors, and to every transfer or assignment made of any such security. Any transferee shall be deemed to have agreed that any Letter of Credit or Cash Security transferred to such transferee pursuant to this Section shall be held in trust for the purposes of this Article. A lease of the entire Building pursuant to which the lessee shall be entitled to collect the rents hereunder shall be deemed a transfer within the meaning of this Section.

                  SECTION 34.06. DEPOSIT OF CASH SECURITY IN INTEREST-BEARING
ACCOUNT: Owner agrees that, if not prohibited by law or the general policies of lending institutions in New York City, Owner shall deposit any Cash Security held by Owner in an interest-bearing savings account at a bank or banks selected by Owner, and all interest accruing thereon less the one (1%) percent administrative fee permitted by law, shall be remitted to Tenant annually. Owner agrees to notify Tenant of the name and address of the bank in which Owner deposits any such Cash Security.

                  SECTION 34.07. NO ASSIGNMENT OF SECURITY BY TENANT: Tenant agrees that it will not assign, mortgage or encumber, or attempt to assign, mortgage or encumber, the Letter of Credit or any Cash Security held by Owner under this Lease, and that neither Owner nor its successors or assigns shall be bound by any such assignment, mortgage, encumbrance, attempted assignment, attempted mortgage or attempted encumbrance. Owner shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit, the Cash Security or any other security held by Owner. Recourse by Owner to the Letter of Credit, the Cash Security or any other security held by Owner shall not affect any remedies of Owner which are provided in this Lease or which are available in law or equity.

                                   ARTICLE 35

                                     BROKER

                  SECTION 35.01. Owner and Tenant each represent and warrant to the other that CB Commercial Real Estate Group, Inc. is the sole broker with whom such party has negotiated or otherwise dealt with in connection with the Demised Premises or in bringing about this Lease. Owner agrees to pay CB Commercial Real Estate Group, Inc. a brokerage commission to CB Commercial Real Estate Group, Inc. pursuant to the terms of a separate agreement between Owner and CB Commercial Real Estate Group, Inc. Each party shall indemnify the other from all loss, costs, liability and expense, including but not limited to, reasonable counsel fees and disbursements arising from any breach by the representing party of its foregoing representation and warranty.

                                   ARTICLE 36

                              INTENTIONALLY DELETED

                                   ARTICLE 37

                              INTENTIONALLY DELETED

                                   ARTICLE 38

                                  PARTIES BOUND

                  SECTION 38.01. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Owner and Tenant and, except as otherwise provided in this Lease, their respective heirs, distributees, executors, administrators, successors and assigns. However, the obligations of Owner under this Lease shall no longer be binding upon Owner named herein after the sale, assignment or transfer by Owner named herein (or upon any subsequent Owner after the sale, assignment or transfer by such subsequent Owner) of its interest in the Building as owner or lessee, and in the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Neither the partners (direct or indirect) comprising Owner, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the "Owner's Parties") shall be liable for the performance of Owner's obligations under this Lease. Tenant shall look solely to Owner to enforce Owner's obligations hereunder and shall not seek any damages against any of the Owner's Parties. Notwithstanding anything contained in this Lease to the contrary, Tenant shall look solely to the estate and interest of Owner, its successors and assigns, in the Real Property and Building for the collection or satisfaction of any judgment recovered against Owner based upon the breach by Owner of any of the terms, conditions or covenants of this Lease on the part of Owner to be performed, and no other property or assets of Owner or any of Owner's Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 39

                       RIGHTS FOR ADDITIONAL OPTION SPACES

                  SECTION 39.01. Provided (a) Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed beyond any applicable grace periods for the curing of such default, and (b) Tenant and its subsidiaries and affiliates (as defined in Section 11.05), in contradistinction to any subtenants or other occupants, shall then be in occupancy of at least sixty-six and two-thirds (66 2/3%) percent of the space leased to Tenant under this Lease (for the purposes of this Article 39, any space leased to Tenant under this Lease which has been eliminated from the Demised Premises pursuant to the provisions of Section 11.03 shall be deemed space leased to Tenant under this Lease), Tenant shall have the option, subject to the provisions of this Article, exercisable in accordance with the provisions of Section 39.02, to lease and add to the Demised Premises any space on the thirtieth (30th) or forty-first (41st) floors of the Building which, becomes, or is about to become, available for leasing during the Demised Term. No such space shall be deemed "available for leasing" if (a) the then tenant of such space, or any assignee, successor, subtenant or other occupant holding through or under such tenant, shall enter into (i) any agreement with Owner extending the letting agreement affecting such space, or (ii) any new lease with Owner affecting such space, or (b) any other tenant in the Building or any assignee or successor of such other tenant, shall exercise any contractual option or right which it has to lease such space as of the date hereof.

                  SECTION 39.02. In the event that any such space shall become or about to become available for leasing in accordance with the provisions of
Section 39.01, Owner shall give notice thereof to Tenant (any such notice is referred to as an "Availability Notice"), which Notice may be given not earlier than eighteen (18) months prior to the date set forth in such Notice on which such space is expected to become vacant and available for leasing and, in such event, Tenant shall have the option, exercisable only by notice given to Owner within thirty (30) days next following the date of the giving of such Availability Notice to lease and add such space to the Demised Premises; (any such space is referred to as an "Additional Option Space"; any such date set forth in an Availability Notice is referred to as an "Applicable Expected Vacancy Date"; and any notice given by Tenant to Owner exercising any such option is referred to as an "Additional Option Notice"). Tenant shall have the right to inspect any such Additional Option Space with the permission of any present occupant of such space, subject to the terms of such present occupant's lease. In the event that any Additional Option Space shall become available for leasing sooner than the Applicable Expected Vacancy Date because of the termination of the term of the lease affecting such space, or a voluntary agreement to surrender resulting from the imminent bankruptcy of the tenant thereof, as opposed to the expiration of said lease prior to its original expiration date, Owner shall have the right to accelerate the Applicable Expected Vacancy Date by not less than thirty (30) days' prior notice to Tenant. Owner shall accompany any Availability Notice with a plan designating the location and size of the Additional Option Space. Any such space shall be leased and added to the Demised Premises at an annual rental rate equal to the fair market annual rental value of the applicable Additional Option Space on the commencement date of the term applicable thereto, as determined by agreement between Owner and Tenant or by arbitration in accordance with the provisions of
Section 39.07 (but in no event shall the Fixed Rent per rentable square foot, from time to time, applicable to the Additional Option Space be less than the Fixed Rent per rentable square foot in effect, from time to time, applicable to the original portion of the Demised Premises [before giving effect to any abatement or apportionment of such Fixed Rent]), and such Additional Option Space shall otherwise be leased and added to the Demised Premises upon the same executory terms, covenants and conditions as are contained in this Lease (including, but not limited to, the provisions of Article 23 except as otherwise provided in this Article, adjusted to reflect (x)the number of rentable square feet contained in the applicable Additional Option Space (determined in the same manner as the rentable square feet were determined in the original portion of the Demised Premises), and (y) that the term shall commence on the Applicable Expected Vacancy Date, as the same may have been accelerated by Owner pursuant to the provisions of this
Section 39.02, subject, however, to the provisions of Section 39.03.

                  SECTION 39.03. A. Owner and Tenant acknowledge the possibility that all or any of the tenants or occupants of any Additional Option Space may not have vacated and surrendered all or any portions of the Additional Option Space to Owner by the Applicable Expected Vacancy Date. Accordingly, notwithstanding anything to the contrary contained in Sections 39.01 or 39.02 or in any Availability Notice, (a) the term of this Lease applicable to the Additional Option Space in question shall commence (i) on the Applicable Expected Vacancy Date with respect to those portions, if any, of the Additional Option Space which are vacant and free of any occupancies on the Applicable Expected Vacancy Date, and (ii) with respect to those portions, if any, of the Additional Option Space which are not vacant on the Applicable Expected Vacancy Date, on the respective later date or dates upon which such portions of the Additional Option Space become vacant and free of any occupancies and Owner gives notice to Tenant of such vacancy; (b) the Expiration Date shall not be affected thereby; (c) the increases in the Fixed Rent, the Demised Premises Area, the Interim Electrical Inclusion Factor, if any, and all other modifications of this Lease resulting from the application of the provisions of this Article shall be equitably adjusted to reflect the fact that all or any portions of the Additional Option Space have not been leased and added to the Demised Premises on the Applicable Expected Vacancy Date but are leased and added to the Demised Premises on a date or dates after the Applicable Expected Vacancy Date; (d) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby; (e) Tenant waives any rights under Section 223-a of the Real Property Law of New York or any successor statute of similar import to rescind this Lease and further waives the right to recover any damages against Owner which may result from the failure of Owner to deliver possession of all or any portions of the Additional Option Space on the Applicable Expected Vacancy Date; and (f) Owner shall institute, within twenty (20) days after the Applicable Expected Vacancy Date, possession proceedings against any tenants or occupants who have not vacated and surrendered all or any portion of the Additional Option Space by the Applicable Expected Vacancy Date, and shall prosecute such proceedings to completion with reasonable diligence.

                       B. If the occupant of any Additional Option Space shall fail to vacate and surrender the Additional Option Space to Owner by the date which is six (6) months next following the Applicable Expected Vacancy Date, Tenant shall have the single right by notice given to Owner within six (6) months and twenty (20) days next following the Applicable Expected Vacancy Date to terminate this Lease and the Demised Term with respect to the Additional Option Space affected by such holdover occupant only, and in the event such notice is given, this Lease and the Demised Term shall terminate with respect to the Additional Option Space affected by such holdover occupant only and come to an end on the date of the giving of such notice and Owner and Tenant shall be released and discharged of and from any and all liability under the provisions of this Lease with respect to the Additional Option Space affected by such holdover occupant only. Time is of the essence with respect to the giving of such notice by Tenant to Owner and in the event that Tenant shall fail to give any such notice within six (6) months and twenty (20) days next following the Applicable Expected Vacancy Date, any notice given by Tenant to Owner after said date purporting to exercise such right shall be deemed of no force and effect and the Demised Term with respect to the Additional Option Space affected by such holdover occupant only shall commence in accordance with the provisions of
Section 39.03.A. Notwithstanding the exercise of Tenant's option to terminate this Lease with respect to the Additional Option Space affected by such holdover occupant only pursuant to the provisions of Section 39.03.B., Tenant shall remain obligated under the remaining terms and provisions of this Lease.

                  SECTION 39.04. It is understood and agreed that time is of the essence with respect to the exercise of any option pursuant to this Article and that if Tenant does not exercise such option within the time limitation set forth in Section 39.02, any notice purporting to exercise such option given after the expiration of such time limitation shall be void and of no force and effect and Tenant thereafter shall have no further right to lease as additional space the space which was the subject of the Availability Notice in question.

                  SECTION 39.05. In the event that Tenant shall timely exercise any option set forth in this Article then, on the effective commencement date of the term applicable to any Additional Option Space, this Lease shall be deemed modified as follows:

                       A. The Demised Premises shall include the Additional Option Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein upon the commencement of the term applicable to the Additional Option Space or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease.

                       B. The Fixed Rent shall be increased by the fair market annual rental value for the Additional Option Space as of the effective commencement date of the term applicable thereto as determined by agreement between Owner and Tenant or by arbitration as provided in Section 39.07 (but in no event shall such increase in the Fixed Rent per rentable square foot, from time to time, be less than the Fixed Rent per rentable square foot in effect, from time to time, applicable to the original portion of the Demised Premises [before giving effect to any abatement or apportionment of such Fixed Rent]) with respect to the period from the effective commencement date of the term applicable to the Additional Option Space to the Expiration Date, both dates inclusive, the monthly installments of the Fixed Rent shall each be increased accordingly to conform with such increase in the Fixed Rent. In the event that the term applicable to the Additional Option Space shall commence on a date other than the first day of any month, the monthly installment of the Fixed Rent for the month during which the term applicable to the Additional Option Space shall commence shall be equitably apportioned to reflect such increase in the Fixed Rent;

                       C. The Demised Premises Area, as defined in Section 23.01, shall be increased by the number of rentable square feet contained in the Additional Option Space (computed in the same manner as the number of rentable square feet contained in the original portion of the Demised Premises).

                       D. If, by the effective commencement date of the term applicable to the Additional Option Space, the Fixed Rent applicable thereto has not yet been determined, Tenant shall, until such determination, pay for the Additional Option Space the same Fixed Rent per rentable square foot then allocable to the original portion of the Demised Premises, and following any such determination, any additional sums shall be payable by Tenant to Owner.

                  SECTION 39.06. Tenant agrees to accept each Additional Option Space in the condition which shall exist on the commencement date of the term applicable thereto "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare such space for Tenant's occupancy except that the provisions of this Section
39.06 shall not be deemed to diminish Owner's obligations under Article 9.

                  SECTION 39.07. In the event Owner and Tenant are unable to agree as to the fair market annual rental value of any Additional Option Space, then, upon the demand of either Owner or Tenant, such fair market annual rental value shall be determined by arbitration as follows;

                       (A) Within thirty (30) days after notice by either party requesting arbitration of the issue (i) the parties shall agree upon a single impartial arbitrator to determine such fair market annual rental value of the Additional Option Space and (ii) each party shall deliver to the other a determination (referred to as the "Fair Market Determination") of what it believes is the fair market annual rental value of the Additional

Option Space. If Owner and Tenant shall have failed to agree upon such single impartial arbitrator within such period of thirty (30) days, then such single impartial arbitrator shall be appointed by the American Arbitration Association, or its successor pursuant to its rules for commercial matters, or if at such time such association is not in existence and has no successor, then by the presiding Justice of the Appellate Division, First Department, of the Supreme Court of the State of New York, or any successor court, upon request of either Owner or Tenant, as the case may be.

                       (B) Within ten (10) days following the selection or appointment of the single impartial arbitrator each party shall deliver to such arbitrator such party's Fair Market Determination.

                       (C) The arbitrator to be selected, or appointed as above provided, as the case may be, shall be a real estate appraiser or broker having at least fifteen (15) years of experience in acting as a broker or appraiser of office space in high rise office buildings in the Borough of Manhattan, City of New York.

                       (D) The arbitrator, selected or appointed as aforesaid, forthwith shall determine the issue and render its decision as promptly as practicable choosing solely between Owner's or Tenant's Fair Market Determination, and if only one (1) party submits a Fair Market Determination to the arbitrator then it shall choose the Fair Market Determination submitted to it. The decision of such arbitrator shall be in writing and shall be final and binding upon Owner and Tenant whether or not a judgment shall be entered in any court. Duplicate original counterparts of such decision shall be sent by the arbitrator to both Owner and Tenant.

                       (E) The arbitrator, in arriving at its decision, shall take into consideration the fact that there is no brokerage commission payable by Owner (if, in fact, that is the case), the provisions of Article 23, the fact that no work is to be performed by Owner and the absence of any allowance given by Owner to Tenant for the performance of any Alterations and shall also be entitled to consider all testimony and documentary evidence which may be presented at any hearing as well as facts and data which the arbitrator may discover by investigation and inquiry outside of such hearings. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from, or otherwise modify such provisions. The cost and expense of such arbitration shall be borne equally by Owner and Tenant, except that each party shall pay its own counsel fees and expenses.

                       (F) Notwithstanding any findings of the arbitrators, such fair market annual rental value from time to time per rentable square foot, and accordingly, the Fixed Rent applicable to the Additional Option Space, from time to time per rentable square foot, shall not be less than the Fixed Rent per rentable square foot in effect, from time to time, applicable to the original portion of the Demised Premises (before giving effect to any abatement or apportionment of such Fixed Rent).

                  SECTION 39.08. A. Upon request of Owner or Tenant, the parties from time to time, shall execute and deliver to the other, instruments, in form reasonably satisfactory to the parties, stating whether or not Tenant has exercised any right to lease any Additional Option Space pursuant to the provisions of this Article.

                       B. Upon the request of Owner or Tenant, the parties from time to time, shall execute and deliver to the other, instruments, in form reasonably satisfactory to the parties, setting forth all of the modifications to this Lease resulting from the exercise of any such options, including, but not limited to, the increases in the Fixed Rent resulting therefrom.

                       C. Neither the failure of Owner or Tenant to request the execution of any such instrument nor Owner's or Tenant's failure to execute and deliver such instrument shall vitiate any of the provisions of this Article.

                                   ARTICLE 40

                                 RENEWAL OPTION

                  SECTION 40.01. Provided (i) Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond any applicable grace periods for the curing of such default; and (ii) Tenant and its subsidiaries and affiliates (as defined in Section 11.05), in contradistinction to any subtenants or occupants, shall then be in occupancy of at least sixty (60%) percent of the space leased to Tenant under this Lease (for the purposes of this Article 40, any space leased to Tenant under this Lease which has been eliminated from the Demised Premises pursuant to Section 11.03 shall be deemed space leased to Tenant under this Lease), Tenant shall have the single option to renew this Lease and the Demised Term for a single renewal term (referred to as the "Renewal Term") of five (5) years commencing on the date next following the Expiration Date set forth in
Section 1.02.A. and ending, unless sooner terminated pursuant to the terms, covenants and conditions of this Lease or pursuant to law, on the last day (referred to as the "Extended Expiration Date") of the calendar month in which the day immediately preceding the fifth (5th) anniversary date of the commencement of the Renewal Term shall occur. If Tenant exercises such option in accordance with the provisions and limitations of this Article, this Lease and the Demised Term shall be renewed for the Renewal Term at a Fixed Rent equal to the fair market annual rental value of the Demised Premises as of the commencement date of the Renewal Term, as agreed by the parties or determined in accordance with the provisions of Section 40.03, but in no event shall the Fixed Rent for the Renewal Term be less than the Fixed Rent in effect as of the Expiration Date (before giving effect to any abatement or apportionment of the Fixed Rent) but otherwise upon the same then executory terms, covenants and conditions as the original Demised Term (including, but not limited to, Owner's Basic Tax Liability set forth in Section 23.01.D. and Base Operating Expenses set forth in Section 23.01.I.)

                  SECTION 40.02. The option set forth in Section 40.01 may only be exercised by notice given by Tenant to Owner on or prior to the date which is one (1) year immediately preceding the commencement date of the Renewal Term. Time is of the essence with respect to the exercise of such option. Tenant shall not have the right to give any such notice after the date which is one (1) year immediately preceding the commencement date of the Renewal Term, and any notice given after said date, purporting to exercise such option shall be void and of no force and effect.

                  SECTION 40.03. In the event Owner and Tenant are unable to agree as to the fair market annual rental value of the Demised Premises for the Renewal Term pursuant to Section 40.01 then, upon the demand of either Owner or Tenant, such fair market annual rental value shall be determined by arbitration as follows;

                       (a) Within thirty (30) days after notice by either party requesting arbitration of the issue (i) the parties shall agree upon a single impartial arbitrator to determine such fair market annual rental value and (ii) each party shall deliver to the other a determination (referred to as the "Fair Market Determination") of what it believes is the fair market annual rental value of the Demised Premises as of November 1, 2007. If Owner and Tenant shall have failed to agree upon such single impartial arbitrator within such period of thirty (30) days, then such single impartial arbitrator shall be appointed by the American Arbitration Association, or its successor pursuant to its rules for commercial matters, or if at such time such association is not in existence and has no successor, then by the presiding Justice of the Appellate Division, First

Department, of the Supreme Court of the State of New York, or any successor court, upon request of either Owner or Tenant, as the case may be.

                       (b) Within ten (10) days following the selection or appointment of the single impartial arbitrator each party shall deliver to such arbitrator such party's Fair Market Determination.

                       (c) The arbitrator to be selected, or appointed as above provided, as the case may be, shall be a real estate appraiser or broker having at least fifteen (15) years of experience in acting as a broker or appraiser of office space in high rise office buildings in the Borough of Manhattan, City of New York.

                       (d) The arbitrator, selected or appointed as aforesaid, forthwith shall determine the issue and render its decision as promptly as practicable choosing solely between Owner's or Tenant's Fair Market Determination, and if only one (1) party submits a Fair Market Determination to the arbitrator then it shall choose the Fair Market Determination submitted to it. The decision of such arbitrator shall be in writing and shall be final and binding upon Owner and Tenant whether or not a judgment shall be entered in any court. Duplicate original counterparts of such decision shall be sent by the arbitrator to both Owner and Tenant.

                       (e) The arbitrator, in arriving at its decision, shall take into consideration the fact that Tenant is in occupancy of the Demised Premises, the fact that there is no brokerage commission payable by Owner (if, in fact, that is the case), the provisions of Article 23, the fact that no work is to be performed by Owner and the absence of any allowance given by Owner to Tenant for the performance of any Alterations and shall also be entitled to consider all testimony and documentary evidence which may be presented at any hearing as well as facts and data which the arbitrator may discover by investigation and inquiry outside of such hearings. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from, or otherwise modify such provisions. The cost and expense of such arbitration shall be borne equally by Owner and Tenant, except that each party shall pay its own counsel fees and expenses.

                       (f) Notwithstanding any findings of the arbitrator, such fair market annual rental rate with respect to the Renewal Term shall not be less than the Fixed Rent in effect as of the Expiration Date (before giving effect to any abatement or apportionment of Fixed Rent).

                       (g) If the determination of the Fixed Rent for the Renewal Term has not been made by the commencement of the Renewal Term, Tenant, until such determination, shall continue to pay the minimum Fixed Rent required and after such determination Tenant shall pay to Owner, upon demand, any additional sums due to Owner as a result of such determination.

                  SECTION 40.04. Tenant, upon request of Owner, from time to time, will execute and deliver to Owner an instrument in form reasonably satisfactory to Owner stating whether or not Tenant has exercised the right to renew contained in the provisions of Section 40.01 and, if Tenant has exercised such right, setting forth the Fixed Rent for the Renewal Term.

                                   ARTICLE 41

           TENANT'S INITIAL INSTALLATION AND OWNER'S WORK CONTRIBUTION

                       SECTION 41.01. TENANT'S INITIAL INSTALLATION. Promptly after the Commencement Date, First Additional Space Commencement Date, Second Additional Space Commencement Date, Third Additional Space Commencement Date, and Fourth Additional Space Commencement Date, as the case may be, Tenant may, at Tenant's cost and expense, perform various Alterations in the Demised Premises required for

Tenant's occupancy and use of the Demised Premises and conduct of its business therein. Such Alterations (including architectural and engineering costs, permit and filing fees, communication costs and legal fees) as well as certain Alterations (sometimes referred to herein as "Tenant's Existing Alterations") which Tenant has previously performed in the Second Additional Space and Third Additional Space (referred to as "Tenant's Initial Installation") shall be made and performed in accordance with the provisions of this Lease, including, without limitation, the provisions of Articles 3 and 6 hereof. Tenant shall prosecute Tenant's Initial Installation to completion with all reasonable diligence.

                  SECTION 41.02. OWNER'S CONTRIBUTION. A. Subject to the provisions and requirements of this Article 41, and provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed beyond any applicable grace periods, for the curing of such default, Owner shall contribute the sum of not more than ONE MILLION NINETY-SIX THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($1,096,625.00) DOLLARS in the aggregate toward the cost and expense actually incurred by Tenant with respect to Tenant's Initial Installation. Owner's contribution on account of Tenant's Initial Installation is referred to as "Owner's Work Contribution". Irrespective of the actual cost and expense of Tenant's Initial Installation, in no event shall Owner's Work Contribution exceed the aggregate sum of ONE MILLION NINETY-SIX THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($1,096,625.00) DOLLARS. Notwithstanding anything to the contrary contained herein, Owner's Work Contribution shall be reduced by TWO HUNDRED THIRTY-FIVE THOUSAND EIGHT HUNDRED FORTY AND 00/100 ($235,840.00) DOLLARS in the event that Tenants exercises its partial termination option set forth in Section 12.01.B. of the Lease.

                       B. (1) Subject to the provisions of the following Paragraph (2) of this Subsection B, and provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed beyond any applicable grace periods for the curing of such default, Owner shall distribute Owner's Work Contribution to Tenant on account of Tenant's Initial Installation as the work with respect thereto progresses, upon Tenant's submission to Owner of (i) paid vouchers, in form reasonably acceptable to Owner, for the cost and expense of Tenant's Initial Installation, and (ii) partial waivers of mechanic's liens from all contractors, subcontractors, materialmen and laborers who performed any services or delivered any materials in connection with Tenant's Initial Installation and which services or materials were the subject of the previous month's distribution by Owner to Tenant of Owner's Work Contribution, provided however, that at no time shall Owner be required to pay more than the value of the work in place, and provided further that any such work shall substantially comply with any plans and specifications previously approved by Owner and shall otherwise comply with the requirements of this Lease and Tenant's request for distribution shall be accompanied by a certification of Tenant's architect or designer to that effect. Notwithstanding the foregoing, Tenant shall not be required to submit to Owner the partial waivers of mechanics liens or architect's certificate referred to in the preceding sentence as a precondition to Owner's distribution to Tenant of up to TWO HUNDRED SEVENTY-FOUR THOUSAND ONE HUNDRED FIFTY-SIX AND 25/100 ($274,156.25) DOLLARS of Owner's Work Contribution allocable to Tenant's Existing Alterations. Distributions of Owner's Work Contribution shall be made not more than monthly.

                          (2) Notwithstanding the aforesaid, Owner shall not
be required to disburse the last ten (10%) percent of Owner's Work Contribution until occurrence of all of the following: (i) completion of Tenant's Initial Installation in accordance with the plans and specifications approved by Owner and otherwise in accordance with the provisions of this Lease and a certification by Tenant's architect or designer to that effect, (ii) proof in form reasonably satisfactory to Owner of complete payment by Tenant of the cost and expense of such Tenant's Initial Installation (including receipt of waivers of mechanics liens from all contractors, subcontractors, materialmen and laborers who performed any services or delivered any materials in connection with such Tenant's Initial Installation; (upon request Tenant shall furnish the Owner such documentation as

Owner shall reasonably request to confirm such complete payment), and (iii) proof that all consents, approvals or signoffs to be obtained by Tenant under any Legal Requirements or as required by any Governmental Authority have been obtained; upon compliance of the aforesaid, then, provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed beyond any applicable grace periods for the curing of such default, the balance of Owner's Work Contribution shall thereafter be distributed to Tenant in accordance with the provisions of this Section 41.02.

                          (3) Notwithstanding anything to the contrary contained
herein, Owner shall not be required to distribute prior to September 30, 1997 more than a sum equal to (i) fifty (50%) percent of Owner's Work Contribution, i.e. FIVE HUNDRED FORTY-EIGHT THOUSAND THREE HUNDRED TWELVE AND 50/100, ($548,312.50) DOLLARS and (ii) the portion of Owner's Work Contribution attributable to the installation of an air-conditioning system on the twenty-seventh (27th) and twenty-eighth (28th) floors of the Demised Premises, if any. However, provided Tenant is not in default under any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed beyond any applicable grace periods for the curing of such default, the amount of Owner's Work Contribution not distributed to Tenant by Owner by reason of the provisions of the preceding sentence, if any, shall, at Tenant's option upon advance reasonable notice to Owner, be applied as a rent credit against the next accruing installments of Fixed Rent payable by Tenant under this Lease commencing on October 1, 1997.

                       C. The making of the Owner's Work Contribution by Owner shall constitute a single nonrecurring obligation on the part of Owner. In the event this Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to give Owner's Work Contribution or any part thereof shall not apply to any such renewal or extension.

                       D. If upon completion of Tenant's Initial Installation in accordance with the plans and specifications approved by Owner and otherwise in accordance with the provisions of this Lease and complete payment by Tenant of all of the costs and expenses thereof there shall remain unused portions of Owner's Work Contribution, then, provided Tenant is not in default under any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed beyond any applicable grace period for the curing of such default, the amount of such unused Owner's Work Contribution shall be applied as a rent credit against the next accruing installments of Fixed Rent payable by Tenant under this Lease.

                       E. Tenant acknowledges and agrees that Owner is merely acting on behalf of Tenant in connection with the disbursement of the Owner's Work Contribution in accordance with the provisions of this Section 41.02 to Tenant for the contractors, suppliers and materialmen employed in connection with Tenant's Initial Installation, and that Owner shall have no obligation, liability or responsibility to any of the contractors, suppliers or materialmen seeking any of the Owner's Work Contribution pursuant to any of the aforesaid contracts or agreements with such contractors, suppliers or materialmen or otherwise, provided that Owner shall be obligated to disburse such Owner's Work Contribution only as expressly provided by the provisions of this Section 41.02. Nothing contained in this Section 41.02 shall relieve Tenant of any obligations or liabilities to such contractors, suppliers or materialmen under such contracts, agreements or otherwise. Nothing contained in this Article 41 shall relieve any obligations of Tenant under Article 3 of this Lease. Tenant shall indemnify Owner and Owner's Indemnitees from all loss, cost, liability and expense, including but not limited to reasonable counsel fees, incurred in connection with, or arising from, any claims or actions by any contractors, suppliers or materialmen employed in connection with Tenant's Initial Installation.

                                   ARTICLE 42

                             FIRST ADDITIONAL SPACE

                  SECTION 42.01. Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire twenty-seventh (27th), twenty-eighth (28th), twenty-ninth (29th), and portion of the thirtieth (30th) floors of the Building indicated by outlining and diagonal markings on the floor plan, initialled by the parties, annexed hereto as Exhibit 2 (referred to herein as the "First Additional Space") upon all of the then executory terms, covenants and conditions contained in this Lease including, but not limited to, the provisions of Article 23, and the definitions of "Owner's Basic Tax Liability" and "Base Operating Expenses" except as otherwise provided in this Article, for a term to commence, on October 1, 1997 and to end on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law. The date upon which the term applicable to the First Additional Space shall commence is sometimes referred to herein as the "First Additional Space Commencement Date."

                  SECTION 42.02. On the First Additional Space Commencement Date, this Lease shall be deemed modified as follows:

                       (i) The Demised Premises shall include the First Additional Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein as of the First Additional Space Commencement Date or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease;

                       (ii)  The Fixed Rent shall be increased as follows:

                             (a) With respect to the period from the First
Additional Space Commencement Date to and including September 30, 2002 the Fixed Rent shall be increased by NINE HUNDRED SIXTY-SEVEN THOUSAND SIX HUNDRED EIGHTY AND 00/100 ($967,680.00) DOLLARS, and the monthly installments shall be increased by EIGHTY THOUSAND SIX HUNDRED FORTY AND 00/100 ($80,640.00) DOLLARS; and

                             (b) With respect to the remainder of the Demised
Term the Fixed Rent shall be increased by ONE MILLION FIFTY-FOUR THOUSAND EIGHTY AND 00/100 ($1,054,080.00) DOLLARS, and the monthly installments shall be increased by EIGHTY-SEVEN THOUSAND EIGHT HUNDRED FORTY AND 00/100 ($87,840.00) DOLLARS;

                       (iii) The Demised Premises Area as defined in Section
23.01 shall be increased by 43,200 square feet.

                       (iv) The sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT and 00/100 ($17,688.00) DOLLARS appearing in subsection C of Section 29.04 (as said sum may have been increased or decreased pursuant to the provisions of this Lease) shall be increased by the sum of ONE HUNDRED THREE THOUSAND SIX HUNDRED EIGHTY AND 00/100 ($103,680.00) DOLLARS subject to the provisions of subsection V of this Section.

                       (v) (a) If at any time or times between the date of this Lease and the First Additional Space Commencement Date the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Owner in connection therewith shall be increased or decreased, then the amount of the increase in the Fixed Rent set forth in subsection (ii) of this Section shall be increased or decreased as the case may be, in an annual amount which shall fairly reflect the estimated increase or decrease, as the case may be, in the annual cost to Owner of furnishing electrical service to Tenant in the First Additional Space. If, within ten (10) days after any such increase or decrease, Owner and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, then, in lieu of such agreement, the estimated increase or decrease, as the case may be, in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the First Additional Space shall be finally determined by an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant who shall certify such determination in writing to Owner and Tenant. Following any such agreement or determination, Owner and Tenant shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease by (x) increasing or decreasing, as the case may be, the Fixed Rent for the entire term applicable to the First Additional Space, in an annual amount equal to such estimated increase or decrease in the annual cost to Owner of furnishing electrical service to Tenant in the First Additional Space, as so agreed and determined and (y) increasing or decreasing, as the case may be, the sum of ONE HUNDRED THREE THOUSAND SIX HUNDRED EIGHTY AND 00/100 ($103,680.00) DOLLARS appearing in subsection (iv) of this Section 42.02 in a like amount.

                             (b) The parties agree that although the charge for
the service of redistributing and furnishing electrical energy in the First Additional Space is included in the increase in the Fixed Rent set forth in subsection (ii) of this Section on a so-called "rent inclusion" basis, the value to Tenant of such service may not be fully reflected in said increase in the Fixed Rent. Accordingly, Tenant agrees that Owner shall have the right to cause an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant to make a determination at any time after the commencement of Tenant's normal business activities in the entire First Additional Space, of the full value to Tenant of such service supplied by Owner, to wit: the potential electrical energy supplied to Tenant annually based upon the estimated capacity of the electrical feeders, risers and wiring and other electrical facilities serving the First Additional Space. Such engineer or consulting firm shall certify such determination in writing to Owner and Tenant. If it shall be determined that the full value to Tenant of such service is in excess of the sum of ONE HUNDRED THREE THOUSAND SIX HUNDRED EIGHTY AND 00/100 (103,680.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (a) of this subsection v), the parties shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease as of the date of the commencement of the term applicable to the First Additional Space by further increasing the Fixed Rent for the remainder of the Demised Term by an annual amount equal to such excess, in which event the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS appearing in subsection C of Section 29.04 of this Lease (as said sum may previously have been adjusted pursuant to the provisions of this Lease) shall be increased in like amounts. However, if it shall be so determined that the full value to Tenant of such services does not exceed the sum of ONE HUNDRED THREE THOUSAND SIX HUNDRED EIGHTY AND 00/100 ($103,680.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (a) of this subsection V), no such agreement shall be executed and there shall be no increase or decrease in the Fixed Rent by reason of such determination.

                       (vi) The number of subtenants set forth in the first
(1st) sentence of Section 11.03.A.(i) shall be increased by eight (8).

                  SECTION 42.03. Tenant agrees to accept the First Additional Space in the condition which shall exist on the First Additional Space Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the First Additional Space for Tenant's occupancy except that (a) Owner shall remain obligated to make all repairs which are Owner's obligations under Tenant's Existing Lease and which shall remain Owner's obligations hereunder and (b) the provisions of this Section 42.03 shall not be deemed to diminish the obligations of Owner under Article 9 hereof.

                  SECTION 42.04. The First Additional Space is presently affected by a lease dated March 19, 1991 between Owner and NCI ADVERTISING, INC. (formerly known as RWR ADVERTISING, INC.) and WORLD HEALTH COMMUNICATIONS INC. (said lease, as modified, is referred to as "Tenant's Existing Lease"), for a term which shall expire on September 30, 1997, unless sooner terminated pursuant to any of the terms, covenants or conditions of said lease or pursuant to law. Nothing contained in this Lease shall be deemed a waiver by Owner of any rights or remedies relating to Tenant's Existing Lease. Any default under Tenant's Existing Lease shall be deemed an Event of Default under this Lease with the effect that the termination of Tenant's Existing Lease pursuant to the provisions of Article 16 thereof (entitled "Default") or Article 17 thereof (entitled "Remedies") shall automatically terminate this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof with the same force and effect as if this Lease had been terminated in accordance with the provisions of Articles 16 or 17 hereof. No provision of Tenant's Existing Lease shall be deemed carried over into or made a part of this Lease except as expressly set forth in this Lease. Occupancy of the First Additional Space or any part thereof by Tenant or any person claiming through or under Tenant prior to the First Additional Space Commencement Date shall be deemed to be occupancy under Tenant's Existing Lease and shall be subject to all of the terms, covenants and conditions thereof; occupancy thereof by Tenant or any such person on or after the First Additional Space Commencement Date shall be deemed to be occupancy under this Lease and shall be subject to all of the terms, covenants and conditions hereof. Continuing occupancy of all or any part of the First Additional Space by Tenant or any person claiming through or under Tenant after the expiration of the term of Tenant's Existing Lease shall be deemed to constitute delivery of possession of the First Additional Space to Tenant on the First Additional Space Commencement Date under this Lease.

                  SECTION 42.05. TENANT'S SUPPLEMENTAL A/C UNIT/COOLING TOWER:

                       (1) Supplementing the provisions of Section 29.05, prior to the First Additional Commencement Date, Tenant installed (i) a separate air conditioning system having a capacity of 4.5 tons to serve the twenty-seventh (27th floor of the Demised Premises, (ii) a separate air conditioning system having a capacity of 1.5 tons to serve the twenty-ninth (29th) floor of the Demised Premises, and (iii) a separate air conditioning system having a capacity of 1.5 tons to serve the thirtieth (30th) floor of the Demised Premises (collectively referred to herein as "Tenant's Existing Supplemental A/C Units") which are currently hooked up to the Building cooling tower and associated piping (referred to herein as the "Cooling Tower"). The provisions of this
Section 42.06. A shall apply to Tenant's Existing Supplemental A/C Units and the provisions of Section 29.08.B shall apply to any other separate air conditioning system serving all on any part of the Demised Premises installed by or on behalf of Tenant in accordance with the provisions of this Lease. Owner agrees, subject to the provisions of Article 26, Section 29.07 and this Section, to supply condenser water to Tenant's Existing Supplemental A/C Units and accordingly Tenant agrees that from and after the First Additional Commencement Date, the Fixed Rent reserved in this Lease shall be increased by the sum of THREE THOUSAND NINE HUNDRED NINE AND 24/100 ($3,909.24) DOLLARS (referred to herein as the "Tenant's Current Cooling Tower Use Charge") subject to any increases thereof pursuant to subdivision (2) of this subsection A.

                       (2) If the regular hourly wage rate of operating engineers employed in the Building shall be increased in any Escalation Year (as defined in Article 23) over the rate in effect on January 1, 1997, the Fixed Rent for such Escalation Year shall be increased by a sum equal to that proportion of Tenant's Current Cooling Tower Use Charge which such increase in said hourly wage rate bears to the hourly wage rate in effect on January 1, 1997. The increase in Fixed Rent for any Escalation Year pursuant to the provisions of the immediately preceding sentence shall be shown on the Owner's Operating Expense Statement with respect to such Escalation Year rendered by Owner pursuant to the provisions of said Article 23, and shall be payable by Tenant as if it were an increase in the Fixed Rent pursuant to the provisions of said Article 23.

                       (3) Tenant's Existing Supplemental A/C Units shall be repaired and maintained by Tenant, at Tenant's cost and expense, pursuant to a service contract.

                                   ARTICLE 43

                             SECOND ADDITIONAL SPACE

                  SECTION 43.01. Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire forty-second (42nd) floor of the Building (referred to herein as the "Second Additional Space") upon all of the then executory terms, covenants and conditions contained in this Lease including, but not limited to, the provisions of Article 23, and the definitions of "Owner's Basic Tax Liability" and "Base Operating Expenses" except as otherwise provided in this Article, for a term to commence on November 1, 1997 and to end on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law. The date upon which the term applicable to the Second Additional Space shall commence is sometimes referred to herein as the "Second Additional Space Commencement Date."

                  SECTION 43.02. On the Second Additional Space Commencement Date, this Lease shall be deemed modified as follows:

                       (i) The Demised Premises shall include the Second Additional Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein as of Second Additional Space Commencement Date or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease;

                       (ii)  The Fixed Rent shall be increased as follows:

                             (a) With respect to the period from the Second
Additional Space Commencement Date to and including September 30, 2002 the Fixed Rent shall be increased by ONE HUNDRED EIGHTY-SEVEN THOUSAND FORTY AND 00/100 ($187,040.00) DOLLARS, and the monthly installments shall be increased by FIFTEEN THOUSAND FIVE HUNDRED EIGHTY-SIX AND 67/100 ($15,586.67) DOLLARS; and

                             (b) With respect to the remainder of the Demised
Term the Fixed Rent shall be increased by TWO HUNDRED THREE THOUSAND SEVEN HUNDRED FORTY AND 00/100 ($203,740.00) DOLLARS, and the monthly installments shall be increased by SIXTEEN THOUSAND NINE HUNDRED SEVENTY-EIGHT AND 33/100 ($16,978.33) DOLLARS;

                       (iii) The Demised Premises Area as defined in Section
23.01 shall be increased by 8,350 square feet.

                       (iv) The sum of "SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS appearing in subsection C of
Section 29.04 (as said sum may have been increased or decreased pursuant to the provisions of this Lease) shall be increased by the sum of TWENTY THOUSAND FORTY AND 00/100 ($20,040.00) DOLLARS subject to the provisions of subsection v of this Section.

                       (v) (a) If at any time or times between the date of this Lease and the Second Additional Space Commencement Date the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Owner in connection therewith shall be increased or decreased, then the amount of the increase in the Fixed Rent set forth in subsection (ii) of this Section shall be increased or decreased as the case may be, in an annual amount which shall fairly reflect the estimated increase or decrease, as the case may be, in the annual cost to Owner of furnishing electrical service to Tenant in the Second Additional Space. If, within ten (10) days after any such increase or decrease, Owner and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, then, in lieu of such agreement, the estimated increase or decrease, as the case may be, in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the Second Additional Space shall be finally determined by an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant who shall certify such determination in writing to Owner and Tenant. Following any such agreement or determination, Owner and Tenant shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease by (x) increasing or decreasing, as the case may be, the Fixed Rent for the entire term applicable to the Second Additional Space, in an annual amount equal to such estimated increase or decrease in the annual cost to Owner of furnishing electrical service to Tenant in the Second Additional Space, as so agreed and determined and (y) increasing or decreasing, as the case may be, the sum of TWENTY THOUSAND FORTY AND 00/100 ($20,040.00) DOLLARS appearing in subsection (iv) of this Section 43.02 in a like amount.

                             (b) The parties agree that although the charge for
the service of redistributing and furnishing electrical energy in the Second Additional Space is included in the increase in the Fixed Rent set forth in subsection (ii) of this Section on a so-called "rent inclusion" basis, the value to Tenant of such service may not be fully reflected in said increase in the Fixed Rent. Accordingly, Tenant agrees that Owner shall have the right to cause an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant to make a determination at any time after the commencement of Tenant's normal business activities in the entire Second Additional Space, of the full value to Tenant of such service supplied by Owner, to wit: the potential electrical energy supplied to Tenant annually based upon the estimated capacity of the electrical feeders, risers and wiring and other electrical facilities serving the Second Additional Space. If it shall be determined that the full value to Tenant of such service is in excess of the sum of TWENTY THOUSAND FORTY AND 00/100 ($20,040.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (a) of this subsection v), the parties shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease as of the Second Additional Space Commencement Date by further increasing the Fixed Rent for the remainder of the Demised Term by an annual amount equal to such excess, in which event the sum of SEVENTEEN THOUSAND SIX HUNDRED FORTY- NINE AND 60/100 ($17,649.60) DOLLARS appearing in subsection C of Section 29.04 of this Lease (as said sum may previously have been adjusted pursuant to the provisions of this Lease) shall be increased in like amounts. However, if it shall be so determined that the full value to Tenant of such services does not exceed the sum of TWENTY THOUSAND FORTY AND 00/100 ($20,040.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (a) of this subsection v), no such agreement shall be executed and there shall be no increase or decrease in the Fixed Rent by reason of such determination.

                       (vi) The number of subtenants set forth in the first
(1st) sentence of Section 11.03.A(i) shall be increased by one (1).

                  SECTION 43.03. Tenant agrees to accept the Second Additional Space in the condition which shall exist on the Second Additional Space Commencement Date of the term applicable thereto "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Second Additional Space for Tenant's occupancy except that the provisions of this Section 43.03 shall not be deemed to diminish the obligations of Owner under Article 9.

                  SECTION 43.04. Tenant presently occupies the Second Additional Space as a subtenant of Herman Miller, Inc. whose lease with Owner expires on October 31, 1997, unless sooner terminated pursuant to any of the terms, covenants or conditions of said lease or pursuant to law. Notwithstanding anything to the contrary contained in this Lease, if Herman Miller, Inc. does not vacate and surrender the Second Additional Space to Owner on or prior to October 31, 1997, then (i) the Demised Term applicable to the Second Additional Space shall not commence on November 1, 1997, but shall, instead, commence on the date next following the date that Herman Miller, Inc. has vacated and surrendered the Second Additional Space to Owner, (ii) the Demised Term applicable to the Second Additional Space shall nevertheless end on October 31, 2007, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property Law or any successor law of like import to rescind this Lease or rescind its obligations with respect to the Lease, (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Second Additional Space to Tenant on November 1, 1997 and (vi) Owner shall institute on or before December 1, 1997 possession proceedings against Herman Miller, Inc. and shall prosecute such proceedings with reasonable diligence.

                                   ARTICLE 44

                             THIRD ADDITIONAL SPACE

                  SECTION 44.01. Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the forty-first (41st) floor of the Building indicated by outlining and diagonal markings on the floor plan, initialled by the parties, annexed hereto as Exhibit 3 (referred to herein as the "Third Additional Space") upon all of the then executory terms, covenants and conditions contained in this Lease including, but not limited to, the provisions of Article 23, and the definitions of "Owner's Basic Tax Liability" and "Base Operating Expenses" except as otherwise provided in this Article, for a term to commence on October 1, 2002 and to end on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law. The date upon which the term applicable to the Third Additional Space shall commence is sometimes referred to herein as the "Third Additional Space Commencement Date."

                  SECTION 44.02. On the Third Additional Space Commencement Date, this Lease shall be deemed modified as follows:

                       (i) The Demised Premises shall include the Third Additional Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein as of Third Additional Space Commencement Date or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease;

                       (ii) The Fixed Rent shall be increased by ONE HUNDRED SEVENTY-NINE THOUSAND FOUR HUNDRED THIRTY-SEVEN AND 60/100 ($179,437.60) DOLLARS, and the monthly installments shall be increased by FOURTEEN THOUSAND NINE HUNDRED FIFTY-THREE AND 13/100 ($14,953.13) DOLLARS;

                       (iii) The Demised Premises Area as defined in Section
23.01 shall be increased by 7,354 square feet.

                       (iv) The sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS appearing in subsection C of Section 29.04 (as said sum may have been increased or decreased pursuant to the provisions of this Lease) shall be increased by the sum of SEVENTEEN THOUSAND SIX HUNDRED FORTY-NINE AND 60/100 ($17,649.60) DOLLARS subject to the provisions of subsection V of this Section.

                             (v) (a) If at any time or times between the date
of this Lease and the Third Additional Space Commencement Date the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Owner in connection therewith shall be increased or decreased, then the amount of the increase in the Fixed Rent set forth in subsection (ii) of this Section shall be increased or decreased as the case may be, in an annual amount which shall fairly reflect the estimated increase or decrease, as the case may be, in the annual cost to Owner of furnishing electrical service to Tenant in the Third Additional Space. If, within ten (10) days after any such increase or decrease, Owner and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, then, in lieu of such agreement, the estimated increase or decrease, as the case may be, in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the Third Additional Space shall be finally determined by an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant who shall certify such determination in writing to Owner and Tenant. Following any such agreement or determination, Owner and Tenant shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease by (x) increasing or decreasing, as the case may be, the Fixed Rent for the entire term applicable to the Third Additional Space, in an annual amount equal to such estimated increase or decrease in the annual cost to Owner of furnishing electrical service to Tenant in the Third Additional Space, as so agreed and determined and (y) increasing or decreasing, as the case may be, the sum of SEVENTEEN THOUSAND SIX HUNDRED FORTY-NINE AND 00/100 ($17,649.60) DOLLARS appearing in subsection (iv) of this Section 44.02 in a like amount.

                       (b) The parties agree that although the charge for the service of redistributing and furnishing electrical energy in the Third Additional Space is included in the increase in the Fixed Rent set forth in subsection (ii) of this Section on a so-called "rent inclusion" basis, the value to Tenant of such service may not be fully reflected in said increase in the Fixed Rent. Accordingly, Tenant agrees that Owner shall have the right to cause an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant to make a determination at any time after the commencement of Tenant's normal business activities in the entire Third Additional Space, of the full value to Tenant of such service supplied by Owner, to wit: the potential electrical energy supplied to Tenant annually based upon the estimated capacity of the electrical feeders, risers and wiring and other electrical facilities serving the Third Additional Space. If it shall be determined that the full value to Tenant of such service is in excess of the sum of SEVENTEEN THOUSAND SIX HUNDRED FORTY-NINE AND 60/100 ($17,649.60) DOLLARS [as said sum may previously have been adjusted pursuant to the provisions of subdivision (A) of this subsection (v)], the parties shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease as of the date of the Third Additional Space Commencement Date by further increasing the Fixed Rent for the remainder of the Demised Term by an annual amount equal to such excess, in which event the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS appearing in subsection C of Section 29.04 of this Lease (as said sum may previously have been adjusted pursuant to the provisions of this Lease) shall be increased in like amounts. However, if it shall be so determined that the full value to Tenant of such services does not exceed the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (a) of this subsection V), no such agreement shall be executed and there shall be no increase or decrease in the Fixed Rent by reason of such determination.

                             (vi) The number of subtenants set forth in the
first (1st) sentence of Section 11.03.A.(i) shall be increased by two (2).

                  SECTION 44.03. Tenant agrees to accept the Third Additional Space in the condition which shall exist on the Third Additional Space Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Third Additional Space for Tenant's occupancy except that the provisions of this
Section 44.03 shall not be deemed to diminish the obligations of Owner under
Article 9.

                  SECTION 44.04. The Third Additional Space is presently affected by a lease between Owner and Tenant dated November 1, 1995 (said lease, as modified by written agreements, is referred to as "Tenant's Existing 41st Floor Lease"), for a term which shall expire on September 30, 2002 unless sooner terminated pursuant to any of the terms, covenants or conditions of Tenant's Existing 41st Floor Lease or pursuant to law. Nothing contained in this Lease shall be deemed a waiver by Owner of any rights or remedies relating to Tenant's Existing 41st Floor Lease. Any default under Tenant's Existing 41st Floor Lease shall be deemed an Event of Default under this Lease with the effect that the termination of either of Tenant's Existing 41st Floor Lease pursuant to the provisions of Article 16 thereof (entitled "Default") or Article 17 thereof (entitled "Remedies") shall automatically terminate this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof with the same force and effect as if this Lease had been terminated in accordance with the provisions of Articles 16 and 17 hereof. No provisions of Tenant's Existing 41st Floor Lease shall be deemed carried over into or made a part of this Lease except as expressly set forth in this Lease. Occupancy of the Third Additional Space or any part thereof by Tenant or any person claiming through or under Tenant prior to the Third Additional Space Commencement Date shall be deemed to be occupancy under Tenant's Existing 41st Floor Lease and shall be subject to all of the applicable terms, covenants or conditions thereof; occupancy thereof by Tenant or any such person on or after the Third Additional Space Commencement Date shall be deemed to be occupancy under this Lease and shall be subject to all of the terms, covenants and conditions hereof. Continuing occupancy of all or any part of the Third Additional Space by Tenant or any person claiming through or under Tenant after the expiration of the term of Tenant's Existing 41st Floor Lease shall be deemed to constitute delivery of possession of the Third Additional Space to Tenant on the Third Additional Space Commencement Date under this Lease.

                                   ARTICLE 45

                             FOURTH ADDITIONAL SPACE

                  SECTION 45.01. Owner hereby leases to Tenant and Tenant hereby hires from Owner the remainder of the fortieth (40th) floor of the Building (referred to herein as the "Fourth Additional Space") upon all of the then executory terms, covenants and conditions contained in this Lease including, but not limited to, the provisions of Article 23, and the definitions of "Owner's Basic Tax Liability" and "Base Operating Expenses" except as otherwise provided in this Article, for a term to commence on May 1, 1998 and to end on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law. The date upon which the term applicable to the Fourth Additional Space shall commence is sometimes referred to herein as the "Fourth Additional Space Commencement Date."

                  SECTION 45.02. On the Fourth Additional Space Commencement Date, this Lease shall be deemed modified as follows:

                       (i) The Demised Premises shall include the Fourth Additional Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein as of Fourth Additional Space Commencement Date or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease;

                       (ii) The Fixed Rent shall be increased as follows:

                             (a) With respect to the period from the Fourth
Additional Space Commencement Date to and including September 30, 2002 the Fixed Rent shall be increased by ONE HUNDRED TWENTY-NINE THOUSAND TWENTY-FOUR AND 00/100 ($129,024.00) DOLLARS, and the monthly installments shall be increased by TEN THOUSAND SEVEN HUNDRED FIFTY-TWO AND 00/100 ($10,752.00) DOLLARS; and

                             (b) With respect to the remainder of the Demised
Term the Fixed Rent shall be increased by ONE HUNDRED FORTY THOUSAND FIVE HUNDRED FORTY-FOUR AND 00/100 ($140,544.00) DOLLARS, and the monthly installments shall be increased by ELEVEN THOUSAND SEVEN HUNDRED TWELVE AND 00/100 ($11,712.00) DOLLARS.

                       (iii) The Demised Premises Area as defined in Section
23.01 shall be increased by 5,760 square feet.

                       (iv) The sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS appearing in subsection C of Section 29.04 (as said sum may have been increased or decreased pursuant to the provisions of this Lease) shall be increased by the sum of THIRTEEN THOUSAND EIGHT HUNDRED TWENTY-FOUR AND 00/100 ($13,824.00) DOLLARS subject to the provisions of subsection V of this Section.

                       (v) (a) If at any time or times between the date of this Lease and the Fourth Additional Space Commencement Date the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Owner in connection therewith shall be increased or decreased, then the amount of the increase in the Fixed Rent set forth in subsection (ii) of this Section shall be increased or decreased as the case may be, in an annual amount which shall fairly reflect the estimated increase or decrease, as the case may be, in the annual cost to Owner of furnishing electrical service to Tenant in the Fourth Additional Space. If, within ten (10) days after any such increase or decrease, Owner and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, then, in lieu of such agreement, the estimated increase or decrease, as the case may be, in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the Fourth Additional Space shall be finally determined by an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant who shall certify such determination in writing to Owner and Tenant. Following any such agreement or determination, Owner and Tenant shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease by (x) increasing or decreasing, as the case may be, the Fixed Rent for the entire term applicable to the Fourth Additional Space, in an annual amount equal to such estimated increase or decrease in the annual cost to Owner of furnishing electrical service to Tenant in the Third Additional Space, as so agreed and determined and (y) increasing or decreasing, as the case may be, the sum of THIRTEEN THOUSAND EIGHT HUNDRED TWENTY-FOUR AND 00/100 ($13,824.00) DOLLARS appearing in subsection (iv) of this Section 45.02 in a like amount.

                             (b) The parties agree that although the charge for
the service of redistributing and furnishing electrical energy in the Fourth Additional Space is included in the increase in the Fixed Rent set forth in subsection (ii) of this Section on a so-called "rent inclusion" basis, the value to Tenant of such service may not be fully reflected in said increase in the Fixed Rent. Accordingly, Tenant agrees that Owner shall have the right to cause an independent electrical engineer or consulting firm selected and paid for by Owner and approved by Tenant to make a determination at any time after the commencement of Tenant's normal business activities in the entire Fourth Additional Space, of the full value to Tenant of such service supplied by Owner, to wit: the potential electrical energy supplied to Tenant annually based upon the estimated capacity of the electrical feeders, risers and wiring and other electrical facilities serving the Fourth Additional Space. If it shall be determined that the full value to Tenant of such service is in excess of the sum of THIRTEEN THOUSAND EIGHT HUNDRED TWENTY-FOUR AND 00/100 ($13,824.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (A) of this subsection (v), the parties shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner, modifying this Lease as of the date of the Fourth Additional Space Commencement Date by further increasing the Fixed Rent for the remainder of the Demised Term by an annual amount equal to such excess, in which event the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100 ($17,688.00) DOLLARS appearing in subsection C of Section 29.04 of this Lease (as said sum may previously have been adjusted pursuant to the provisions of this Lease) shall be increased in like amounts. However, if it shall be so determined that the full value to Tenant of such services does not exceed the sum of THIRTEEN THOUSAND EIGHT HUNDRED TWENTY-FOUR AND 00/100 ($13,824.00) DOLLARS (as said sum may previously have been adjusted pursuant to the provisions of subdivision (a) of this subsection V), no such agreement shall be executed and there shall be no increase or decrease in the Fixed Rent by reason of such determination.

                       (vi) The number of subtenants set forth in the first
(1st) sentence of Section 11.03.A.(i) shall be increased by one (1).

                  SECTION 45.03. Tenant agrees to accept the Fourth Additional Space in the condition which shall exist on the Fourth Additional Space Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Fourth Additional Space for Tenant's occupancy except that the provisions of this
Section 45.03 shall not be deemed to diminish the obligations of Owner under
Article 9.

                  SECTION 45.04. Upon demand of Owner, Tenant will execute, acknowledge, and deliver to Owner an instrument, in form satisfactory to Owner stating whether or not Tenant has exercised the option set forth in this Article and, in the event Tenant has exercised such option, setting forth all of the modifications in this Lease resulting from the application of the provisions of this Article, including, but not limited to, Fourth Additional Space Commencement Date. Neither Owner's failure to demand the execution and delivery of any such instrument nor Tenant's failure to execute and deliver such instrument shall vitiate the foregoing provisions of this Article.

                  SECTION 45.05. A. The Fourth Additional Space is presently affected by a lease between Owner and Spring Industries (referred to as the "Present Fourth Additional Space Occupant") for a term to expire on April 30, 1998, unless sooner terminated pursuant to any of the terms, covenants or conditions of the lease with the Present Fourth Additional Space Occupant or pursuant to law. Notwithstanding anything to the contrary contained in this Lease, if the Present Fourth Additional Space Occupant does not vacate and surrender the Fourth Additional Space to Owner prior to April 30, 1998, then (i) the Demised Term applicable to the Fourth Additional Space shall not commence on May 1, 1998, but shall, instead, commence on the date next following the date that the Present Fourth Additional Space Occupant has vacated and surrendered the Fourth Additional Space to Owner, (ii) the Demised Term applicable to the Fourth Additional Space shall nevertheless end on October 31, 2007, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property Law or any successor law of like import to rescind this Lease or rescind its obligations with respect to the Lease, (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Fourth Additional Space to Tenant on May 1, 1998, and
(vi) Owner shall institute, on or before May 20, 1998, possession proceedings against the Present Fourth Additional Space Occupant and shall prosecute such proceedings with reasonable diligence.

                       B. If the Present Fourth Additional Space Occupant shall fail to vacate and surrender the Fourth Additional Space to Owner by January 31, 1999, Tenant shall have the single right by notice given to Owner on or prior to February 20, 1999, to terminate this Lease and the Demised Term with respect to the Fourth Additional Space only and in the event such notice is given, this Lease and the Demised Term shall terminate with respect to the Fourth Additional Space only and come to an end on the date of the giving of such notice and Owner and Tenant shall be released and discharged of and from any and all liability under the provisions of this Lease with respect to the Fourth Additional Space only. Time is of the essence with respect to the giving of such notice by Tenant to Owner and in the event that Tenant shall fail to give any such notice on or prior to February 20, 1999, any notice given by Tenant to Owner after said date purporting to exercise such right shall be deemed of no force and effect and the Demised Term applicable to the Fourth Additional Space shall commence in accordance with the provisions of Section 45.05.A. Notwithstanding the exercise of Tenant's option to terminate this Lease with respect to the Fourth Additional Space only pursuant to the provisions of this Section 45.05.B., Tenant shall remain obligated under the remaining terms and provisions of this Lease.

         IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                            41 MADISON COMPANY

Witness:

/s/Signature Illegible                      By: /s/Signature Illegible
----------------------                          -------------------------------
                                                        Owner
                                                Name:

                                                Title: Partner

                                            NCI ADVERTISING, INC.

Witness:

Attest:

/s/Signature Illegible                      By: /s/Thomas C. MacKay
----------------------                          -------------------------------
                                                        Tenant

                                                Name: Thomas C. MacKay

                                                Title: Executive Vice President

                         CORPORATE TENANT ACKNOWLEDGMENT


STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )

         On this 3rd day of October, 1996, before me personally came Thomas C. Mackay, to me known, who being by me duly sworn, did depose and say that he resides in 9 Applewood Drive, City of Hopewell, State of New Jersey, that he is the Exec. Vice President of the corporation described in and which executed the foregoing Lease, as Tenant; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                         /s/ Donna Hitz
                                         --------------
                                         Notary Public
                                         [STAMP OMITTED]

                                   SCHEDULE A

                                 BUILDING RULES

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. Any tenant whose premises are situate on the ground floor of the Building shall, at said tenant's own expense, keep the sidewalks and curb directly in front of said premises clean and free from ice and snow.

         2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Owner. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Owner. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Owner.

         3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant or of the Building without the prior consent of Owner. Interior signs on doors and directory tablets, if any, shall be of a size, color and style approved by Owner.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

         5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible or explosive fluid, material, chemical or substance in or about the premises demised to such tenant.

         7. Subject to the provisions of Article 3, no tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. Subject to the provisions of
Article 3, no boring, cutting or stringing of wires shall be permitted, except with the prior consent of Owner, and as Owner may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner reasonably approved by Owner.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of Owner. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

         9. Without the prior consent of Owner, no tenant shall use or occupy, or permit any portion of the premises demised to tenant to be used or occupied for the storage of merchandise (except for the storage of sample products to be displayed in such tenant's showroom), or for the sale of merchandise, goods or property of any kind at auction.

         10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof, unless Tenant shall furnish Owner with key or other device necessary to open such locks, bolts or mechanisms. Each tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

         12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Owner or its agents may determine, from time to time. Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's lease.

         13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers, giving an address at the Building.

         14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning, towels, or other like service, from any company or persons not reasonably approved by Owner, such approval not unreasonably to be withheld.

         15. Owner shall have the right to prohibit any advertising by any tenant or occupant which, in Owner's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Owner, such tenant or occupant shall refrain from or discontinue such advertising.

         16. Owner reserves the right to exclude from the Building, between the hours of 6 P.M. and 8 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Owner. Owner will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Owner for all acts of such persons.

         17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed.

         18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Owner's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         19. No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

         20. The requirements of tenants will be attended to only upon application at the office of Owner. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of Owner.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Owner may require.

         23. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Owner, and shall employ such exterminators therefor as shall be approved by Owner.

         24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Owner, for the sale, at retail, whether directly, by mail order or otherwise, of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         25. No tenant shall clean, or permit to be cleaned, any window of the Building from the outside in violation of Section 202 of the New York Labor Law or any successor law or statute, or of the rules of the Board of Standards and Appeals or of any board or body having or asserting jurisdiction.

         26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Owner. If any such matter requires special handling, only a person holding a Master Rigger's license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

         27. No borrowed lights (display windows) in the partitioning separating the premises demised to any tenant from the Building's public corridors shall be obstructed in any manner by the tenant.

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                               PAGE

Alteration(s)                                                                 3
Building                                                                      1
Building Rules                                                               60
Business days                                                                60
Cash Security                                                                62
Chairman                                                                     61
Commencement Date                                                             1
Cooling Tower                                                            58, 75
Deficiency                                                                   36
Demised Premises                                                              1
Demised Term                                                                  1
Earlier Termination Date                                                     23
Eliminated Space                                                             24
Elimination Date                                                             24
Elimination Period                                                           24
Event of Default                                                             34
Events of Default                                                            34
Expiration Date                                                               1
Fixed Rent                                                                    1
Governmental Authority                                                       11
Holidays                                                                     60
Legal Requirements                                                           11
Letter of Credit                                                             61
Other Space                                                                  40
Owner                                                                         1
Owner's Asbestos Work                                                         8
Owner's Parties                                                              64
Owner's Work Contribution                                                    71
Partnership Tenant                                                           50
Person, persons                                                              60
Present Occupant                                                             30
Prime rate                                                                   60
Proposed Sublet Statement                                                    23
Real Property                                                                 1
Restoration Period                                                           24
Saturdays                                                                    60
Subletting Profit                                                            26
Tenant                                                                        1
Tenant's Additional Cooling Tower Use Charge                                 58
Tenant's Additional Supplemental A/C Unit                                    58
Tenant's Current Cooling Tower Use Charge                                58, 75
Tenant's Existing Alterations                                                71
Tenant's Existing Lease                                                      75
Tenant's Existing Letter of Credit                                           61
Tenant's Existing Supplemental A/C Unit                                  58, 75

Tenant's Personal Property                                                    9

                 [EXHIBIT - FLOOR PLAN - PORTION OF 40TH FLOOR]

                  [EXHIBIT - FLOOR PLAN PORTION OF 30TH FLOOR]

                   [EXHIBIT- FLOOR PLAN PORTION OF 41ST FLOOR]

                                    EXHIBIT 4

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

         AGREEMENT made as of the day of, , among 41 MADISON COMPANY, a New York partnership having its principal office at 41 Madison Avenue, New York, New York, as landlord (referred to herein as "OWNER"); , a corporation having an office at New York, New York, as tenant (referred to herein as "TENANT-ASSIGNOR"), and, a corporation having an office at, New York, New York (referred to herein as "ASSIGNEE").

                              W I T N E S S E T H:

         WHEREAS:

         1. Under date of, OWNER entered into a lease with TENANT-ASSIGNOR for in the building known as 41 Madison Avenue, New York, New York; and

         2. The term demised in said lease is fixed to expire on unless sooner terminated pursuant to any of the terms, covenants or conditions of said lease or pursuant to law (the aforesaid lease, as modified by various written agreements, if any, is referred to as the "Lease"; and the premises demised therein, together with all appurtenances, fixtures, additions and other property attached thereto or installed therein are referred to herein as the "Demised Premises"); and

         3. TENANT-ASSIGNOR now desires to assign its interest as Tenant under the Lease to ASSIGNEE and ASSIGNEE desires to succeed to the interest of TENANT-ASSIGNOR as Tenant under the Lease and is willing to assume the observance and performance of the obligations of Tenant under the Lease; and

         4. OWNER is willing to consent to the proposed assignment, subject to the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         FIRST: TENANT-ASSIGNOR hereby assigns, transfers and sets over unto ASSIGNEE all of TENANT- ASSIGNOR'S right, title and interest as Tenant under the Lease as of the date of this Agreement.

         SECOND: ASSIGNEE, for the benefit of OWNER and TENANT-ASSIGNOR, hereby agrees to assume, keep, observe and perform each and every one of the terms, covenants and conditions of the Lease on Tenant's part to be observed or performed including, but not limited to, all obligations of the Tenant under the Lease originating or accruing from and after the date of this Agreement, all with the same force and effect as if ASSIGNEE had executed the Lease as the Tenant originally named therein. ASSIGNEE hereby agrees that the Demised Premises will be used solely for the purpose set forth in Article 2 of the Lease and for no other purpose and use.

         THIRD: TENANT-ASSIGNOR and ASSIGNEE represent and warrant to OWNER that the Lease and Demised Premises are not encumbered by any prior transfer, assignment, mortgage, lien, assessment or encumbrance of whatever nature, and [insert Alternate 1 or 2, whichever applies: Alternate 1: TENANT- ASSIGNOR and ASSIGNEE represent and warrant to OWNER that no broker is responsible for bringing about this Agreement. Alternate 2: TENANT-ASSIGNOR and ASSIGNEE represent and warrant to OWNER that ______________, (referred to herein as "Broker") is the sole broker with whom TENANT-ASSIGNOR and

ASSIGNEE negotiated in bringing about this Agreement. TENANT-ASSIGNOR and ASSIGNEE agree to indemnify Owner and save Owner harmless from and against all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any claim for a brokerage commission or other compensation by Broker or any other broker or person in connection with the execution and delivery of this Agreement and the transaction contemplated by this Agreement.]

         FOURTH: Subject to the provisions of this Agreement, OWNER hereby consents to the foregoing assignment. OWNER's consent shall not in any way be construed to relieve ASSIGNEE from obtaining the express consent, in writing, of OWNER to any further assignment of the Tenant's interest in the Lease.

         FIFTH: TENANT-ASSIGNOR, for the benefit of OWNER, (a) waives all notices of default which may be given to ASSIGNEE and all other notices of every kind or description now or hereafter provided in the Lease by statute or rule of law, and (b) agrees that, notwithstanding the foregoing assignment and OWNER's consent thereto, TENANT-ASSIGNOR's obligations with respect to the Lease shall not be discharged, released or impaired by (i) this assignment, (ii) any amendment or modification of the Lease, whether or not the obligations of Tenant are increased thereby, (iii) any further assignment or transfer of Tenant's interest in the Lease, (iv) any exercise, non-exercise or waiver by OWNER of any right, remedy, power or privilege under, or with respect to the Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant, under the Lease, (vi) any insolvency, bankruptcy, liquidation, reorganization, arrangement, dissolution, or similar proceeding involving or affecting ASSIGNEE or any further assignee, (vii) any act or thing which, but for the provisions of this assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which TENANT-ASSIGNOR hereby consents in advance, and (c) TENANT-ASSIGNOR expressly waives and surrenders any defenses as assignor which may now or hereafter exist to its liability under the Lease, it being the purpose and intent of OWNER and TENANT-ASSIGNOR that the obligations of TENANT-ASSIGNOR hereunder as assignor shall be absolute and unconditional under any and all circumstances.

         SIXTH: TENANT-ASSIGNOR and ASSIGNEE agree to pay to OWNER, upon demand, as additional rent under the Lease, reasonable counsel fees incurred by OWNER in connection with the assignment by TENANT-ASSIGNOR to ASSIGNEE of the Tenant's interest under the Lease and with the preparation and execution of this Agreement.

         SEVENTH: Except as expressly modified by the foregoing provisions of this Agreement the Lease is hereby ratified and confirmed in all respect by each of the parties to this Agreement.

         EIGHTH: The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                                             41 MADISON COMPANY

                                             By: _______________________________
                                                          a partner
                                                                  Owner

By: ___________________________              By: _______________________________
    TENANT-ASSIGNOR                              ASSIGNEE

STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On the            day of                         ,           ,
before me personally came                   , to me known, who, being by me duly
sworn, did depose and say that he resides at
that he is the                            of                               , the
corporation described in and which executed the foregoing Assignment and Assumption of Lease; as Tenant- Assignor; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                           -------------------------------------
                                                        Notary Public




STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On the            day of                              ,      ,
before me personally came                   , to me known, who, being by me duly
sworn, did depose and say that he resides at
that he is the                            of                               , the
corporation described in and which executed the foregoing Assignment and Assumption of Lease; as Assignee; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                           -------------------------------------
                                                        Notary Public

                           ADDITIONAL SPACE AGREEMENT

         AGREEMENT made as of the 12th day of February, 1998 between 41 MADISON COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and NCI ADVERTISING, INC., a New York corporation having an office at 41 Madison Avenue, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                                   WITNESSETH:

                  WHEREAS:

                  (1) Under date of October 4, 1996, Owner and Tenant entered into a lease now affecting the entire twenty-seventh (27th), twenty-eighth
(28th), twenty-ninth (29th) and forty-second (42nd) floors and portions of the thirtieth (30th), fortieth (40th) and forty-first (41st) floors in the building (referred to herein as the "Building") known as 41 Madison Avenue, Borough of Manhattan, City, County and State of New York; and

                  (2) Said lease is for a term (referred to herein as the "Demised Term") which shall end on October 31, 2007, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

                  (3) Tenant now desires to lease and add to the Demised Premises the entire thirty-first (31st) floor of the Building, and Owner is willing to lease said entire thirty-first (31st) floor to Tenant, subject to the provisions of this Agreement (said thirty-first (31st) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Additional Space"):

                  (4) Notwithstanding the provisions of paragraph (3) above, and subject to the provisions of Article THIRD, Tenant acknowledges that the entire thirty-first (31st) floor may not be available at the same time and that when any remaining balance thereof is delivered to Tenant such remaining balance of the thirty-first (31st) floor shall be deemed added to the Demised Premises at such time and in accordance herewith. For the purposes of this Agreement, subject to the provisions of Article THIRD, the initial portion of the Additional Space to be made available to Tenant on or about February 16, 1998 consisting of approximately 4,300 rentable square feet is referred to herein as the "Initial Available Portion", which is indicated by outlining and diagonal markings on the floor plan, identified as Exhibit "1", initialled by the parties, annexed hereto and made part hereof, and the balance of the Additional Space to be made available to Tenant on or about August 1, 1998 consisting of approximately 8,250 rentable square feet is referred to herein as the "Remaining Portion"; and

                   (5) The parties desire to record herein their understandings with respect to the foregoing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         FIRST: The Lease is hereby modified as follows:

         a. Owner hereby leases to Tenant and Tenant hereby leases from Owner the Additional Space for a term to commence, subject to the provisions of paragraph b. of this Article FIRST, five (5) days next following notice to Tenant of the availability of all or any portion of the Additional Space and to end on the Expiration Date of the Lease, i.e. October 31, 2007, unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law (the date on which the term applicable to all or any portion of the Additional Space shall commence is sometimes referred to herein as the "Additional Space Commencement Date").

         b. Tenant acknowledges that Owner has made no representations to Tenant as to the condition of the Additional Space and Tenant agrees to accept possession of the Additional Space "as is" and in its condition as of the date hereof, subject to reasonable wear and tear, and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Additional Space for Tenant's occupancy, other than to deliver the Additional Space vacant and broom clean, subject to the provisions of Article THIRD hereof. In addition, Tenant acknowledges that there is no interior "house" (i.e., Building) HVAC in the west end portion of the Additional Space. Air conditioning to such portion of the Additional Space is presently provided by existing supplemental unit(s). Owner does not warrant the efficacy of such units, it being understood that Tenant shall take same in their "where is, as is" condition. Owner shall be responsible to maintain same, at Owner's expense, unless any damage to same or any repair is required thereto due to any acts, omissions or negligence of Tenant or anyone claiming through or under Tenant and in such event, Tenant shall make any repairs to same, at Tenant's expense. Owner shall have no liability to Tenant with respect to the operation of such supplemental air conditioning unit(s) and the failure of such unit(s) to operate in any manner shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

         c. From and after the Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

         (1) The Demised Premises shall include the Additional Space for all purposes of the Lease;

         (2) The Fixed Rent reserved in the Lease shall be increased, subject to the provisions of subparagraph (4) of this Paragraph c by the rate of THIRTY and 00/100 ($30.00) DOLLARS per rentable square foot, per annum for each of the first (1st) and second (2nd) years of the Demised Term applicable to the Additional Space or any portion thereof and THIRTY-TWO and 00/100 ($32.00) DOLLARS per rentable square foot, per annum for the remainder of the Demised Term and the monthly installments of Fixed Rent shall be increased accordingly to conform with such increases in the Fixed Rent. In the event the Additional Space Commencement Date shall occur on a date other than the first
         (1st) day of any calendar month, Tenant shall pay to Owner, on the first (1st) day of the month next succeeding the month during which the Additional Space Commencement Date shall occur its pro-rata per diem rental for the period from the Additional Space Commencement Date to the last day of the month in which the Additional Space Commencement Date shall occur, both days inclusive, applicable to the pertinent Additional Space;

         (3) The sum of "SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT and 00100 ($17,688.00) DOLLARS" appearing in subsection C of Section 29.04 of the Lease (as said sum may have been increased or decreased pursuant to the provisions of said Section and the Lease), shall be increased by the sum determined by the product determined by multiplying 2.40 by the number of rentable square feet initially added to the Additional Space, subject to the provisions of subparagraph (4) of this Paragraph c;

         (4) (i) If at any time or times between February 16, 1998 and the effective Additional Space Commencement Date, the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Owner in connection therewith shall have been increased or decreased, the Fixed Rent set forth in subparagraph (2) of this Paragraph c. shall be increased or decreased, as the case may be, in an annual amount which shall fairly reflect the estimated increase or decrease, as the case may be, in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the Additional Space. If within ten (10) days after Owner shall have notified Tenant of any such increase or decrease Owner and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, then, in lieu of such agreement, the estimated increase or decrease, as the case may be, in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the Additional Space shall be finally determined by an independent electrical engineer or electrical consulting firm selected by Owner and approved by Tenant, whose approval shall not be unreasonably withheld or delayed, and who shall certify such determination in writing to Owner and Tenant.

\         Following any such agreement or determination. Owner and Tenant shall enter into a written supplementary agreement, in form reasonably satisfactory to Owner modifying the Lease by (x) increasing or decreasing, as the case may be, the Fixed Rent for the entire term applicable to the Additional Space in an amount equal to such estimated increase or decrease in the annual cost to Owner of redistributing or furnishing electrical service to Tenant in the Additional Space as so agreed or determined and (y) increasing or decreasing, as the case may be, the sum appearing in subparagraph (3) of this Paragraph c. in a like amount;

         (ii) The parties agree that although the charge for the service of redistributing and furnishing electrical energy in the Additional Space has been included in the increase in the Fixed Rent set forth in subparagraph (2) of this Paragraph c. on a so-called "rent inclusion basis", Owner and Tenant agree that the value to Tenant of such service may not be fully reflected in said increase in the Fixed Rent. Accordingly, Tenant agrees that Owner shall have the right to cause an independent electrical engineer or electrical consulting firm selected by Owner and approved by Tenant, whose approval shall not be unreasonably withheld or delayed, to make a determination at any time following full commencement of Tenant's normal business activities in the entire Additional Space of the full value to Tenant on an annual basis of such services supplied by Owner, to wit: the potential electrical energy made available to Tenant annually based upon the estimated capacity of the electrical feeders, risers, wiring and other electrical facilities serving the Additional Space. If it shall be determined that the full value to Tenant of such service is in excess of the sum determined by subparagraph (3) of this Paragraph c. [as said sum may previously have been adjusted pursuant to the provisions of subdivision (i) of this subparagraph (4)], the parties shall enter into a written supplementary agreement in form reasonably satisfactory to Owner, modifying the Lease as of the commencement date of the term applicable to the Additional Space by further increasing the Fixed Rent for the remainder of the Demised Term by an annual amount equal to such excess, in which event the sum of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT and 00/100 ($17,688.00) DOLLARS" set forth in subsection
         C of Section 29.04 (as said sum may previously have been adjusted pursuant to the provisions of the Lease and this Agreement) shall be increased in a like amount. However, if it shall be so determined that the full value to Tenant of such services does not exceed the sum determined by subparagraph (3) of this Paragraph C [as said sum may previously have been adjusted pursuant to the provisions of subdivision
         (i) of this subparagraph (4)], no such agreement shall be executed and there shall be no increase or decrease in the Fixed Rent by reason of such determination:

         (5) The Demised Premises Area set forth in Section 23.01 of the Lease shall be increased by up to 12,550 square feet as follows: 4,300 on the Additional Space Commencement Date applicable to the Initial Available Portion and 8,250 on the Additional Space Commence Date applicable to the Remaining Portion.

         (6) The provisions of Section 11.03A(1) of the Lease shall be modified to the extent at no time shall there be more than three (3) occupants, including Tenant, on the entire thirty-first (31st) floor.

         SECOND: Tenant acknowledges that until such time as Owner delivers possession of all the Additional Space to Tenant, Tenant and Covington Industries Inc. will share occupancy of the Additional Space. Owner shall have no liability to Tenant with respect to the foregoing and such sharing of space shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

         THIRD: Tenant acknowledges that Owner has advised Tenant that the Additional Space is presently affected by a lease with Covington Industries Inc. (referred to as the "Present Occupant") for a term to expire on or about February 16, 1998 (the "First Occupancy Date") with respect to the Initial Available Portion and on or about August 1, 1998 (the "Second Occupancy Date") with respect to the Remaining Portion, unless sooner terminated pursuant to any of the terms, covenants or conditions of the lease with the resent Occupant or pursuant to law. Notwithstanding anything to the contrary contained in this Lease, if the Present Occupant does not vacate and surrender the Additional Space to Owner on or prior to the First Occupancy Date and/or the Second Occupancy Date, then (i) the Demised Term applicable to the Initial Available Portion or the Remaining

Portion shall not commence in accordance with this Agreement, but shall, instead, commence on the date next following the date that the Present Occupant has vacated and surrendered the Initial Available Portion and/or the Remaining Portion to Owner, as the case may be, (ii) the Demised Term shall nevertheless end October 31, 2007, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property or any successor law of like import to rescind this Lease or rescind its obligations with respect to the Lease and (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Additional Space or any portion thereof to Tenant on the Additional Space Commencement Date. However, Owner shall institute, within thirty (30) days after the expiration date of Present Occupant's lease, appropriate proceedings against such Present Occupant, and any other occupant then in possession of the Additional Space, in order to obtain possession thereof, and Owner shall thereafter prosecute such proceedings to completion with reasonable diligence.

         FOURTH: Tenant represents and warrants to Owner that no broker was responsible for bringing about this Agreement and that this Agreement was negotiated directly between Owner and Tenant.

         FIFTH: The parties hereto shall enter into a supplementary written agreement confirming the Fixed Rent with respect to the Additional Space set forth in ARTICLE FIRST, paragraph c. within a reasonable period of time after determination of the rentable square footage of the applicable portion thereof.

         SIXTH: Except to the extent expressly modified by the foregoing provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have here unto set their hands and seals as of the day and year first above written.

                                                       41 MADISON COMPANY, Owner

                                                     By: /s/ Signature Illegible
                                                         -----------------------

                                                   NCI ADVERTISING, INC., Tenant

                                                         By: /s/ Blanca Stephens
                                                             -------------------

STATE OF NEW YORK                   )
                                            ss.:
COUNTY OF NEW YORK                  )

         On the 12th day of February, 1998, before me personally came BLANCA STEPHENS to me known, who, being by me duly sworn, did depose and say that he resides at SOUTH HUNTINGTON, NY that he is the EXEC. VICE PRESIDENT of NELSON, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                                        /s/ Beatrix M. Henderson
                                                        ------------------------

                                                                   Notary Public

                                 [STAMP OMITTED]

                             [EXHIBIT 1 FLOOR PLAN]

                               41 MADISON COMPANY
                                 345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

                                            Dated: As of March 1, 1998

NCI Advertising, Inc.
41 Madison Avenue
New York, New York 10010

         Re: Agreement of lease dated as of October 4, 1996 between 41 Madison Company, as landlord ("Owner"), and NCI Advertising, Inc., as tenant ("Tenant"), affecting portions of the building known as 41 Madison Avenue, New York, New York, (said lease, as modified by various written agreements, including an agreement dated as of February 12, 1998, is referred to herein as the "Lease").

Gentlemen:

                  The parties hereto entered into an additional space agreement dated February 12, 1998 (sometimes referred to herein as the "Agreement") whereby Tenant leased and added additional space to the Demised Premises; to wit, the entire thirty-first (31st) floor of the Building. In the Agreement, the parties agreed to enter into a further agreement when and as such additional space was added to the Demised Premises.

                  This letter is written to set forth our understandings with respect to such Agreement and the Lease, as follows:

                  FIRST: The Lease and Agreement are hereby modified as follows:

                  A. Effective as of March 1, 1998, the parties agree that 4,300 rentable square feet of the Additional Space (defined as the "Initial Available Portion" in the Agreement) shall be deemed leased and added to the Demised Premises and the balance of the Additional Space, i.e., 9,142 rentable square feet (defined as the "Remaining Portion" in the Agreement), shall be deemed leased and added to the Demised Premises as of August 1, 1998, or such other date or dates that such balance of the Additional Space (or any portion thereof) is delivered to Tenant.

                  B. Effective as of March 1, 1998 to and including July 31, 1998, the Fixed Rent reserved in the Lease shall be increased by the sum of ONE HUNDRED THIRTY-NINE THOUSAND THREE HUNDRED TWENTY and 00/100 ($139,320.00) DOLLARS per annum; effective as of August 1, 1998 to and including February 29, 2000, the Fixed Rent reserved in the Lease shall be increased by the sum of FOUR HUNDRED THIRTY-FIVE THOUSAND FIVE HUNDRED TWENTY and 80/100 ($435,520.80) DOLLARS per annum; and effective as of March 1, 2000 for the remainder of the Demised Term, the Fixed Rent reserved in the Lease shall be increased be the sum of FOUR HUNDRED SIXTY-TWO THOUSAND FOUR HUNDRED FOUR and 80/100 ($462,404.80) DOLLARS per annum and the monthly installments of Fixed Rent shall be increased accordingly to conform with such increases in the Fixed Rent. In the event the Remaining Portion of the Additional Space is leased and added to the Demised Premises in stages or on different dates, Owner shall adjust the foregoing provisions of this paragraph B, paragraph C and paragraph D accordingly.

                  C. The sum of "SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-EIGHT and 00/100 ($17,688.00) DOLLARS" appearing in subsection C of Section 29.04 of the Lease (as said sum may have been increased or decreased pursuant to the provisions of said Section and the Lease), shall be increased by the sum of TEN THOUSAND THREE HUNDRED TWENTY and 00/100 ($10,320.000) DOLLARS as of March 1, 1998 and be further increased by the additional sum of TWENTY-ONE THOUSAND NINE HUNDRED FORTY and 80/100 ($21,940.80) DOLLARS as of August 1, 1998.

                  D. The Demised Premises Area set forth in Section 23.01 of the Lease shall be increased by 4,300 on March 1, 1998 and shall be further increased on August 1, 1998 by 9,142.

         SECOND: Tenant represents and warrants to Owner that no broker was responsible for bringing about this letter agreement.

         THIRD: Except to the extent expressly modified by the provisions of this letter agreement, the Lease is hereby ratified and confirmed in all respects and the capitalized terms used herein which are not defined herein shall have the same meaning ascribed to such terms in the Lease.

                  Please execute a copy of this letter agreement at the foot thereof to confirm your agreement with all of the foregoing.

                                       Very truly yours,

                                       41 MADISON COMPANY

                                       By
                                       Owner

AGREED:

NCI ADVERTISING, INC.

By:
         Name:                      Tenant
         Title:

STATE OF                            )
                                    )       :ss.:
COUNTY OF                           )

         On the day of March, 1998 before me personally came tome known, who, being by me duly sworn, did depose and say that she/he resides at
that she/he is the          of NCI ADVERTISING, INC., the corporation described
in and which executed the foregoing instrument, and that she/he signed her name thereto by authority of the Board of Directors of said corporation.


                                                          ----------------------
                                                                   Notary Public